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                                                                    Exhibit 10.3

                                 LOAN AGREEMENT

                                 By and Between

                         PACIFIC LIFE INSURANCE COMPANY,
                            a California corporation

                                    "Lender"

                                       and

                   THE COUNTRY CLUB LOAN PARTIES NAMED HEREIN

                            Dated as of June 2, 2003

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                                 LOAN AGREEMENT

                              (Country Club Loans)

     This LOAN AGREEMENT is entered into as of this 2nd day of June, 2003 (the "Agreement"), by and between PACIFIC LIFE INSURANCE COMPANY, a California corporation, ("Lender") and each of the Country Club Loan Parties identified on
Schedule I attached hereto, with reference to the following facts and circumstances:

                                    RECITALS

     A. Each Country Club Loan Party is the owner of the respective Country Club Property identified opposite the name of such Country Club Loan Party on
Schedule II attached hereto;

     B. The Country Club Loan Parties and CCI (collectively, the "Loan Parties"), have requested that Lender advance the proceeds of a loan in the aggregate maximum principal amount of Two Hundred Forty Million Dollars ($240,000,000.00) (the "Loan") to each Country Club Loan Party in the amount allocated to such Country Club Loan Party set forth opposite the name of such Country Club Loan Party on Schedule II (each such allocated amount of the Loan being referred to herein as a "Country Club Loan" and collectively as the "Country Club Loans");

     C. Lender has agreed to advance the proceeds of the Loan to the Country Club Loan Parties on the terms and conditions set forth herein;

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

     Section 1. Definitions: Certain Terms.

     1.1. Definitions. For purposes of this Agreement, the terms set forth below shall have the following meanings:

          "Affiliate" means, with respect to any specified Person, any other Person Controlling or Controlled by or under common Control with such specified Person.

          "Agreement" means this Agreement, the Schedules and Exhibits attached hereto, and any and all amendments, modifications, supplements, extensions, restatements and substitutions thereof and thereto.

          "Akron Management" means Akron Management Corp., d/b/a Firestone Country Club, an Ohio corporation.

          "ALTA Survey" is defined in Section 3.2(a)(i).

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          "ALTA Title Policy" means with respect to a Country Club Property an
ALTA policy of title insurance (1970 Form), in states where available, and otherwise an extended coverage policy of title insurance, and in each case (i) issued by the Title Company, (ii) with no exception for creditor's rights (unless the deletion of such exception for creditor's rights is prohibited by the law of the state in which such title policy is being issued), (iii) naming Lender as insured, (iv) in the Title Insurance Amount, and (iv) showing the Mortgage on such Country Club Property as an encumbrance thereon subject only to Permitted Encumbrances, and the balance of the policy reflecting a state of title satisfactory to Lender in its reasonable discretion.

          "Alternative Rate" means, for a particular day, either the method for calculating a market rate of interest that replaced the LIBOR Rate, or if there is no replacement for the LIBOR Rate, then a method for calculating a market rate of interest that is on the date of calculation as close to the LIBOR Rate as possible in terms of both the amount of the LIBOR Rate when last calculated for purposes of this Agreement and the fluctuations in the LIBOR Rate during the three (3) year period preceding the date the LIBOR Rate was last calculated for purposes of this Agreement (all as determined by Lender in its sole and absolute discretion). The Alternative Rate shall change daily when and as Lender shall determine.

          "Annual Compliance Certificate" is defined in Section 5.4(a)(xi).

          "Annual Debt Service" means for a Country Club Loan the interest and principal payments that would be paid on the Principal Indebtedness of such Country Club Loan outstanding on the applicable determination date during a period of four consecutive Fiscal Quarters, computed by (x) applying to the Principal Indebtedness a per annum rate of interest equal to the greater of (i) the applicable Contract Rate for such Country Club Loan or (ii) eight percent (8%), and (y) assuming monthly payments of interest in arrears, and (z) assuming a monthly payment of principal computed by amortizing the Principal Indebtedness outstanding on the applicable determination date over the number of months remaining until the Maturity Date of such Country Club Loan at the greater of
(i) the applicable Contract Rate for such Country Club Loan, or (ii) eight percent (8%). For purposes of determining Annual Debt Service, the applicable Contract Rate for a Country Club Loan that is a Variable Rate Loan shall be the Contract Rate in effect on the date of determination.

          "Applicable Time Period" is defined in Section 5.3(b)

          "Appropriate Filing Office" means the records office in which UCC-1 Financing Statements are filed, located in the State in which a filing is required to be made pursuant to the Texas UCC in order to perfect Lender's security interest in the collateral described therein.

          "Appropriate Officer" means with respect to a Loan Party, any of the chief financial officer, chief accounting officer or treasurer of such Loan Party.

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          "Appropriate Recording Office" means the office of public records in which instruments affecting title to real property are recorded, located in the State and County in which the Country Club Property is located.

          "Approved Financial Institution" means a commercial bank, savings and loan association or other depository approved by Lender.

          "Approved Original Property Closing Date Appraisal" is defined in
Section 2.3(b)(vii).

          Approved Original Property Substitution Date Appraisal" is defined in
Section 2.3(b)(vii).

          "Approved Substitute Property MAI Appraisal" is defined in Section 2.3(b)(vii).

          "Audited Statements" is defined in Section 5.2.

          "Basis Point" means one one-hundredth of one percent (.01%).

          "Braemar" means Braemar Country Club, Inc., a California corporation.

          "Braemar Property" means the real property described on Exhibit 1, and all Improvements located thereon and Personal Property related thereto.

          "Brookhaven" means Brookhaven Country Club, Inc., a Texas corporation.

          "Brookhaven Property" means the real property described on Exhibit 1, and all Improvements located thereon and Personal Property related thereto.

          "Business Day" means any day other than (i) a Saturday or a Sunday, or
(ii) a day on which federally insured depository institutions in the State of California are authorized or obligated by law, governmental decree or executive order to be closed.

          "Businesses" is defined in Section 4.25(a).

          "California Country Club Property" is defined in Section
3.2(a)(xxxvi).

          "Canyon Creek Property" means the real property described on Exhibit 1, and all Improvements located thereon and Personal Property related thereto.

          "Cap Agreements" means any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from fluctuations of interest rates, including interest rate cap or collar protection agreements, interest rate swap agreements or interest rate options, as the same may be amended or modified and in effect from time to time, and any and all terminations or assignments of any of the foregoing.

          "Capital Expenditure Project" is defined in Section 5.22.

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          "Capital Expenditures" means with respect to each Country Club
Property and any businesses conducted thereon: Capital Lease Obligations in connection with Capital Leases on equipment used in connection with such Country Club Property and the businesses conducted thereon, including, without limitation, golf carts, grounds equipment, and utility and maintenance vehicles; expenditures for physical improvements, including, without limitation, tenant improvements, septic systems, building additions, irrigation system improvements and additions, paving and repaving cart paths, parking areas and roadways, exterior painting, golf course renovations, and installation of new golf holes; acquisition of furniture, fixtures and equipment, including, without limitation, clubhouse furniture and fixtures, kitchen equipment, major utilities (for example, transformers), computer equipment and systems and telephone systems.

          "Capital Expenditures Amount" is defined in Section 5.3(b)

          "Capital Lease" is defined in the definition of Capital Lease Obligations.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) personal property (a "Capital Lease"), or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Cash Equivalents" is defined in Section 6.5.

          "CCI" means ClubCorp, Inc., a Delaware corporation.

          "CERA" is defined in Section 3.2(b).

          "CERA Depository Bank" is defined in Section 3.2(b).

          "Charges" is defined in Section 9.2.

          "CICR" is defined in Section 6.5.

          "CICR Cure" is defined in Section 6.3.

          "CICR Plan of Action" is defined in Section 6.3(c).

          "Closing" means the fulfillment of each of the conditions set forth in
Section 3.2 hereof that by the terms of said Section are to be fulfilled by the Closing Date (or the waiver thereof by Lender in writing).

          "Closing Certification" is defined in Section 3.2(a)(xiv).

          "Closing Date" means the date on which the Closing occurs.

          "CLR" is defined in Section 6.5.

          "CLR Cure" is defined in Section 6.2.

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          "CLR Plan of Action" is defined in Section 6.2(c).

          "ClubCorp Florida" means ClubCorp Golf of Florida, L.L.C., d/b/a East Lake Woodlands Country Club, a Delaware limited liability company.

          "ClubCorp Texas" means ClubCorp Golf of Texas, L.P., d/b/a Trophy Club Country Club, The Clubs at Stonebridge Ranch and The Clubs of Lakeway, d/b/a The Hills Country Club, a Texas limited partnership.

          "ClubCorp Texas GP" means ClubCorp Gen Par of Texas, L.L.C., a Delaware limited liability company, the sole general partner of ClubCorp Texas.

          "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder to the extent that, by reason of their proposed effective date, such proposed regulations would apply.

          "Collateral" means all property, whether Real Property or Personal Property, subject to the Liens of the Security Documents.

          "Consent to Assignment" is defined in Section 3.2(a)(xxix).

          "Consolidated EBITDA" is defined in Section 6.5.

          "Consolidated Interest Coverage Ratio" is defined in Section 6.5.

          "Consolidated Interest Expense" is defined in Section 6.5.

          "Consolidated Leverage Ratio" is defined in Section 6.5.

          "Consolidated Total Debt" is defined in Section 6.5.

          "Contingent Obligation" means any obligation of a Country Club Loan Party guaranteeing or effectively guaranteeing any indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any pledge or hypothecation of property by such Country Club Loan Party for the benefit of another and any obligation of such Country Club Loan Party, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability, of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable or if such

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Country Club Loan Party's obligation is less than the stated or determinable amount, the maximum reasonably anticipated liability of such Country Club Loan Party in respect thereof (assuming such Country Club Loan Party is required to perform thereunder) as determined by Lender in good faith.

          "Contract Rate" means the Three and Five Year Loan Contract Rate, the Seven Year Loan Contract Rate, or the Ten Year Loan Contract Rate, as applicable.

          "Control" means, as to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of a majority of voting rights or other beneficial interest, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative to the foregoing.

          "Controlling Interest" means the interest of a Controlling Person in another Person over which the Controlling Person has Control.

          "Controlling Ownership Interest" means, with respect to any Person, a Controlling Interest in such Person which arises out of direct or indirect beneficial ownership thereof.

          "Control Person" or "Controlling Person" means, as to any Person, any other Person that has the ability to exercise Control over such first Person.

          "Counterparty" means the provider of a Cap Agreement.

          "Country Club Loan" is defined in Recital B.

          "Country Club Loan Party" means each of Braemar, Brookhaven, Fair Oaks, Irving, New England Country Club, Richardson, Akron Management, Granch, Hackberry, Walnut Creek, Kingwood, Oak Pointe, ClubCorp Florida, ClubCorp Texas, Porter Valley, and San Francisco Tennis Club.

          "Country Club Loan Party Account" is defined in Section 3.2(c).

          "Country Club Loan Party Account Control Agreement" is defined in
Section 3.2(c).

          "Country Club Loan Party Bank" is defined in Section 3.2(c).

          "Country Club Property" means each of the Braemar Property, the Brookhaven Property, the Fair Oaks Ranch Property, the Las Colinas Property, the Ipswich Property, the Canyon Creek Property, the Firestone Property, the Gainey Ranch Property, the Hackberry Creek Property, the Walnut Creek Property, the Kingwood Property, the Oak Pointe Property, the Trophy Property, the East Lake Woodlands Property, the Porter Valley Property, the Stonebridge Ranch Property, the Lakeway Property, and the San Francisco Tennis Club Property.

          "DCR" means Debt Coverage Ratio.

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          "Debt Coverage Ratio" means the ratio of (x) the aggregate Net
Operating Income of the Country Club Loan Parties for which there remains outstanding Country Club Loans on the applicable determination date (after giving pro forma effect to any defeasance, release or substitution to be made pursuant to Section 2.3(b) of this Agreement), as set forth in the financial statements provided to Lender for the four Fiscal Quarters ending immediately prior to the applicable determination date, to (y) the aggregate Annual Debt Service for the outstanding Country Club Loans (after giving pro forma effect to any defeasance, release or substitution to be made pursuant to Section 2.3(b) of this Agreement).

          "Default Rate" has the meaning given the term in the Note.

          "Defeasance Date" is defined in Section 2.3(b)(v).

          "Defeasance Deposit" is defined in Section 2.3(b)(v).

          "Defeasance Loan Party" is defined in Section 2.3(b)(v).

          "Defeasance Notice" is defined in Section 2.3(b)(v).

          "Defeasance Security Agreement" is defined in Section 2.3(b)(v).

          "East Lake Woodlands Property" means the real property described on
Exhibit 1, and all Improvements located thereon and Personal Property related thereto.

          "Effective Gross Income" means for a Country Club Loan Party for the period in question all income, including, but not limited to, initiation deposits and fees, monthly dues, room revenue (if applicable), greens fees, cart rental income, and other income (excluding investment income) derived from the Country Club Property of such Country Club Loan Party, less cost of goods sold associated with such sources of income (all as determined in accordance with GAAP consistently applied.)

          "Engineer" is defined in Section 3.2(a)(xxxvi).

          "Environmental Costs" is defined in Section 8.2(f).

          "Environmental Indemnity" means, for each Country Club Property, an environmental indemnity, dated as of the Closing Date executed by the Country Club Loan Party that owns such Country Club Property, in favor of Lender.

          "Environmental Laws" means all federal, state, or local laws, statutes, codes, ordinances, rules, regulations, standards, policies or other governmental directives or requirements, as well as common law, including, without limitation, any judgments or orders applicable to the Loan Parties or the Real Properties, (whether now existing or hereafter enacted or promulgated), pertaining to human health, to the environment, to any Hazardous Substances (including, without limitation, the presence, discharge, generation, removal, transportation, storage or handling of Hazardous Substances), to industrial hygiene and/or to environmental conditions existing in, on, above, under, at, from or about the Real Properties, including, without limitation: (1) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and

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Reauthorization Act of 1986 (as now or hereafter amended, "CERCLA"), 42
U.S.C.(S)(S) 9601 et seq.; (2) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984 (as now or hereafter amended, "RCRA"), 42 U.S.C.(S)(S) 6901 et seq.; (3) the Toxic Substances Control Act (as now or hereafter amended, "TSCA"), 15 U.S.C.(S)(S) 2601 et seq.; (4) the Emergency Planning and Community Right-to-Know Act (as now or hereafter amended, "EPCRA"), 42 U.S.C.(S)(S) 11001 et seq.; (5) the Federal Water Pollution Control Act, also known as the Clean Water Act (as now or hereafter amended, "CWA"), 33 U.S.C.(S)(S) 1251 et seq.;
(6) the Clean Air Act, as amended by the Clean Air Act Amendments (as now or hereafter amended, "CAA"), 42 U.S.C.(S)(S) 7401 et seq.; (7) the National Environmental Policy Act (as now or hereafter amended, "NEPA"), 42 U.S.C.(S)(S) 4321, et seq.; (8) the Endangered Species Act of 1973 (as now or hereafter amended), 16 U.S.C.(S)(S) 1531 et seq.; (9) the Occupational Safety and Health Act (as now or hereafter amended, "OSHA"), 29 U.S.C.(S)(S) 651 et seq.; (10) the Hazardous Material Transportation Act (as now or hereafter amended), 49 U.S.C.(S)(S) 5101 et seq.; (11) any corresponding applicable state laws of the states in which the Real Properties are situated; and (12) all regulations, rules, guidelines, or standards promulgated pursuant to such federal, state and local laws, as such regulations, rules, guidelines, and standards may be amended from time to time, including, but not limited to, any rules and/or regulations applicable to jurisdictional wetlands.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means an entity which is a member of a group which includes any Loan Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

          "ERISA Event" means any of the following events: (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a Plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan;
(iii) the distribution of a notice of intent to terminate or the actual termination of a Plan subject to Title IV of ERISA pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

          "Evasion Prepayment Premium" is defined in Section 2.3(b)(iv).

          "Event of Default" is defined in Section 8.

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          "Fair Oaks" means Fair Oaks Club Corp., d/b/a Fair Oaks Ranch Golf &
Country Club, a Texas corporation.

          "Fair Oaks Ranch Property" means the real property described on
Exhibit 1, and all Improvements located thereon and Personal Property related thereto.

          "Firestone Property" means the real property described on Exhibit 1, and all Improvements located thereon and Personal Property related thereto.

          "First Year Loan Period" is defined in Section 6.2(b).

          "First Year Prorated Period" means the period of time from the Closing Date through and including December 30, 2003.

          "Fiscal Month" means a period of twenty-eight (28) consecutive calendar days, commencing on the first day following the termination of the prior Fiscal Month. The first Fiscal Month shall begin on the first day of the Fiscal Year.

          "Fiscal Quarter" means any one of four periods during a Fiscal Year, the first three of which shall consist of three (3) Fiscal Months and the last of which shall consist of four (4) Fiscal Months. The first Fiscal Quarter of each Fiscal Year shall commence on the first day of the Fiscal Year and the last Fiscal Quarter shall end on the last day of the Fiscal Year.

          "Fiscal Week" means a period of seven (7) consecutive days, commencing on the first day following the termination of the prior Fiscal Week. The first Fiscal Week shall begin on the first day of the Fiscal Year.

          "Fiscal Year" means a period commencing on the Wednesday following the last Tuesday in December of each calendar year and ending on the last Tuesday of the next following December.

          "Five Year Loan" means individually and collectively the Country Club Loans in the amounts set forth in Schedule II made by Lender to Kingwood, Oak Pointe, ClubCorp Florida, ClubCorp Texas with respect to the Trophy Property and the Stonebridge Ranch Property and Porter Valley.

          "Five Year Loan Maturity Date" means July 1, 2008.

          "Fixed Rate Loan" means any Seven Year Loan or Ten Year Loan.

          "Foreclosed Property" is defined in Section 9.20(r).

          "GAAP" means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

          "Gainey Ranch Property" means the real property described on Exhibit 1, and all Improvements located thereon and Personal Property related thereto.

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          "Gleneagles Borrower" means GCC Asset Management, Inc., a Texas corporation.

          "Gleneagles Obligations" means those certain obligations of Gleneagles Borrower described in the Mortgages, including, without limitation, payment by Gleneagles Borrower of an Indebtedness, with interest thereon, evidenced by and in accordance with the terms of that certain Secured Promissory Note, dated August 6, 1996, in the original principal amount of Nine Million and 00/100 Dollars ($9,000,000.00), by Gleneagles Borrower in favor and for the benefit of Lender (as the same may be amended, modified, extended, renewed, restated or supplemented), and the payment, performance and discharge of each and every obligation, covenant and agreement of Gleneagles Borrower contained in such note and in all other loan documents and instruments executed and delivered by Gleneagles Borrower to evidence or secure such Indebtedness or otherwise relating thereto, including, without limitation, pursuant to that certain Loan Agreement, dated as of August 6, 1996, by Gleneagles Borrower and Lender (as the same may be amended, modified, extended, renewed, restated or supplemented), and that certain Deed of Trust, Financing Statement, and Security Agreement (with Assignment of Rents and Leases and Fixture Filing), dated as of August 6, 1996, by Gleneagles Borrower, as trustor, in favor of James A. Stockard, as trustee, for the benefit of Lender, as beneficiary, and recorded in the Official Records of Collin County, Texas, on August 7, 1996, as Instrument No. 96-0067086, as amended by that certain Amendment to Deed of Trust, Financing Statement, and Security Agreement (with Assignment of Rents and Fixture Filing), dated as of December 6, 1996, and recorded in the Official Records of Collin County, Texas, as Instrument Number 97-0003533 (as the same may be further amended, modified, extended, renewed, restated or supplemented), all as more particularly described in the Mortgages.

          "Governmental Authority" means any federal, state, local or foreign court, agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever or any governmental or quasi-governmental unit, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over any Country Club Loan Party or any Country Club Property.

          "Granch" mean GRanch Golf Club, Inc., d/b/a Gainey Ranch Golf Club, an Arizona corporation.

          "Guarantor" means CCI.

          "Guaranty" means the Continuing, Limited Guaranty dated of even date herewith by CCI as Guarantor in favor of Lender.

          "Hackberry" means Hackberry Creek Country Club, Inc., a Texas corporation.

          "Hackberry Creek Property" means the real property described on
Exhibit 1, and all Improvements located thereon and Personal Property related thereto.

          "Hazardous Substance" with respect to a Country Club Property is defined in the Mortgage encumbering such Country Club Property.

          "Impositions " means all taxes (including, without limitation, all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of the applicable Mortgage), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all charges of any Governmental Authority, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of a Country Club Property (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof are assessed or imposed on, or in respect of, or are or will be a lien upon (a) a Country Club Loan Party (including, without limitation, all franchise, single business or other taxes imposed on such Country Club Loan Party for the privilege of doing business in the jurisdiction in which such Country Club Loan Party's Country Club Property, or any other Collateral delivered or pledged to Lender in connection with the Country Club Loan of such Country Club Loan Party, is located) or Lender, (b) a Country Club Property, or any other Collateral delivered or pledged to Lender in connection with the Loan, or any part thereof or any Property Income therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with such Country Club Property or the leasing or use of such Country Club Property or any part thereof. Notwithstanding the foregoing, Impositions shall not include any federal or state or local taxes measured by income of and payable by Lender.

          "Improvements" with respect to a Country Club Property is defined in the Mortgage encumbering such Country Club Property.

          "Indebtedness" means, with respect to any Person, without duplication,
(a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all obligations under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all obligations secured by any lien on any property or asset owned by such Person, whether or not the obligation secured thereby shall have been assumed, (f) to the extent not otherwise included, all Capital Lease Obligations of such Person, all obligations in respect to letters of credit, bankers' acceptances and similar instruments, (g) any "withdrawal liability" of such Person as such term is defined under Part I of Subtitle E of Title IV of ERISA, (h) all redeemable stock, (i) the principal portion of all obligations of such Person under any synthetic lease, and (j) any guaranty of such Person of any obligation of another Person constituting obligations of a type set forth above.

          "Insurance Proceeds" means amounts paid or payable with respect to a particular Country Club Property pursuant to any insurance policy maintained by the Country Club Loan Party that owns or has an interest in such Country Club Property or the Tenants of such Country Club Property.

          "Insurance Requirements" means with respect to a Country Club Property all provisions of the insurance policies covering or applicable to all or any part of such Country

Club Property or the ownership, use, improvement, operation or maintenance thereof, all requirements of the issuer of any of such insurance policies and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions, including, without limitation, any local board of fire underwriters) applicable to such Country Club Property.

          "Intellectual Property" is defined in Section 4.20.

          "Interest Determination Date" is defined in the definition of LIBOR Rate.

          "Interest Period" means (i) the period beginning on the Closing Date and ending on the last day of the calendar month in which the Closing Date occurs, and (ii) each calendar month thereafter; provided, however, no Interest Period for a Country Club Loan shall extend beyond the Maturity Date applicable to such Country Club Loan.

          "Ipswich Property" means the leasehold estate arising under the Ipswich Ground Lease encumbering the fee interest described on Exhibit 1, and all Improvements located thereon and Personal Property related thereto.

          "Ipswich Ground Lease" means that certain Ground Lease dated September 18, 1987, by and between New England Country Club and the Ipswich Ground Lessor, as amended.

          "Ipswich Ground Lessor" means Ipswich Club Homes Homeowners' Association, Inc., a Massachusetts corporation.

          "Irving" means Irving Club Acquisition Corp., d/b/a Las Colinas Country Club, a Texas corporation.

          "Kingwood" means Kingwood Country Club, Inc., d/b/a Atascocita Country Club, dba Deerwood Country Club, a Texas corporation.

          "Kingwood Property" means the real property described on Exhibit 1, and all Improvements located thereon and Personal Property related thereto.

          "Lakeway Property" means the real property described on Exhibit 1, and all Improvements located thereon and Personal Property related thereto.

          "Las Colinas Property" means the real property described on Exhibit 1, and all Improvements located thereon and Personal Property related thereto.

          "Lease(s)" means any and all leases, lettings, tenancies, occupancy agreements and licenses (to the extent assignable) of a Country Club Loan Party or Country Club Property or any part thereof now or hereafter entered into, and all amendments, extensions, renewals and guarantees thereof, all security therefor, and all moneys payable thereunder.

          "Lender" means Pacific Life Insurance Company, a California corporation.

          "LIBOR Business Day" means each day (i) other than a Saturday or Sunday and other than any other day on which federally insured depository institutions in New York State are authorized or obligated by law, governmental decree or executive order to be closed, and (ii) on which banks are open for dealing in foreign currency and exchange in London, England and New York, New York.

          "LIBOR Rate" means the 30-day London Interbank Offered Rate for United States dollar deposits as of 11:00 a.m. (London time) on the date which is two
(2) LIBOR Business Days prior to the Closing Date (rounded to five decimal places), and (ii) with respect to all other Interest Periods, the 30-day London Interbank Offered Rate for United States dollar deposits as of 11:00 a.m. (London time) on the date (the "Interest Determination Date") which is two (2) LIBOR Business Days prior to the first day of such Interest Period (rounded to five decimal places), in each case as quoted on Telerate page 3750 or on such replacement system as is then customarily used to quote LIBOR as determined by Lender. If two or more such rates appear on Telerate page 3750 or associated pages, the rate in respect of such Interest Period shall be the arithmetic mean of such offered rates (rounded to five decimal places).

          "Lien" means any lien, mortgage, pledge, security interest or other encumbrance of any nature upon any property of any Person, including, without limitation, any mechanic's lien, materialmen's lien, conditional sale or other title retention agreement or lease in the nature thereof.

          "Loan" is defined in Recital B, and includes each of the Country Club Loans.

          "Loan Assignee" is defined in Section 9.1.

          "Loan Commitment Letter" means that certain Mortgage Loan Application, dated January 31, 2003, as amended by letter dated March 6, 2003, executed by each Loan Party, Lender and the Resort Loan Parties (as defined in the Resort Loan Agreement).

          "Loan Documents" means, collectively, this Agreement, the Note, the Security Documents, the Environmental Indemnities, the Closing Certifications, the Loan Commitment Letter, any side letter agreements or certificates executed and delivered by any Country Club Loan Party in connection with the Loan or any disbursement of the proceeds thereof, and any other document, instrument or agreement executed by any Country Club Loan Party and delivered to Lender and evidencing, securing or relating to the Loan, as any of the same may from time to time be amended. " Loan Documents" also includes any document or agreement hereinafter executed in connection with the Loan which specifies that it is a Loan Document.

          "Loan Indebtedness" means the indebtedness in the original principal amount of the Loan evidenced by the Note, together with all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Note or in accordance with any of the other Loan Documents, all amounts, sums and expenses paid by or payable to Lender hereunder or pursuant to the Note or any of the other Loan Documents, and all other covenants, obligations and liabilities of any Country Club Loan Party hereunder or pursuant to the Note or any of the other Loan Documents, together with all interest thereon.

          "Loan Parties" is defined in Recital B.

          "Loan Sale Amount" is defined in Section 9.1.

          "Loan Sale Notice" is defined in Section 9.1.

          "Loan Sale Price" is defined in Section 9.1.

          "Loan Transactions " is defined in Section 4.8.

          "Loan Year" means each successive twelve month period beginning on the Closing Date, if Closing occurs on the first day of a month, or on the first day of the first month following the Closing Date, if Closing does not occur on the first day of a month. In the latter case, the first Loan Year shall be the period from the Closing Date to the end of the calendar month in which the Closing Date occurs and the first full Loan Year shall be the twelve month period commencing on the first day of the following month.

          "Loss of Yield" is defined in Section 2.3(b)(ii).

          "Loss Proceeds" means Insurance Proceeds and proceeds in respect of any Taking.

          "Lost Creek Borrower" means Hill Country Golf, Inc., a Texas corporation.

          "Lost Creek Obligations " means those certain obligations of Lost Creek Borrower described in the Mortgages, including, without limitation, payment by Lost Creek Borrower of an Indebtedness, with interest thereon, evidenced by and in accordance with the terms of that certain Secured Promissory Note dated December 20, 1996, in the original principal amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), by Lost Creek Borrower in favor and for the benefit of Lender (as the same may be amended, modified, extended, renewed, restated or supplemented), and the payment, performance and discharge of each and every obligation, covenant and agreement of Lost Creek Borrower contained in such note and in all other loan documents and instruments executed and delivered by Lost Creek Borrower to evidence or secure such Indebtedness or otherwise relating thereto, including, without limitation, pursuant to that certain Loan Agreement, dated as of December 20, 1996, by Lost Creek Borrower and Lender (as the same may be amended, modified, extended, renewed, restated or supplemented), and that certain Deed of Trust, Financing Statement, and Security Agreement (with Assignment of Rents and Leases and Fixture Filing), dated as of December 20, 1996, by Lost Creek Borrower, as trustor, in favor of James A. Stockard, as trustee, for the benefit of Lender, as beneficiary, and recorded in the Official Records of Travis County, Texas, on December 23, 1996, as Film Code No. 00005524167 (as the same may be amended, modified, extended, renewed, restated or supplemented), all as more particularly described in the Mortgages.

          "Management Agreement" means any one or more of the consulting or centralized services agreements listed on Schedule 1.1A attached hereto to which a Country Club Loan Party is a party, and any substitute of any such Management Agreement, or modification thereof, consented to by Lender pursuant to Section
5.20 hereof.

          "Manager" means the consultant or service provider under each Management Agreement approved by Lender, including any substitute Manager under a substitute Management Agreement to which Lender has consented pursuant to
Section 5.20 hereof.

          "Material Adverse Effect" means, on any date, a change in the facts or circumstances applicable to any Country Club Loan Party or the Country Club Loan Parties taken as a whole such as would cause a reasonable Person to conclude that, as a result of such change, such Country Club Loan Party's ability or the ability of all the Country Club Loan Parties taken as a whole to make payments on the Loan in compliance with the terms of the Loan Documents will be jeopardized.

          "Material Collateral Impairment" means, on any date of determination thereof, any fact or circumstance in respect of the Collateral which, singly or when aggregated with any other facts or circumstances if uncured, could reasonably be expected to (i) result in the imposition of liability on Lender, or (ii) materially impair the value or use of any Country Club Property and/or other Collateral, or (iii) materially impair the legality of any Country Club Property or any business operations thereon.

          "Maximum Foreseeable Loss" or "MFL" means for a California Country Club Property, the property damage loss expectation (excluding related business interruption loss) associated with a 500-year earthquake at such California Country Club Property, expressed as the percentage of the construction cost to effect restoration of the Improvements located thereon to their pre-earthquake condition (allowing for salvage and demolition) to the present day replacement cost of such Improvements, assuming virgin site conditions.

          "Maturity Date" means the Three Year Loan Maturity Date, Five Year Loan Maturity Date, Seven Year Loan Maturity Date and/or Ten Year Loan Maturity Date, as applicable.

          "Maximum Lawful Rate" is defined in Section 9.2.

          "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

          "Mortgage" means any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or similar instrument executed by a Country Club Loan Party in favor of Lender, for a Country Club Property, and delivered to Lender in accordance with this Agreement, as the same may be hereafter amended from time to time.

          "Multiemployer Plan" means a Plan which is a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA.

          "Multiple Employer Plan" means a Plan (other than a Multiemployer
Plan) which any Country Club Loan Party or any ERISA Affiliate and at least one employer other than any ERISA Affiliate are contributing sponsors.

          "Net Operating Income" means for a Country Club Loan Party the amount by which such Country Club Loan Party's Effective Gross Income for the period in question exceeds such Country Club Loan Party's Total Expenses for the same period.

          "New England Country Club" means New England Country Club Management, Inc., d/b/a Ipswich Country Club, a Massachusetts corporation.

          "No Prepayment Period" is defined in Section 2.3(b)(iv).

          "Non-Defeasing Country Club Loan Parties" is defined in Section 2.3(b)(v).

          "Non-Releasing Country Club Loan Parties" is defined in Section 2.3(b)(vi).

          "Non-Substituting Country Club Loan Parties" is defined in Section 2.3(b)(vii).

          "Note" means that certain Secured Promissory Note (Country Club Loans) of even date herewith, made by the Country Club Loan Parties, jointly and severally, in favor of Lender in the original principal amount of the Loan.

          "Oak Pointe" means Oak Pointe Country Club, Inc., a Michigan corporation.

          "Oak Pointe Property" means the real property described on Exhibit 1, and all Improvements located thereon and Personal Property related thereto.

          "Operating Statement" is defined in Section 5.3.

          "Option Consideration" is defined in Section 9.1.

          "Original Property" is defined in Section 2.3(b)(vii).

          "Parent" is defined in the definition of Subsidiary.

          "PBGC," means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

          "Permitted Encumbrances" means (i) the Liens created by the Loan Documents, and (ii) with respect to any Country Club Property (A) any covenants, conditions, Liens, restrictions, rights of way, easements and other matters, whether or not of public record, approved by Lender in writing prior to the Closing Date, (B) any Leases in effect on the Closing Date, and (C) any future Leases that are not prohibited by the Mortgage encumbering such Country Club Property.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "Personal Property" means any portion of the Country Club Properties that is not real property.

          "Personal Property Lease" means any lease or sublease affecting any portion of the Personal Property.

          "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Country Club Loan Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

          "Porter Valley" means Porter Valley Country Club, Inc., a California corporation.

          "Porter Valley Property" means the real property described on Exhibit 1, and all Improvements located thereon and Personal Property related thereto.

          "Post-Closing Due Date" is defined in Section 5.24.

          "Post-Closing Item" is defined in Section 5.24.

          "Post-Closing Items List" is defined in Section 5.24.

          "Potential Default" means an event or condition which, but for the lapse of time or the giving of notice, or both, would, unless cured or waived, constitute an Event of Default.

          "Prepayment Premium" is defined in Section 2.3(b)(ii).

          "Pretax Net Income" is defined in Section 6.5.

          "Principal Indebtedness" means with respect to a Country Club Loan, the outstanding principal balance of such Country Club Loan, and with respect to the Loan, the outstanding principal balance of the Loan, in each case at the date of determination.

          "Probable Maximum Loss" or "PML" means with respect to a California Country Club Property, the property damage loss expectation (excluding related business interruption loss) associated with a 200-year earthquake at such California Country Club Property, expressed as the percentage of the construction cost to effect restoration of the Improvements located thereon to their pre-earthquake condition (allowing for salvage and demolition) to the present day replacement cost of such Improvements, assuming virgin site conditions.

          "Property Income" means with respect to a Country Club Property, all rents, income, issues, profits, security deposits (but only upon (i) forfeiture thereof by the applicable Tenant or (ii) the Country Club Loan Party otherwise becoming entitled thereto pursuant to the terms of the applicable Lease) and other benefits to which the Country Club Loan Party may now or hereafter be entitled from such Country Club Property or under or in connection with the Leases, including, without limitation, all income received from Tenants and all Tenant expense reimbursement income received by such Country Club Loan Party pursuant to the Leases.

          "Proposed Defeasance Loan" is defined in Section 2.3(b)(v).

          "Proposed Defeasance Property" is defined in Section 2.3(b)(v).

          "Proposed Release Loan" is defined in Section 2.3(b)(vi).

          "Proposed Release Mortgage" is defined in Section 2.3(b)(vi).

          "Proposed Release Property" is defined in Section 2.3(b)(vi).

          "Quarterly Compliance Certificate" is defined in Section 5.4(b)(iv).

          "Quarterly Reporting Date" is defined in Section 5.4(b).

          "Real Properties" is defined in Section 4.25(a).

          "Real Property Lease" means any lease or sublease affecting any portion of the real property or leasehold estate that makes up any Country Club Property or any portion thereof.

          "Reconfiguration Plans" is defined in Section 5.23.

          "Related Person" means, with respect to any specified Person, any other Person that is an Affiliate of the specified Person or any partner of the specified Person (if such Person is a partnership) or any shareholder of the specified Person (if such Person is a corporation) or any member of the specified Person (if such Person is a limited liability company).

          "Release Date" is defined in Section 2.3(b)(vi).

          "Release Notice" is defined in Section 2.3(b)(vi).

          "Releasing Loan Party" is defined in Section 2.3(b)(vi).

          "Report" has the meaning set forth in Section 3.2(a)(xxviii).

          "Requirements of Law" means, as to any Person or any property of such Person, (i) the corporate charter and by-laws (in the case of a corporation), partnership agreement and certificate or statement of partnership (in the case of a partnership), operating agreement and articles of organization (in the case of a limited liability company), or other organizational or governing documents of such Person, (ii) any law, treaty, rule or regulation (including, without limitation, Environmental Laws, the Americans with Disabilities Act and Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, adopted as Public Law 107-56), or final and binding determination of an arbitrator, or determination of any Governmental Authority applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or
(iii) any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force (including, without limitation, any such deed, declaration or covenant which constitutes a Permitted Encumbrance).

          "Resort Loan Agreement" is defined in Section 3.2(i).

          "Restructuring Charges" is defined in Section 6.5.

          "Richardson" means Richardson Country Club Corp., d/b/a/ Canyon Creek Country Club, a Texas corporation.

          "San Francisco Tennis Club" means San Francisco Tennis Club, Inc., a California corporation.

          "San Francisco Tennis Club Property" means the real property described on Exhibit 1, and all Improvements located thereon and Personal Property related thereto.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

          "Scheduled Defeasance Payments" is defined in Section 2.3(b)(v).

          "Scheduled Prepayment Date" is defined in Section 2.3(b)(iv).

          "Security Agreement" means any security agreement executed by a Country Club Loan Party or an Affiliate or Related Person and delivered to Lender covering any and all Personal Property of such Country Club Loan Party or such Affiliate or Related Person, including any and all Intellectual Property.

          "Security Documents" means, collectively, (i) the Mortgages, (ii) UCC-1 Financing Statements, (iii) the Security Agreements, and (iv) such additional financing statements, documents, instruments and agreements as Lender may receive or cause to be executed pursuant to any Security Document, as all of the foregoing may be amended from time to time.

          "Seven Year Loan" means individually and collectively the Country Club Loans in the amounts set forth in Schedule II made by Lender to Akron Management, Granch, Hackberry and Walnut Creek.

          "Seven Year Loan Contract Rate" means a per annum rate of interest equal to 6.110%.

          "Seven Year Loan Maturity Date" means July 1, 2010.

          "Stonebridge Ranch Property" means the real property described on
Exhibit 1, and all Improvements located thereon and Personal Property related thereto.

          "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person ("Parent").

          "Substitute Country Club Loan Party" is defined in Section
2.3(b)(vii).

          "Substitute Property" is defined in Section 2.3(b)(vii).

          "Substitution" is defined in Section 2.3(b)(vii).

          "Substitution Date" is defined in Section 2.3(b)(vii).

          "Substitution Request" is defined in Section 2.3(b)(vii).

          "Successor Loan Party" is defined in Section 2.3(b)(v).

          "Survey" is defined in Section 3.2(a)(i).

          "Taking" means a taking of a Country Club Property or any part thereof in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of such Country Club Property, or any part thereof, by any Governmental Authority.

          "TCMP" is defined in Section 2.3(b)(ii).

          "Tenants" means all tenants, lessees, sublessees, licensees and other persons occupying space at any Country Club Property.

          "Ten Year Loan" means individually and collectively the Country Club Loans in the amounts set forth in Schedule II made by Lender to Braemar, Brookhaven, Fair Oaks, Irving, New England Country Club and Richardson.

          "Ten Year Loan Contract Rate" means a per annum rate of interest equal to 6.726%.

          "Ten Year Loan Maturity Date" means July 1, 2013.

          "Texas UCC" means the Uniform Commercial Code in effect in Texas, as it may be amended from time to time.

          "Three Year Loan" means individually and collectively the Country Club Loans in the amounts set forth in Schedule II made by Lender to ClubCorp Texas with respect to the Lakeway Property and San Francisco Tennis Club.

          "Three and Five Year Loan Contract Rate" means a per annum rate of interest equal to the greater of (a) Four and One Quarter Percent (4.25%), or
(b) the sum of (i) the LIBOR Rate, plus (ii) the Three and Five Year Loan LIBOR Margin; provided, however, that if the LIBOR Rate is unavailable, or if insufficient LIBOR funds are available in the

London Inter-Bank Market for determination of the LIBOR Rate (which availability in each case shall be determined by Lender in its sole and absolute discretion), then in lieu of the LIBOR Rate there shall be used the Alternative Rate for purposes of determining the Three and Five Year Loan Contract Rate pursuant to this clause (b). The Three and Five Year Loan Contract Rate may change for each Interest Period when and as the LIBOR Rate (or Alternative Rate, if applicable) shall change.

          "Three and Five Year Loan LIBOR Margin" means Two Hundred Seventy Five
(275) Basis Points.

          "Three Year Loan Maturity Date" means July 1, 2006.

          "Title Affected Properties" is defined in Section 5.23.

          "Title Affected Property" is defined in Section 5.23.

          "Title Affected Property Owner" is defined in Section 5.23.

          "Title Company" means LandAmerica.

          "Title Event" is defined in Section 5.23.

          "Title Event Notice" is defined in Section 5.23.

          "Title Insurance Amount" means with respect to each Country Club Property the amount set forth on Schedule 1.1B attached hereto.

          "Title Issues" is defined in Section 5.23.

          "Total Expenses" means for a Country Club Loan Party for the period in question the total actual or deemed expenses relating to the operation, maintenance, leasing and management of the Country Club Property of such Country Club Loan Party actually or deemed to have been incurred or accrued during such period other than total debt service for such period, depreciation of improvements, and capital items, provided that all such exclusions for the period in question are evidenced by an operating statement prepared in accordance with GAAP consistently applied and delivered to Lender. Total Expenses will include ground rent, if any, a property management fee equal to the greater of the actual management fees charged or three percent (3%) of Effective Gross Income, and reserves or expenditures for Capital Expenditures (including payment of Capital Lease Obligations) equal to two and fifty hundredths percent (2.50%) of Effective Gross Income.

          "Triggering Aggregate Lien Amount" is defined in Section 8.1(b).

          "Trophy Property" means the real described on Exhibit 1, and all Improvements located thereon and Personal Property related thereto.

          "UCC-1 Financing Statements" means each and all of the UCC-1 Financing Statements to be filed in the Appropriate Filing Offices in connection with the funding of the Country Club Loans, to evidence and/or perfect Lender's Lien on portions of the subject

Country Club Property in which a Lien may be created or perfected by the filing of UCC-1 Financing Statements, and any amendments to such UCC-l Financing Statements from time to time.

          "UCC Search" means a search of the records of the Appropriate Filing Offices for UCC-1 Financing Statements.

          "Unrestricted" is defined in the definition of Unrestricted Cash.

          "Unrestricted Cash" is defined in Section 6.5.

          "U.S. Obligations" is defined in Section 2.3(b)(v).

          "Variable Rate Loan" means any Three Year Loan or Five Year Loan.

          "Walnut Creek" means Walnut Creek Management Corporation, d/b/a Walnut Creek Country Club, a Texas corporation.

          "Walnut Creek Property" means the real property described on Exhibit 1, and all Improvements located thereon and Personal Property related thereto.

          "Welfare Plan" is defined in Section 4.17(g).

     1.2. Certain Terms. Unless the context indicates otherwise, all accounting terms are used herein as defined under GAAP. All Section references are to Sections of this Agreement unless otherwise specified. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined; provided that if such definition of a term in the singular form contains a reference to more than one person or thing, whether tangible or intangible, the plural form of such term shall be a reference to two or more of the persons or things composing such definition. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, replaced, substituted, supplemented or otherwise modified (subject to any restrictions on such amendments, replacements, substitutions, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and
(d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

     Section 2. The Loan.

     2.1. Agreement to Lend. In reliance upon the representations and warranties contained in Section 4 of this Agreement and in the Closing Certifications, Lender hereby agrees on the terms and conditions set forth herein and in the other Loan Documents to loan to each Country Club Loan Party an amount not to exceed the amount of such Country Club Loan Party's respective Country Club Loan set forth in Schedule II attached hereto.

     2.2. Interest on the Principal Indebtedness. Interest on the Principal Indebtedness shall accrue at the rate and be payable in the manner and at the times set forth in this Section 2.2:

          (a) Contract Rate. The Principal Indebtedness of each Country Club Loan shall bear interest at the following interest rates:

               (i) Variable Rate Loans. The Principal Indebtedness on the Variable Rate Loans from time to time outstanding shall bear interest at the Three and Five Year Loan Contract Rate.

               (ii) Seven Year Loans. The Principal Indebtedness on the Seven Year Loans from time to time outstanding shall bear interest at the Seven Year Loan Contract Rate.

               (iii) Ten Year Loans. The Principal Indebtedness on the Ten Year Loans from time to time outstanding shall bear interest at the Ten Year Loan Contract Rate.

          (b) Computation of Interest. Interest on the Principal Indebtedness shall be computed as follows:

               (i) Variable Rate Loans. Interest at the Three and Five Year Loan Contract Rate shall be computed on the basis of a year of three hundred sixty
(360) days for the actual number of days occurring in the period for which such interest is payable.

               (ii) Fixed Rate Loans. Interest at the Seven Year Loan Contract Rate or the Ten Year Loan Contract Rate shall be computed on the basis of a year of three hundred sixty (360) days and a month of thirty (30) days.

          (c) Accrual of Interest. Interest shall commence to accrue on the Loan on the earlier to occur of the date on which (x) Lender disburses the proceeds of the Loan to or at the direction of the Loan Parties, or (y) Lender disburses the proceeds of the Loan into an escrow established by Lender to effectuate the disbursement of the proceeds of the Loan to the Loan Parties.

          (d) Default Rate. Following the maturity of a Country Club Loan, whether by acceleration or otherwise, or following the occurrence of an Event of Default and during the continuance thereof, the unpaid principal balance of such Country Club Loan, and all accrued and unpaid interest thereon and other charges in connection therewith, will thereafter bear interest at a rate equal to the lesser of the Contract Rate for such Country Club Loan plus 6% per annum or the Maximum Lawful Rate and will be payable on demand.

          (e) Late Charge. In addition to the payments otherwise specified in this Agreement, the Note or any other Loan Document, if Lender does not receive any installment in full on the date such installment payment is due and payable, there shall be paid to Lender (without provision for any grace or cure period) a late charge equal to four percent (4%) of the amount of such delinquent payment to compensate Lender for such default and the additional costs and administrative efforts required by reason of such default.

     2.3. Payment of Principal and Interest.

          (a) Periodic Payments of Principal and Interest. The Principal Indebtedness and interest accruing thereon shall be paid as follows:

               (i) Variable Rate Loans. There shall be due and payable on the Closing Date interest on the Principal Indebtedness outstanding on the Closing Date for Variable Rate Loans from the Closing Date through the last day of the first Interest Period, and there shall be due and payable on the first day of each Interest Period commencing with the first day of the third Interest Period
(x) interest on the Principal Indebtedness of Variable Rate Loans that has accrued during the Interest Period preceding the date on which payment is to be made as provided in this Section 2.3(a)(i), and (y) a portion of the Principal Indebtedness of Variable Rate Loans computed by amortizing the Principal Indebtedness outstanding on such payment date over a period of Twenty Five (25) years at the Three and Five Year Loan Contract Rate applicable to the respective Variable Rate Loan at the commencement of the Interest Period for which payment is being made. All outstanding Principal Indebtedness on Three Year Loans, together with all accrued and unpaid interest thereon, shall be due and payable on the Three Year Loan Maturity Date. All outstanding Principal Indebtedness on Five Year Loans, together with all accrued and unpaid interest thereon, shall be due and payable on the Five Year Loan Maturity Date.

               (ii) Fixed Rate Loans. There shall be due and payable on the Closing Date interest on the Principal Indebtedness outstanding on the Closing Date for Fixed Rate Loans from the Closing Date through the last day of the first Interest Period, and there shall be due and payable on the first day of each Interest Period commencing with the first day of the third Interest Period
(x) interest on the Principal Indebtedness of each of the Fixed Rate Loans that has accrued during the preceding Interest Period, and (y) a portion of the Principal Indebtedness of each of the Fixed Rate Loans computed by amortizing the Principal Indebtedness outstanding on the Closing Date over a period of Twenty Five (25) years at the Contract Rate applicable to the respective Fixed Rated Loan. All outstanding Principal Indebtedness on the Seven Year Loan, together with all accrued and unpaid interest thereon, shall be due and payable on the Seven Year Loan Maturity Date. All outstanding Principal Indebtedness on the Ten Year Loan, together with all accrued and unpaid interest thereon, shall be due and payable on the Ten Year Loan Maturity Date.

          (b) Restrictions on Prepayment.

               (i) Variable Rate Loans. Country Club Loan Parties with Three Year Loans shall have no right to prepay any portion of the Principal Indebtedness of their respective Three Year Loans from time to time outstanding prior to and including the second (2nd) anniversary of the Closing Date. From and after the day following the second

(2nd) anniversary of the Closing Date, Country Club Loan Parties with Three Year Loans may prepay, in whole but not in part, the outstanding Principal Indebtedness of their respective Three Year Loans upon thirty (30) days' prior written notice sent to and received by Lender at Lender's address as provided and in the manner specified in this Agreement; provided that any such prepayment shall be accompanied by the payment of (x) all accrued and unpaid interest, and
(y) any other amounts due and unpaid under the Loan Documents. Country Club Loan Parties with Five Year Loans shall have no right to prepay any portion of the Principal Indebtedness of their respective Five Year Loans from time to time outstanding prior to and including the third (3rd) anniversary of the Closing Date. From and after the day following the third (3rd) anniversary of the Closing Date, Country Club Loan Parties with Five Year Loans may prepay, in whole but not in part, the outstanding Principal Indebtedness of their respective Five Year Loans upon thirty (30) days' prior written notice sent to and received by Lender at Lender's address as provided and in the manner specified in this Agreement; provided that any such prepayment shall be accompanied by the payment of (x) all accrued and unpaid interest, and (y) any other amounts due and unpaid under the Loan Documents. Any prepayment permitted by this Section 2.3(b)(i) shall be made on the first day of the Interest Period following the expiration of the thirty (30) day period after Lender receives the written notice required by this Section 2.3(b)(i).

               (ii) Fixed Rate Loans.

                    (1) Country Club Loan Parties with Fixed Rate Loans shall have no right to prepay any portion of the Principal Indebtedness of their respective Fixed Rate Loans from time to time outstanding prior to and including the second (2nd) anniversary of the Closing Date. From and after the day following the second anniversary of the Closing Date, Country Club Loan Parties with Fixed Rate Loans may prepay, in whole but not in part, the outstanding Principal Indebtedness of their respective Fixed Rate Loans upon ninety (90) days' prior written notice sent to and received by Lender at Lender's address as provided and in the manner specified in this Agreement; provided that any prepayment shall be accompanied by the payment of (A) all accrued and unpaid interest, (B) any other amounts due and unpaid under the Loan Documents, and (C) the Prepayment Premium. Any prepayment permitted by this Section 2.3(b)(ii) shall be made on the first day of the month following the expiration of the ninety (90) day period after Lender receives the written notice required by this
Section 2.3(b)(ii).

                    (2) The term "Prepayment Premium" means an amount equal to the greater of (A) one percent (1%) of the outstanding Principal Indebtedness being prepaid, and (B) the Loss of Yield.

                    (3) The term "Loss of Yield" means the excess, if any, of
(A) the net present value of the monthly payments from the date of prepayment through and including the Maturity Date of the Country Club Loan being prepaid pursuant to this Section 2.3(b)(ii), and the residual principal balance of such Country Club Loan, using a discount rate of the TCMP for the most current week prior to the prepayment having a term most equal to the number of years remaining in the term for such Country Club Loan, over (B) the outstanding Principal Indebtedness for such Country Club Loan at the time of prepayment.

FOR EXAMPLE: Assume for purposes of this example that the original loan balance for a Country Club Loan being prepaid was $10,000,000 with a fixed monthly payment of $91,473.93. Assume further for purposes of this example only that the term of such Country Club Loan is five (5) years. The outstanding principal balance, after the 43rd monthly principal and interest payment, is $9,793,615, the Contract Rate is 10.5% and there are 17 months remaining before the Maturity Date of such Country Club Loan. Assume further that there is a payment for the entire indebtedness on Wednesday, January 27. If the average Treasury Constant Maturities Percentage (the "TCMP") as reported in Federal Reserve Statistical Release H.15 (519) for the most current week prior to the prepayment (the week ending Friday, January 22) for Treasuries maturing in one year is 7.5% and in two years is 8.0%, then the Loss of Yield would be calculated as follows:

Original Principal Balance                                        $10,000,000.00
Fixed Original Monthly Payment                                         91,473.93
Outstanding Principal Indebtedness                                $ 9,793,615.00
Balance At Maturity                                               $ 9,688,170.00

The net present value of the remaining payment stream (including the residual principal balance) using the Discount Rate of 7.5% for the remaining 17 months would be:

HP12c calculation:

a)   $9,688,170                   FV  (Principal Indebtedness at Maturity Date)

b)   $91,473.93                   PMT (monthly payment on original Principal
                                  Indebtedness)

c)   17                           N   (months to maturity)

d)   7.50                         Gi  (discount rate or TCMP)

e)   PV = $10,185,424             CHS

f)   Less $9,793,615              (Principal Indebtedness at date of prepayment)

=    $391,809                     (Loss of Yield)

               (iii) Notice of Prepayment Irrevocable. Any written notice of an intended prepayment permitted under any clause of this Section 2.3(b) shall be final and irrevocable. The failure to prepay pursuant to such prepayment notice on the date specified in the relevant clause of this Section 2.3(b) shall constitute an Event of Default under this Agreement.

               (iv) Prepayment During No Prepayment Period. The period of time set forth in clauses (i) and (ii) of this Section 2.3(b) during which a Country Club Loan

Party shall have no right to prepay any portion of such Country Club Loan Party's Country Club Loan shall be referred to herein as the "No Prepayment Period" (1) Any prepayment of the whole or any part of the outstanding Principal Indebtedness of any Country Club Loan prior to the end of the applicable No Prepayment Period, whether voluntary or involuntary, including, without limitation, upon an Event of Default under this Agreement or under any Mortgage or a default by any Country Club Loan Party under any of the other Loan Documents, and the acceleration of the Maturity Date of any portion of the Loan by Lender, and the subsequent tender of payment of the amount necessary to satisfy the entire Indebtedness hereof made at any time by any one or more of the Country Club Loan Parties, or by anyone on behalf of any of the Country Club Loan Parties when not permitted as provided in this Section 2.3(b), or (2) any prepayment of the whole or any part of the outstanding Principal Indebtedness of any Country Club Loan after the end of the applicable No Prepayment Period on other than the date set forth in clauses (i) or (ii), as applicable (each such date being referred to herein as a "Scheduled Prepayment Date"), whether voluntary or involuntary, shall constitute an evasion of the prepayment terms of this Agreement and shall be deemed to be a voluntary prepayment of the entire Loan, and to the extent permitted by law, any such prepayment shall include an amount equal to five percent (5%) of the then outstanding Principal Indebtedness (after deducting from such outstanding Principal Indebtedness any amounts which Lender applies thereto from any CERA if Lender takes possession thereof following such Event of Default or default) (the "Evasion Prepayment Premium"); provided, however, that any prepayment in whole or in part of the outstanding Principal Indebtedness of the Loan resulting from application thereto of any Loss Proceeds required by Lender pursuant to the provisions of this Agreement or any of the Mortgages shall not include an Evasion Prepayment Premium, unless the events or circumstances leading up to, and/or including, the event which causes such Loss Proceeds to be available are the result of any bad faith act or omission of any Country Club Loan Party. Notwithstanding anything contained in this Section 2.3 to the contrary, it is expressly understood and agreed that the agreement by each Country Club Loan Party (i) not to prepay any Country Club Loan prior to the end of the applicable No Prepayment Period or on other than a Scheduled Prepayment Date, and (ii) to pay the Evasion Prepayment Premium set forth herein for any such prepayment of the Principal Indebtedness of the Loan prior to the end of the applicable No Prepayment Period or on other than a regularly Scheduled Prepayment Date constitute bargained-for consideration. It is further understood and agreed that the Evasion Prepayment Premium imposed herein shall be construed, interpreted and enforced in such a manner as to give effect to the Evasion Prepayment Premium required to be paid hereunder to the fullest extent possible and permitted by law with any portion of the Evasion Prepayment Premium that may be unlawful or unenforceable being waived and automatically stricken or otherwise changed to cause the Evasion Prepayment Premium, as revised, to be otherwise enforceable. It is the express intent of the parties hereto that under no circumstances shall the Principal Indebtedness of any Country Club Loan be prepaid by anyone prior to the end of the No Prepayment Period or on other than a Scheduled Prepayment Date, except upon the required application of any Loss Proceeds pursuant to the terms of this Agreement and the Mortgages, without paying to Lender the Evasion Prepayment Premium required herein and allowed by applicable law whether or not such prepayment occurs prior to or as a result of a foreclosure sale. Acceptance of the Evasion Prepayment Premium shall not prevent Lender from exercising any of its other rights and remedies under the Loan Documents or otherwise.

                                  /s/ Illegible
                          -----------------------------
      Initials of Authorized Representative of Each Country Club Loan Party

     BY INITIALING BELOW, EACH COUNTRY CLUB LOAN PARTY HEREBY EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT, PURSUANT TO THE FOREGOING PROVISIONS OF THIS AGREEMENT AND THE PROVISIONS OF EACH MORTGAGE, EACH COUNTRY CLUB LOAN PARTY HAS AGREED THAT NEITHER SUCH COUNTRY CLUB LOAN PARTY NOR ANYONE ELSE HAS A RIGHT TO PREPAY THE OUTSTANDING PRINCIPAL INDEBTEDNESS OF ANY COUNTRY CLUB LOAN IN WHOLE OR IN PART PRIOR TO THE END OF THE APPLICABLE NO PREPAYMENT PERIOD OR ON OTHER THAN A SCHEDULED PREPAYMENT DATE AND OTHERWISE IN STRICT COMPLIANCE WITH THIS
SECTION 2.3(b), EXCEPT BY REQUIRED APPLICATION OF ANY LOSS PROCEEDS PURSUANT TO THE PROVISIONS OF THIS AGREEMENT AND THE MORTGAGES, WITHOUT PAYMENT OF A PREMIUM, AND THAT SUCH COUNTRY CLUB LOAN PARTY, OR ANYONE ELSE MAKING SUCH PREPAYMENT, SHALL BE LIABLE FOR THE PAYMENT OF THE EVASION PREPAYMENT PREMIUM, WHETHER SUCH PREPAYMENT IS VOLUNTARY OR INVOLUNTARY OR RESULTS FROM THE ACCELERATION OF THE MATURITY HEREOF PRIOR TO THE END OF THE NO PREPAYMENT PERIOD DUE TO SUCH COUNTRY CLUB LOAN PARTY'S DEFAULT OR AN EVENT OF DEFAULT, INCLUDING, BUT NOT LIMITED TO, A TRANSFER OR FURTHER ENCUMBRANCE OF ANY COUNTRY CLUB PROPERTY, OR OTHERWISE, AND WHETHER OR NOT SUCH PREPAYMENT OCCURS PRIOR TO OR AS A RESULT OF A FORECLOSURE SALE. FURTHERMORE, BY INITIALING BELOW, EACH COUNTRY CLUB LOAN PARTY HEREBY WAIVES ANY RIGHTS IT MAY HAVE UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE THEREOF, AND EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT LENDER HAS MADE THE LOAN IN RELIANCE UPON SAID AGREEMENTS AND WAIVER BY EACH COUNTRY CLUB LOAN PARTY AND THAT LENDER WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH AGREEMENTS AND WAIVER BY EACH COUNTRY CLUB LOAN PARTY.


                                  /s/ Illegible
                          -----------------------------
     Initials of Authorized Representative of Each Country Club Loan Party.

               (v) Defeasance of a Country Club Loan. No Country Club Loan Party shall have the right to defease any portion of the Principal Indebtedness from time to time outstanding under its respective Country Club Loan prior to and including (a) the second (2nd) anniversary of the Closing Date for Three Year Loans, Seven Year Loans and Ten Year Loans, and (b) the third (3rd) anniversary of the Closing Date for Five Year Loans. From and after the day following (x) the second (2nd) anniversary of the Closing Date for Three Year Loans, Seven Year Loans and Ten Year Loans, and (y) the third (3rd) anniversary of the Closing Date for Five Year Loans, a Country Club Loan Party (the "Defeasance Loan Party") may defease, in whole but not in part, the outstanding Principal Indebtedness of its respective Country Club Loan (the "Proposed Defeasance Loan") upon ninety (90) days' prior written notice (the "Defeasance Notice") sent to and received by

Lender at Lender's address as provided in and in the manner specified in this Agreement, and Lender shall cause the lien of the Mortgage (the "Proposed Defeasance Mortgage") encumbering the Country Club Property (the "Proposed Defeasance Property") of the Defeasance Loan Party to be released upon fulfillment of the following conditions precedent on or before the first day of the Interest Period (the "Defeasance Date ") immediately following the ninetieth
(90th) day after receipt by Lender of the Defeasance Notice:

                    (A) No Event of Default or Potential Default shall have occurred and be continuing either at the time Lender receives the Defeasance Notice or on the Defeasance Date;

                    (B) For Three Year Loans, Seven Year Loans and Ten Year Loans, the Defeasance Date shall be no earlier than the later to occur of the first Business Day following the second (2nd) anniversary of the Closing Date, or the ninetieth (90th) day after receipt by Lender of the Defeasance Notice; for Five Year Loans, the Defeasance Date shall be no earlier than the later to occur of the first Business Day following the third (3rd) anniversary of the Closing Date, or the ninetieth (90th) day after receipt by Lender of the Defeasance Notice;

                    (C) The DCR on the Defeasance Date for the Country Club Loans other than the Proposed Defeasance Loan shall be no less than the greater of (i) the DCR for the Country Club Loans including the Proposed Defeasance Loan immediately prior to the Defeasance Date, or (ii) those set forth in the following table:

If Principal Indebtedness of Country Club             DCR Shall Be no Less Than:
Loans other than the Proposed Defeasance
Loan on the Defeasance Date Is Equal to or
Less Than

$125,000,000                                                     2.00X

$175,000,000                                                     1.85X

$250,000,000                                                     1.75X

                    (D) Lender shall have received interest accrued and unpaid on the Principal Indebtedness of the Proposed Defeasance Loan to and including the Defeasance Date;

                    (E) Lender shall have received payment of all other sums due under this Agreement with respect to the Proposed Defeasance Loan, the Proposed Defeasance Mortgage and the other Loan Documents as they relate to the Proposed Defeasance Loan;

                    (F) Lender shall have received the Defeasance Deposit; and

                    (G) Lender shall have received:

                         (I) a security agreement, in form and substance
satisfactory to Lender, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations (hereinafter defined) purchased on behalf of the Defeasance Loan Party with the Defeasance Deposit in accordance with the provisions of this Section 2.3(b)(v) (the "Defeasance Security Agreement");

                         (II) a release of the Proposed Defeasance Property from
the lien of the Proposed Defeasance Mortgage (for execution by Lender) in a form appropriate for the jurisdiction in which the Proposed Defeasance Property is located;

                         (III) a certificate executed by an Appropriate Officer
of CCI and the Defeasance Loan Party, certifying that the requirements set forth in this Section 2.3(b)(v) have been satisfied;

                         (IV) an opinion of counsel for the Defeasance Loan
Party in form satisfactory to Lender stating, among other things, that Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations purchased by Lender on behalf of the Defeasance Loan Party;

                         (V) such endorsements to the ALTA Title Policies as
Lender may reasonably require ensuring the continuing first priority of the Liens of the Mortgages securing the Country Club Loans of the Non-Defeasing Country Club Loan Parties following the defeasance of the Proposed Defeasance Mortgage; and

                         (VI) such other certificates, documents or instruments
as Lender may reasonably require.

                    (H) There shall be no less than three (3) Mortgages securing Country Club Loans after the release of the Proposed Defeasance Mortgage;

                    (I) The Defeasance Loan Party shall appoint Lender as its agent and attorney-in-fact (said appointment being coupled with an interest) for the purpose of using the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled payment dates after the Defeasance Date upon which interest and principal payments are required under this Agreement with respect to the Proposed Defeasance Loan (including the amounts due on the Maturity Date for the Proposed Defeasance Loan) and in amounts equal to the scheduled payments due on such dates and on such Maturity Date under this Agreement (the "Scheduled Defeasance Payments"). The Defeasance Loan Party, pursuant to the Defeasance Security Agreement or other appropriate documents, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to Lender and applied to satisfy the obligations of the Defeasance Loan Party under this Agreement and under the other Loan Documents;

                    (J) Upon compliance with the requirements of this Section 2.3(b)(v), the Proposed Defeasance Property shall be released from the lien of the Proposed Defeasance Mortgage and the pledged U.S. Obligations shall be substituted as part of the

Collateral securing obligations theretofore secured by the Proposed Defeasance Mortgage. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required pursuant to this Section 2.3(b)(v) shall be remitted to the Defeasance Loan Party together with the release of the Proposed Defeasance Property from the lien of the Proposed Defeasance Mortgage. In connection with such release, Lender shall establish or designate a successor entity (the "Successor Loan Party"), and the Defeasance Loan Party shall transfer, delegate and assign all obligations, rights and duties of the Defeasance Loan Party under and to this Agreement and all other Loan Documents together with the pledged U.S. Obligations to such Successor Loan Party. Such Successor Loan Party shall assume the obligations of the Defeasance Loan Party under this Agreement and under the Defeasance Security Agreement, and the Defeasance Loan Party shall be relieved of its obligations hereunder and thereunder. The Defeasance Loan Party shall pay to any such Successor Loan Party any consideration required by such Successor Loan Party for assuming the obligations under this Agreement and the Defeasance Security Agreement, but in any event at least $1000.00. The Defeasance Loan Party shall pay all costs and expenses incurred by Lender, including Lender's attorneys' fees and expenses, in connection with the defeasance of the Proposed Defeasance Loan; and

                    (K) As used in this Agreement, the following terms shall have the following meanings:

                         (I) "Defeasance Deposit" means an amount equal to the
remaining Principal Indebtedness on the Proposed Defeasance Loan immediately prior to the Defeasance Date, the Loss of Yield over the remainder of the term of the Proposed Defeasance Loan from the Defeasance Date to the Maturity Date of the Proposed Defeasance Loan, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the obligations of the Defeasance Loan Party or otherwise required to accomplish the agreements of this
Section 2.3(b)(v); and

                         (II) "U.S. Obligations" means direct non-callable
obligations of the United States of America; and

                         (III) In calculating DCR and Annual Debt Service for
purposes of this Section 2.3(b)(v), (a) the applicable determination date shall be the Defeasance Date, (b) Net Operating Income shall be calculated for all Country Club Loan Parties, other than the Defeasance Loan Party, for which there remains outstanding a Country Club Loan on the Defeasance Date (collectively, the "Non-Defeasing Country Club Loan Parties"), which Net Operating Income shall be for the four Fiscal Quarters ending immediately prior to the Defeasance Date and shall be as set forth in the financial statements provided to Lender for such four Fiscal Quarters, and (c) Annual Debt Service shall be calculated based on the Country Club Loans of the Non-Defeasing Country Club Loan Parties.

               (vi) Release of the Releasing Loan Party Mortgage. From and after the day following the second (2nd) anniversary of the Closing Date for Three Year Loans, Seven Year Loans and Ten Year Loans and from and after the day following the third (3rd) anniversary of the Closing Date for Five Year Loans, a Country Club Loan Party (the "Releasing Loan Party") may obtain a release of the Mortgage (the "Proposed Release Mortgage") securing the Country Club Loan (the "Proposed Release Loan") that encumbers its Country Club Property (the "Proposed Release Property") upon ninety (90) days' prior written notice (the "Release Notice") sent to and received by Lender at Lender's address as provided in and in the manner specified in this Agreement, and Lender shall cause the lien of the Proposed Release Mortgage to be released upon fulfillment of the following conditions precedent on or before the first day of the Interest Period (the "Release Date") immediately following the ninetieth (90th) day after receipt by Lender of the Release Notice:

                    (A) The Releasing Loan Party shall have paid Lender the outstanding Principal Indebtedness of the Proposed Release Loan plus (x) all accrued and unpaid interest thereon, (y) the Prepayment Premium for Seven Year Loans and Ten Year Loans, and (z) all other sums due under this Agreement with respect to the Proposed Release Loan, the Proposed Release Mortgage and the other Loan Documents as they relate to the Proposed Release Loan;

                    (B) For Three Year Loans, Seven Year Loans and Ten Year Loans, the Release Date shall be no earlier than the later to occur of the first Business Day following the second (2nd) anniversary of the Closing Date, or the ninetieth (90th) day after receipt by Lender of the Release Notice; for Five Year Loans, the Release Date shall be no earlier than the later to occur of the first Business Day following the third (3rd) anniversary of the Closing Date, or the ninetieth (90th) day after receipt by Lender of the Release Notice;

                    (C) No Event of Default or Potential Default shall have occurred and be continuing either at the time Lender receives the Release Notice or on the Release Date;

                    (D) Lender shall have received evidence that the DCR for the Country Club Loans other than the Proposed Release Loan shall be no less than the greater of (i) the DCR for the Country Club Loans including the Proposed Release Loan immediately prior to the Release Date, or (ii) those set forth in the following table:

If Principal Indebtedness of Country Club             DCR Shall Be no Less Than:
Loans other than the Proposed Release Loan on the Release Date Is Equal to or Less Than

$125,000,000                                                     2.00X

$175,000,000                                                     1.85X

$250,000,000                                                     1.75X

                    (E) Lender shall have received such endorsements to the ALTA Title Policies as Lender may reasonably require ensuring the continuing first priority of the Liens of the Mortgages securing the Country Club Loans of the Non-Releasing Country Club Loan Parties following the release of the Proposed Release Loan;

                    (F) There shall be no less than three (3) Mortgages securing the Country Club Loans following the release of the Proposed Release Mortgage; and

                    (G) Lender shall have received such other certificates, documents or instruments as Lender may reasonably request.

                    (H) In calculating DCR and Annual Debt Service for purposes of this Section 2.3(b)(vi), (a) the applicable determination date shall be the Release Date, (b) Net Operating Income shall be calculated for all Country Club Loan Parties, other than the Releasing Loan Party, for which there remains outstanding a Country Club Loan on the Release Date (collectively, the "Non-Releasing Country Club Loan Parties"), which Net Operating Income shall be for the four Fiscal Quarters ending immediately prior to the Release Date and shall be as set forth in the financial statements provided to Lender for such four Fiscal Quarters, and (c) Annual Debt Service shall be calculated based on the Country Club Loans of the Non-Releasing Country Club Loan Parties.

               (vii) Substitution of Country Club Property. A Country Club Loan Party may request in a writing delivered to Lender at any time ("Substitution Request") that a different property (a "Substitute Property") be substituted (a "Substitution") for the Country Club Property of such Country Club Loan Party (the "Original Property"). Lender may in its sole discretion, but shall have no obligation to, approve such Substitution Request; provided that Lender shall only consider a Substitution Request upon fulfillment of the following conditions precedent:

                    (A) No Event of Default or Potential Default shall have occurred and be continuing either at the time Lender receives the Substitution Request or on the date the Substitution takes place as determined by Lender ("Substitution Date");

                    (B) Lender shall have received evidence that the DCR for the Country Club Loans (including the Substitute Property on a pro forma basis) after giving effect to the Substitution shall be no less than those set forth in the following table:

If Principal Indebtedness of the Country Club
Loans immediately after Substitution Is Equal
to or Less Than                                       DCR Shall Be no Less Than:

$125,000,000                                                     2.00X

$175,000,000                                                     1.85X

$250,000,000                                                     1.75X

                    (C) The appraised value of the Substitute Property on the Substitution Date (as set forth in an MAI appraisal of the Substitute Property approved by Lender in its sole discretion and dated as of the Substitution Date (the "Approved Substitute Property MAI Appraisal") shall be not less than both
(i) the appraised value of the Original Property as set forth in the appraisal of the Original Property approved by Lender at the Closing of the Loan (the "Approved Original Property Closing Date Appraisal"), and (b) One Hundred Ten Percent (110%) of the appraised value of the Original Property on the Substitution Date, as set forth in an MAI appraisal of the Original Property approved by Lender in its sole discretion and dated as of the Substitution Date (the "Approved Original Property Substitution Date Appraisal");

                    (D) The Net Operating Income for the Substitute Property shall be equal to or greater than the historical Net Operating Income for the Original Property, all as determined by Lender in its discretion;

                    (E) There shall be funded a reserve for capital expenditures with respect to the Substitute Property in the amounts and at the times required by Lender in its sole discretion;

                    (F) Lender shall have received:

                         (I) a release of the Original Property from the lien of
the Mortgage (for execution by Lender) in a form appropriate for the jurisdiction in which the Original Property is located;

                         (II) a certificate executed by an Appropriate Officer
of CCI, the Country Club Loan Party that owns the Original Property and the owner of the Substitute Property (the "Substitute Country Club Loan Party"), certifying that the requirements set forth in this Section 2.3(b)(vii) have been satisfied;

                         (III) a Mortgage, in form and substance satisfactory to
Lender, creating a first priority lien in favor of Lender on the Substitute Property to secure all the obligations of the Country Club Loan Parties (including the Substitute Country Club Loan Party) under this Agreement, the Note and all other Loan Documents;

                         (IV) an environmental indemnity agreement covering the
Substitute Property executed by the Substitute Country Club Loan Party as Indemnitor in favor of Lender, in substantially the same form as the Environmental Indemnities;

                         (V) an opinion of counsel for the Country Club Loan
Party that owns the Original Property and for the Substitute Country Club Loan Party in form satisfactory to Lender and its counsel covering such matters as Lender and its counsel may require in their sole discretion;

                         (VI) such endorsements to the ALTA Title Policies as
Lender may reasonably require ensuring the first priority of the Lien of the Mortgage on the Substitute Property and ensuring the continuing first priority of the Liens of the Mortgages on each Country Club Loan Property of each Country Club Loan Party, other than the Country Club Loan Party that owns the Original Property, for which there remains outstanding a Country Club Loan on and after the date of the Substitution (collectively, the "Non-Substituting Country Club Loan Parties"); and

                         (VII) such other certificates, documents or instruments
as Lender may require, including, without limitation, an assumption of the obligations of the Country Club Loan Party that owns the Original Property by the Substitute Country Club Loan Party under all the Loan Documents and such amendments to the Loan Documents as Lender may require as a condition to Lender's consent to the Substitution, which consent may be given or withheld by Lender for any reason or no reason in Lender's sole and absolute discretion.

     2.4. Manner of and Place of Payment. All payments made hereunder, under the Note or under any other Loan Document shall be made in accordance with the provisions hereof or thereof without setoff or counterclaim as against Lender, in lawful money of the United States of America, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority. All payments made hereunder, under the Note or under any other Loan Document must be received by 11:00 a.m., California time and made to Lender at its offices located at 700 Newport Center Drive, Newport Beach, California 92660, Attention: Loan Services, or as Lender may designate from time to time by notice. If a payment is received after the time specified above, the payment shall be deemed received by Lender on the following Business Day. If any payment is due and payable on other than a Business Day, that payment shall be payable on the next succeeding Business Day.

     2.5. Legal Tender. All amounts payable hereunder, under the Note or under any other Loan Document are payable in lawful money or legal tender of the United States of America.

     Section 3. Disbursement of Loan Proceeds.

     3.1. Funding of Loan.

          (a) Upon the fulfillment of all the conditions set forth in this
Section 3 to the disbursement of the proceeds of the Loan, or the waiver of any such conditions in writing, Lender shall disburse to or at the direction of each Country Club Loan Party the amount of the Country Club Loan set forth for such Country Club Loan Party on Schedule II.

          (b) If requested by CCI and the Country Club Loan Parties, Lender shall fund the proceeds of the Loan required to be funded by Lender pursuant to this Agreement through an escrow. If funding is to take place through an escrow, conditions denominated conditions precedent in this Agreement, other than conditions that are by their terms, to be fulfilled no later than a specified number of days before the Closing Date, may be fulfilled simultaneously with such funding through escrow.

          (c) Each Country Club Loan Party and Lender hereby acknowledge and agree that on the date of the execution and delivery of this Agreement by Lender, all of the conditions to funding set forth in this Section 3 have been fulfilled, and that on such date, Lender is unconditionally obligated to fund the Loan.

     3.2. Conditions Precedent to Funding of Loan. In addition to the requirements, conditions and limitations set forth in Section 3.1, the obligation of Lender to make the Loan shall be subject to fulfillment of the following conditions precedent:

          (a) The Loan Parties shall have provided, at their expense, to Lender not more than thirty (30) days after the date of the Loan Commitment Letter nor less than fifteen (15) days prior to the Closing Date (unless a different time for delivery is otherwise indicated), the following items, each of which must be prepared by parties reasonably approved by Lender, and must be in form and content satisfactory to Lender in all respects:

               (i) With respect to each Country Club Property, a current survey (a "Survey") by a licensed surveyor reasonably satisfactory to Lender and in any event complying with the requirements of the Title Company and any reinsurers, which Survey shall include a legal description of such Country Club Property, the square footage of the land and Improvements (together with an indication as to whether or not any portion of the Country Club Property is located in a flood risk zone), and certification to Lender and to the Title Company in a form reasonably satisfactory to Lender. Lender may request that the Survey comply with the current Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys (such a Survey being referred to herein as an "ALTA Survey") for any portion of any Country Club Property, but only if either (x) the preparation of such a Survey would not delay the Closing of the Loan beyond June 3, 2003 or (y) Lender reasonably determines that such a Survey is required to assure Lender that there are no material issues concerning the location of Improvements on such Country Club Property and the relation of such Improvements to the boundaries of such Country Club Property and any easements or other Improvements located on such Country Club Property.

               (ii) With respect to each Country Club Property, an ALTA Title Policy together with (A) legible photocopies of all recorded title exceptions and a full-size copy of all recorded subdivision, tract or plat maps of such Country Club Property approved (to the extent required by any Requirements of Law) by all Governmental Authorities, if applicable, and (B) such endorsements as Lender may require, including, without limitation, a zoning endorsement and endorsements insuring against encroachments except those approved by Lender prior to Closing, and endorsements insuring that the golf course and all other Improvements are located within the legal descriptions attached to the Mortgages and insured under such policy, in each case regardless of whether there is for the property covered by the policy an ALTA Survey. The Title Company shall reinsure its liability under such policy with such reinsurers and in such amounts as Lender may require in its discretion.

               (iii) With respect to each Loan Party, a current UCC Search together with copies of any filed UCC-1 Financing Statements.

               (iv) With respect to each Loan Party, searches of ownership of, and Liens on, Intellectual Property in the appropriate governmental offices.

               (v) With respect to each Loan Party, such patent/trademark/copyright filings, duly executed and acknowledged where required, as are reasonably requested by Lender in order to perfect Lender's security interest in the Intellectual Property of such Loan Party.

               (vi) With respect to each Country Club Property, evidence of the insurance coverage set forth in the Mortgage encumbering such Country Club Property.

               (vii) [Intentionally Deleted].

               (viii) Duplicate originals (or copies certified by the relevant Country Club Loan Party and the lessee thereto as being true copies of such originals) of all Real Property Leases affecting each Country Club Property as of the Closing Date, together with (x) a subordination, nondisturbance and attornment agreement signed by each lessee party to such Real Property Lease, and (y) current estoppel certificates from all such lessees in occupancy at the time of Closing on any portion of the Country Club Property on forms prepared by Lender's counsel.

               (ix) Duplicate originals (or copies certified by the relevant Country Club Loan Party and the lessor thereto as being true copies of such originals), of all golf cart leases affecting any Country Club Property or any business located thereon as of the Closing Date.

               (x) With respect to each Country Club Property, a detailed operating statement certified by an Appropriate Officer of the Country Club Loan Party owning such Country Club Property and of CCI showing actual Fiscal Month totals of amounts collected and expended for such Country Club Property for 2002.

               (xi) With respect to each Country Club Property, a schedule of greens fees in effect as of the Closing Date for non-members certified by an Appropriate Officer of the Country Club Loan Party owning such Country Club Property.

               (xii) With respect to each Country Club Property, a club membership roll (including a maturity report) dated not earlier than ten (10) days prior to the Closing Date showing members' names, types of memberships, amount of initiation deposits and initiation fees (and due dates), effective dates and all membership dues, certified by an Appropriate Officer of the Country Club Loan Party owning such Country Club Property as being accurate and complete in all material respects.

               (xiii) With respect to each Country Club Property, copies of the most recent bill for real property taxes and any other taxes constituting a lien on such Country Club Property, or other evidence that the Country Club Property is segregated on the tax rolls from all other property.

               (xiv) A closing certification (each, a "Closing Certification") executed by an Appropriate Officer of each Country Club Loan Party covering such matters as Lender may request, including, but not limited to, a representation that there is no litigation pending against such Country Club Loan Party or the Country Club Property owned by such Country Club Loan Party and encumbered by a Mortgage.

               (xv) With respect to any Country Club Property that is part of a larger parcel of land, evidence that the lien of the Mortgage on, or a foreclosure of such lien and conveyance of the Country Club Property of less than the entire parcel will not violate any subdivision or lot split rules, regulations or ordinances applicable to the Country Club Property or the parcel of which the Country Club Property is a part.

               (xvi) With respect to each Country Club Property, a copy of any reciprocal easement agreement or operating agreement affecting such Country Club Property together with a current estoppel certificate in form satisfactory to Lender from the parties to any such agreement.

               (xvii) With respect to each Country Club Property, a copy of the Management Agreement and of any other management or consulting agreement covering all or any part of such Country Club Property or any business conducted thereon, together with one or more agreements, in form and substance satisfactory to Lender executed by the Manager under the Management Agreement and the managers and consultants under any of such other management or consultant agreements, subordinating their rights to the payment of management and consultant fees, waiving lien rights and agreeing to continue or terminate performance, upon certain events specified therein.

               (xviii) An opinion of counsel of each Loan Party satisfactory to Lender covering such matters as Lender or its counsel may reasonably request.

               (xix) With respect to each Country Club Property, a copy of the permanent certificate of occupancy or its equivalent for any hotel, restaurant, clubhouse, any other outbuilding or any other Improvement issued by the appropriate Governmental Authority.

               (xx) An M.A.I. appraisal for each Country Club Property prepared by an appraiser reasonably satisfactory to Lender and otherwise in form and substance and prepared as of a date reasonably satisfactory to Lender. The M.A.I appraisals for all the Country Club Properties shall support a value of not less than Three Hundred Twenty Million Nine Hundred Ten Thousand Dollars ($320,910,000.00) in the aggregate.

               (xxi) With respect to each Country Club Property, an inventory of all personal property with a market value equal to or greater than $3,000 located on or used in connection with the Country Club Property or in which the Country Club Loan Party that owns such Country Club Property has an interest.

               (xxii) With respect to each Country Club Property, copies of all operating licenses and permits issued by Governmental Authorities having jurisdiction over such Country Club Property.

               (xiii) With respect to each Country Club Property, a zoning compliance letter issued by the Governmental Authority having jurisdiction over the Country Club Property for zoning purposes.

               (xiv) With respect to the Firestone Property, a property condition report in form and substance and prepared by a Person satisfactory to Lender.

               (xxv) With respect to each Country Club Property, at least 20 days prior to Closing, a report acceptable to Lender evidencing the continued availability of water to such Country Club Property in quantities sufficient to maintain the continuous operation of the golf course, hotel, restaurant, swimming pools, fountains, water features and/or any other business or businesses located on such Country Club Property.

               (xxvi) With respect to each Country Club Property, evidence of the availability, adequacy and status of connection of all utilities required for the operation of such Country Club Property other than water, including specifically, gas, electricity, storm water, sewer and telephone services.

               (xxvii) With respect to each Country Club Property, at least 20 days prior to Closing, if available, duplicate copies in reproducible form of final "design" plans and specifications (including soils reports, supporting engineering calculations and any related shop, fabrication and erection drawings) approved by the Governmental Authority having jurisdiction over the Country Club Property and used in the construction of the Improvements located thereon. (Lender further shall have the right to make such inspections of each Country Club Property as it deems necessary to determine, to Lender's satisfaction, that the Improvements were constructed and completed in accordance with the plans and specifications and are structurally sound and in good physical condition. Any review or approval by Lender of the plans and specifications and any inspection by Lender of the Improvements on any Country Club Property shall not constitute an assumption of liability, a warranty or a representation by Lender or any of its agents to any Person concerning any Country Club Property or any Improvements thereon.)

               (xxviii) With respect to each Country Club Property, at least 45 days prior to Closing, a preliminary site assessment report (each, a "Report") with respect to Hazardous Substances covering such Country Club Property prepared by a qualified state registered professional environmental auditor. Each Report shall include, but not be limited to: (i) past uses of the site,
(ii) a determination of the existence, identity, location and amount of asbestos, PCBs, petroleum and petroleum products, and other Hazardous Substances, (iii) a mold assessment, (iv) a determination of the existence at any time of any underground storage tanks which may have contained Hazardous Substances, including petroleum or petroleum products, (v) a determination of the likelihood of soil or groundwater contamination on or under such Country Club Property or from such Country Club Property under or onto neighboring property or from neighboring property onto or under such Country Club Property,
(vi) an estimation of the cost of remediation of any Hazardous Substances located on or under such Country Club Property or released in connection therewith and the health and safety risks resulting from the presence of any Hazardous Substances on or under such Country Club Property, and (vii) disclosure of inclusion or potential inclusion of such Country Club Property or neighboring properties on any state or Federal listing of environmental problem sites. Based upon Lender's review of a Report for a Country Club Property or Lender's inspection of such Country Club Property, Lender may require as a further condition to Closing the relevant Loan Party to provide further information or a detailed environmental report or site characterization (which may include soil, groundwater and mold sampling and testing), an update of the Report and/or a Phase II environmental report.

               (xxix) With respect to each Variable Rate Loan, (i) evidence satisfactory to Lender that the Country Club Loan Party with such Variable Rate Loan has entered into a Cap Agreement with a Counterparty reasonably acceptable to Lender with a protected interest rate cap at or below 500 basis points over 30-Day LIBOR on the Closing Date, and (ii) an assignment by such Country Club Loan Party to Lender of its interest in the Cap Agreement, together with a written consent of the Counterparty to the Cap Agreement to such assignment and to payment to Lender of all sums owing to such Country Club Loan Party under the Cap Agreement without offset or deduction of any kind, except as expressly provided in the Cap Agreement, on a form satisfactory to Lender (a "Consent to Assignment"). The Cap Agreement will be effective beginning with the first day of the calendar month following the Closing Date (or with the Closing Date if the Closing Date shall occur on the first day of a calendar month) and the term of the Cap will be for a minimum of two (2) years. The notional amount for the Cap Agreement shall be the principal amount of the Variable Rate Loan in question and all payment terms, including the Interest Determination Date and the Interest Period, shall match the payment terms of such Variable Rate Loan.

               (xxx) All of the Loan Documents and the Guaranty each (except the UCC-1 Financing Statements) to be duly executed by all of the parties thereto (other than Lender).

               (xxxi) Such documents and certificates as Lender or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Loan and the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance satisfactory to Lender and its counsel, including, without limitation, the federal tax identification number of each Loan Party and such certificates of existence, certificates of good standing, certified copies of operating agreements, articles of incorporation, bylaws, board resolutions and member authorizations including any amendments or restatements thereof and other certificates or documents as Lender may require to evidence the authority of each Loan Party to transact business from all appropriate state authorities, all dated no more than thirty (30) days prior to the Closing Date.

               (xxxii) With respect to each Country Club Property, evidence that such Country Club Property is not located within any flood plain or special flood hazard area, or evidence that the Country Club Loan Party that owns such Country Club Property has applied for and received the flood insurance covering such Country Club Property as required by the Mortgage covering such Country Club Property.

               (xxiii) With respect to each Country Club Property, evidence that all the streets furnishing access to such Country Club Property have been dedicated to public use and installed and accepted by applicable Governmental Authorities or that such access is otherwise available pursuant to nonforfeitable easement rights.

               (xxxiv) With respect to each Loan Party, Lender shall have received a certificate executed by an Appropriate Officer of such Loan Party, in form and substance satisfactory to Lender, regarding the financial condition, solvency and related matters of each of such Loan Parties.

               (xxxv) With respect to the Ipswich Property, Lender shall have received such amendments to the Ipswich Ground Lease as Lender may reasonably require, together with a landlord estoppel in form and content reasonably satisfactory to Lender, in each case duly executed by the Ipswich Ground Lessor and the New England Country Club.

               (xxxvi) With respect to the Braemar Property, the Porter Valley Property, and the San Francisco Tennis Club Property (each a "California Country Club Property"), Lender shall have received at the sole expense of the applicable Country Club Loan Parties a report satisfactory to Lender in all respects, prepared by a duly licensed and qualified engineer approved by Lender (the "Engineer"), on the design and construction of each Improvement located on each California Country Club Property relative to probable damage from credible earthquake events occurring at such California Country Club Properties. The report shall be based on a review by the Engineer of (a) the earthquake history at and in the vicinity of each California Country Club Property, (b) the distance of each California Country Club Property from known faults, (c) the geology and seismicity of each California Country Club Property (including, without limitation, soils and geologic design data), (d) the structural design of the Improvements located on each California Country Club Property (including, without limitation, structural calculations, dynamic analysis, applicable state and local building codes in effect when built, mounting and support design and installation for mechanical, electrical and plumbing systems, design and installation of foundations, and design and installation of glazing and exterior wall panels), (e) the performance during earthquake events of structures similar to the Improvements located on each California Country Club Property, and (f) and all other information deemed necessary by the Engineer to assess the proper design of the Improvements located on each California Country Club Property to minimize damage from earthquake risk. The report must show that each Improvement located on a California Country Club Property (i) is able to maintain its vertical load carrying capacity of the structural system in whole or in part during an MFL condition, (ii) is expected to sustain a property damage loss of less than twenty percent (20%) of its present day replacement cost value during a PML condition, (iii) is not located within a generally recognized active or potentially active earthquake fault zone or any special earthquake studies zone, as identified by any federal, state or local governmental agency, and (iv) will not have significant seismic exposure during either a PML or MFL condition to other earthquake hazards such as, but not limited to, soil liquefaction, a ground deformation, subsidence, rupture, differential settlement, sliding, slumping, flooding from dam and dike failure, seiche or tsunami.

               (xxxvii) Such other instruments, evidence or certificates as Lender may reasonably request.

          (b) Each Country Club Loan Party shall have established a deposit account with an Approved Financial Institution (individually and collectively referred to herein as a "CERA"). Each Country Club Loan Party shall have delivered to Lender a control agreement satisfactory in form and substance to Lender and duly executed by the Approved Financial Institution at which its respective CERA is established (the "CERA Depository Bank"), and such other documents and instruments necessary to perfect a first priority security interest in favor of Lender in such CERA. The Country Club Loan Parties may establish a single CERA.

          (c) Each Country Club Loan Party shall have delivered to Lender (i) a control agreement (each a "Country Club Party Account Control Agreement" and collectively the "Country Club Loan Party Account Control Agreements ") satisfactory in form and substance to Lender and duly executed by such Country Club Loan Party and its respective Manager and by the approved Financial Institution (each a "Country Club Loan Party Bank" and collectively the "Country Club Loan Party Bank") at which such Country Club Loan Party has established a bank account (each a "Country Club Loan Party Account"), and (ii) such other documents and instruments necessary to perfect a first priority security interest in favor of Lender in such Country Club Loan Party Account. Lender shall have the right to direct the Country Club Loan Party Bank to remit sums in the Country Club Loan Party Accounts to Lender upon the occurrence of an Event of Default or pursuant to the provisions of Section 6.4 of this Agreement.

          (d) Lender shall have been paid by the Loan Parties all fees and costs incurred by Lender in connection with the Closing, including reasonable legal fees, appraisal fees, inspection fees, and analysis costs.

          (e) The representations and warranties made by each Loan Party, as contained in this Agreement and in all other Loan Documents and the Guaranty shall be true and correct in all material respects as of the Closing Date.

          (f) The covenants made by each Loan Party, as contained in this Agreement and in all other Loan Documents shall have been fully complied with in all material respects.

          (g) The Improvements located on each Country Club Property shall not have been materially injured, damaged or destroyed by fire or other casualty, nor shall any material part of any Country Club Property be subject to condemnation proceedings or negotiations for sale in lieu thereof.

          (h) There shall exist no Event of Default or Potential Default under any of the Loan Documents.

          (i) All conditions to the funding of the loans from Lender to each of the Resort Loan Parties that are party to that certain Loan Agreement (Resort Loans), dated of even date herewith, between Lender and each of the Resort Loan Parties named therein (as defined therein) shall have been fulfilled (the "Resort Loan Agreement").

          (j) Lender shall have approved in its sole and absolute discretion the restructuring by CCI and each of its consolidated Subsidiaries of any and all unsecured Indebtedness of CCI or any such Subsidiaries.

     Section 4. Representations and Warranties of Each Country Club Loan Party. As an inducement to Lender to enter into the Loan Documents and to make the Loan as provided herein, each Country Club Loan Party represents and warrants to Lender that as of the date hereof, and as of the Closing Date, each of the following representations and warranties is and shall be true and correct in all material respects:

     4.1. Due Authorization; Organizational Documents.

          (a) Each of the Country Club Loan Parties other than ClubCorp Texas
(i) is a corporation duly formed, validly existing, in good standing and is qualified to do business under the laws of the State of its incorporation, and is in good standing and qualified to do business under the laws of the State where the Country Club Property owned by it is located, (ii) has the authority to own its respective Country Club Property, to enter into the Loan Documents and to consummate the transactions contemplated thereby, and (iii) is qualified to do business in each jurisdiction where it is required to be qualified in order to conduct its business.

          (b) ClubCorp Texas (i) is a limited partnership duly formed, validly existing, in good standing and qualified to do business under the laws of the State of its formation, and is in good standing and qualified to do business under the laws of the State where the Country Club Property owned by it is located, (ii) has the authority to own its Country Club Property, to enter into the Loan Documents and to consummate the transactions contemplated thereby, and
(iii) is qualified to do business in each jurisdiction where it is required to be qualified in order to conduct its business. ClubCorp Texas GP is the sole general partner of ClubCorp Texas and (i) is a limited liability company duly formed, validly existing, in good standing and is qualified to do business under the laws of the State of its incorporation, and is in good standing and qualified to do business under the laws of the State where the Country Club Property owned by ClubCorp Texas is located, (ii) has the authority to own its general partnership interest in ClubCorp Texas, to enter into the Loan Documents and Environmental Indemnity as general partner of ClubCorp Texas and to consummate the transactions contemplated thereby, and (iii) is qualified to do business in each jurisdiction where it is required to be qualified in order to conduct its business.

          (c) True, correct and complete copies of the organizational documents of each Country Club Loan Party and ClubCorp Texas GP, including any and all amendments thereto, have been delivered to Lender by the Country Club Loan Parties.

          (d) Each of the Country Club Loan Parties has the corporate, limited partnership or other necessary power and authority to make, deliver and perform the Loan Documents to which it is a party, and to obtain extensions of credit hereunder, and has taken all necessary corporate, limited partnership or other necessary action to authorize the borrowings and other extensions of credit on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Loan Documents to which it is a party.

     4.2. Restricted Activities. Each Country Club Loan Party is engaging only in the following business activities: To (a) acquire, hold, own, manage, operate, lease, improve, develop and dispose of ownership interests in such Country Club Loan Party's respective Country Club Property, including appurtenances, improvements and incidental tangible and intangible personal property; (b) conduct the businesses operating on such Country Club Property on the date hereof; and (c) conduct such other activities incidental to the foregoing as such Country Club Loan Party may determine to be necessary or desirable.

     4.3. No Default. No Country Club Loan Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect.

     4.4. Ownership. Each Country Club Loan Party is the owner of, and has good and marketable or indefeasible title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Encumbrances.

     4.5. Transactions with Affiliates. With the exception of the Management Agreement relating to the Country Club Property owned by a Country Club Loan Party and transactions expressly contemplated thereunder, each Country Club Loan Party has not purchased, acquired or leased any property from, or sold, transferred or leased any property to, or loaned or advanced any money to, or borrowed any money from, or guaranteed any obligation of, or acquired any stock, obligations, or securities of, or entered into any merger or consolidation agreement, or any management or similar agreement with, any Affiliate of such Country Club Loan Party, or entered into any other transaction or arrangement or made any payment to (including, without limitation, on account of any management fees, services fees, office charges, consulting fees, technical services charges or tax sharing charges) or otherwise dealt with, in the ordinary course of business or otherwise, any Affiliate of such Country Club Loan Party on terms other than arm's-length commercially reasonable terms.

     4.6. No Violation. With respect to each Country Club Loan Party, the execution, delivery and performance of the Loan Documents to which such Country Club Loan Party is a party, such Country Club Loan Party's obligations thereunder, the creation of the security interests and Liens provided for in this Agreement and the other Loan Documents relating to such Country Club Loan Party's Country Club Property and the consummation of the transactions contemplated hereby (a) have been duly authorized by all requisite action on the part of such Country Club Loan Party and all Related Persons, (b) do not violate the organizational documents of such Country Club Loan Party or such other Related Persons, (c) do not in any manner violate, conflict with or constitute a default under any agreement, instrument or document to which such Country Club Loan Party is a party or any material agreement by which it or such Country Club Loan Party's Country Club Property is bound, or violate any Requirements of Law to which such Country Club Loan Party or any of its Country Club Property is subject, and (d) do not result in the imposition of a Lien on any of the Country Club Properties other than Permitted Encumbrances.

     4.7. Consents. With respect to each Country Club Loan Party, except for the filing of the UCC-1 Financing Statements and the recordation of the Mortgages, no consents, approvals, filings, permits or notices of, from, with or to any Person are required on the part of such Country Club Loan Party in connection with the execution of this

Agreement or the performance any of the transactions contemplated hereby that have not been duly obtained, made or given, as the case may be.

     4.8. Solvency. None of the transactions contemplated by this Agreement and the other Loan Documents (collectively, the "Loan Transactions") and none of the restructurings of any of the unsecured Indebtedness of CCI or any of its consolidated Subsidiaries will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of any Country Club Loan Party, and after giving effect to the Loan Transactions, the fair saleable value of the assets of each of the Country Club Loan Party exceeds and will, immediately following the closing of the Loan Transactions, exceed such Country Club Loan Party's total liabilities, including without limitation subordinated, unliquidated and disputed liabilities and Contingent Obligations. Each Country Club Loan Party was generally paying its debts as they became due prior to the execution of this Agreement, unless such debts were the subject of a bona fide dispute, and such Country Club Loan Party believes that it will be able to continue paying its debts as they become due following the Loan Transactions, including Contingent Obligations reasonably likely to become due. After giving effect to the Loan Transactions, each Country Club Loan Party will not be left with an unreasonably small capital for the business or transactions in which it is engaged or about to be engaged.

     4.9. No Bankruptcy Filing. No Country Club Loan Party is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and each Country Club Loan Party has no knowledge of any Person contemplating the filing of any such petition against it or against any other Country Club Loan Party.

     4.10. Tax Filing. Each Country Club Loan Party has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by such Country Club Loan Party, if any. Each Country Club Loan Party believes that its tax returns properly reflect the income and credits and losses of such Country Club Loan Party for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

     4.11. Not Foreign Person. No Country Club Loan Party is a "foreign person" within the meaning of (S) 1445(f)(3) of the Code.

     4.12. Defenses. The Loan Documents are not subject to any valid right of rescission, setoff, abatement, diminution, counterclaim or defense as against Lender and its successors and assigns in interest, including the defense of usury, and the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, will not render the Loan unenforceable, in whole or in part, or subject to any right of rescission, setoff, abatement, diminution, counterclaim or defense, including the defense of usury, and no Country Club Loan Party has taken any action which would give rise to the assertion of any of the foregoing and no such right of rescission, setoff, abatement, diminution, counterclaim or defense, including the defense of usury, has been asserted with respect thereto.

     4.13. Insurance. Each Country Club Property is covered by insurance of the type and in the amounts and provided by the carriers required by the Mortgage encumbering such Country Club Property.

     4.14. Other Debt. No Country Club Loan Party is obligated for any Indebtedness other than the Loan, Indebtedness for trade payables, operating expenses incurred in the ordinary course of business, and Capital Lease Obligations or Indebtedness in connection with the purchase of Personal Property that do not exceed the amount (both in terms of aggregate principal amount or the amount of all capital lease payments, as the case may be, and in terms of the aggregate amount of each periodic payment of both Capital Lease Obligations and purchase money indebtedness) that is reasonable and customary for a business operation of the type that is conducted on the Country Club Property of such Country Club Loan Party.

     4.15. Enforceability. The Loan Documents executed by each Country Club Loan Party have been duly and validly authorized, executed and delivered by such Country Club Loan Party, and are valid, legal, binding and enforceable obligations of such Country Club Loan Party, subject to enforcement of bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor's rights and to general principles of equity limiting the availability of equitable remedies, to the extent the effect of such laws and principles are not waivable under law or in equity.

     4.16. Litigation. No litigation, investigation or proceeding before any court, arbitrator or governmental authority, agency or subdivision is pending or threatened against any Country Club Loan Party other than those set forth on
Schedule 4.16, none of which such proceedings would result in a Material Adverse Effect if determined adversely to any such Country Club Loan Party.

     4.17. ERISA.

          (a) During the five-year period ending on the Closing Date, with respect to each Loan Party: (i) no ERISA Event has occurred, and no event or condition has occurred or exists as a result of which it is probable any ERISA Event would occur within the next year, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable Federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan which could have a Material Adverse Effect.

          (b) With respect to each Loan Party, except for liabilities set forth in the financial statements delivered to Lender on or before the Closing Date, the actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Plan subject to Title IV of ERISA, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not materially exceed as of such valuation date the fair market value of the assets of such Plan.

          (c) Neither any Loan Party nor any ERISA Affiliate has incurred, or could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Loan Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Loan Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Loan Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is reasonably expected to be in reorganization, insolvent, or terminated.

          (d) Neither the officers of the Loan Parties nor the Loan Parties have engaged in any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility that would have a Material Adverse Effect, and no prohibited transaction or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Loan Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(1) of ERISA or Section 4975 of the Code that would have a Material Adverse Effect, or under any agreement or other instrument pursuant to which any Loan Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

          (e) Except for liabilities set forth in the financial statements delivered to Lender on or before the Closing Date, neither any Loan Party nor any ERISA Affiliate has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106.

          (f) To the best of any Loan Party's knowledge, neither the execution and delivery of this Agreement nor the consummation of the Loan Transactions will cause any Loan Party or any ERISA Affiliate to violate Sections 404, 406 or 407 of ERISA or result in the imposition of any tax pursuant to Section 4975 of the Code.

          (g) No employee welfare benefit plan (as defined in Section 3(1) of ERISA ("Welfare Plan")) which any Loan Party or any ERISA Affiliate maintains, sponsors, contributes to or is obligated to contribute to, provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to any current or former employee of any such Loan Party beyond their retirement or other termination of service other than (a) coverage mandated by applicable law, (b) retirement or death benefits under any Plan or
(c) disability benefits under any Welfare Plan that have been fully provided for by insurance or otherwise.

     4.18. Investment Company. No Country Club Loan Party is (i) an "investment company", or a company "controlled" by "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" as deemed in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (iii) subject to regulation under any other Federal or State statute or regulation or other Requirements of Law which limit such Country Club Loan Party's ability to incur the Indebtedness specifically contemplated by this Agreement.

     4.19. Financial Information. All historical financial data concerning each Country Club Loan Party, Related Persons and each Country Club Property that has been prepared and delivered to Lender is true, complete and correct in all material respects and fairly presents the financial condition of the Persons covered thereby and the Country Club Properties as of the date of such reports. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there has been no Material Adverse Change in the assets, liabilities or financial position of any Country Club Loan Party or such other Persons or the Country Club Properties, or in the results of operations of any Country Club Loan Party. No Country Club Loan Party has incurred any obligation or liability, contingent or otherwise, not reflected in such financial data.

     4.20. Intellectual Property. Each Country Club Loan Party owns, or has the right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted. Set forth on Schedule 4.20 is a list of all Intellectual Property registered with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Country Club Loan Party or that any Country Club Loan Party has the right to use. Except as provided on Schedule 4.20, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Country Club Loan Party know of any such claim, and the use of such Intellectual Property by any Country Club Loan Party does not infringe on the rights of any Person. CCI neither owns nor has an interest in any Intellectual Property other than software licenses.

     4.21. Disclosure. Neither this Agreement nor any financial statements delivered to Lender nor any other document, certificate or statement furnished to Lender by or on behalf of any Country Club Loan Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

     4.22. No Burdensome Restrictions. No Country Club Loan Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.23. Broker's Fees. No Country Club Loan Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fees in connection with any of the Loan Transactions.

     4.24. Labor Matters. Except as disclosed and described in Schedule 4.24 attached hereto, there are no collective bargaining agreements or Multiemployer Plans covering the employees of a Loan Party as of the Closing Date and none of the Loan Parties has suffered any strikes, walkouts or work stoppages within the five years preceding the Closing Date.

     4.25. Compliance with Environmental Laws. Except as disclosed and described in Schedule 4.25 attached hereto:

          (a) Each of the facilities and properties owned, leased or operated by the Loan Parties, including, without limitation, the Country Club Properties (the "Real Properties") and all operations at the Real Properties (the "Businesses") are in compliance with all applicable Environmental Laws, and there are no conditions relating to the Real Properties or the Businesses that could give rise to liability under any applicable Environmental Laws.

          (b) None of the Real Properties contains, or has previously contained, any Hazardous Substances at, on or under the Real Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

          (c) No Loan Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Hazardous Substances have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or threatened under any Environmental Law to which any Loan Party is or will be named as a party or any of the Real Properties will be subject, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Loan Parties, the Real Properties or the Businesses.

          (f) There has been no release, or threat of release, of Hazardous Substances at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Loan Party in connection with the Real Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     4.26. Representations and Warranties in Closing Certifications. Each of the representations and warranties in each of the Closing Certifications is true and correct as to each Country Club Loan Party and each of the Country Club Properties, as applicable.

     Section 5. Affirmative Covenants. Each Country Club Loan Party hereby covenants and agrees that, so long as the Loan remains unpaid or any other amount is owing to Lender under any of the Loan Documents and any Country Club Property remains subject to the Lien of any Mortgage:

     5.1. Maintenance of Existence and Country Club Properties. Each Country Club Loan Party shall preserve and maintain its existence and all rights, privileges and franchises necessary in the normal conduct of its business, and keep its property useful or necessary in its business in good working order and condition, and from time to time make or cause to be made all needed repairs, renewals and replacements thereto. Each Country Club Loan Party shall at all times comply in all material respects with, and shall cause the Country Club Property owned by such Country Club Loan Party to comply in all material respects with all Requirements of Law.

     5.2. Inspection of Country Club Property; Books and Records; Discussions. Each Country Club Loan Party shall (i) keep proper books, records and accounts in which full, true and correct entries in conformity with GAAP or as otherwise required under any Loan Document and under all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, and
(ii) permit representatives of Lender and its agents and regulatory authorities to visit and inspect such Country Club Loan Party's Country Club Property and examine and make copies of, or abstracts from, any of its books, records and accounts at any reasonable time during normal business hours and as often as may reasonably be desired by Lender and to discuss the business, operations, properties and financial and other conditions of such Country Club Loan Party with officers of such Country Club Loan Party and with its independent certified public accountants. Each Country Club Loan Party shall pay any reasonable costs and expenses incurred by Lender to examine such Country Club Loan Party's accounting records, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender's interests. Except as expressly provided below, no Country Club Loan Party shall have to pay the costs and expenses incurred by Lender for Lender's independent certified public accountants to review such Country Club Loan Party's books, accounts and records. Each Country Club Loan Party shall be jointly and severally liable to pay the costs and expenses incurred by Lender for Lender's independent certified public accountants to review each Country Club Loan Party's books, accounts and records if there shall have occurred an Event of Default under this Agreement, any of the other Loan Documents, or the Guaranty. If the substance of the financial information required pursuant to this Section 5.2 is not acceptable to Lender in its sole discretion and Lender shall submit to any Country Club Loan Party a request for Audited Statements (as defined below) within twenty-four
(24) months following such Country Club Loan Party's submission to Lender of the applicable financial information, such Country Club Loan Party shall, at Lender's request, furnish to Lender copies of audited income statements and balance sheets covering the period covered by the financial information required by this Section 5.2 that Lender determined to be unacceptable (the "Audited Statements"), certified by an independent certified public accountant approved by Lender, and prepared in accordance with GAAP applied on a basis consistent with prior accounting periods. If the figures for the total operating income and total operating expenses as defined in accordance with GAAP in the Audited Statements do not vary more than five percent (5%) from the figures in the annual statements previously submitted to Lender pursuant to this Agreement, then Lender shall pay the cost of the certified public accountant's audit and preparation of the Audited Statements. If, however, such figures vary more than five percent (5%), each Country Club Loan Party shall be jointly and severally liable to pay for the cost of the certified public accountant's audit and preparation of the Audited Statements.

     5.3. Deposits Into and Withdrawals From CERA. Commencing on the first day of the second Interest Period following the calendar month in which the Closing Date occurs, and on the first day of every Interest Period thereafter, each Country Club Loan Party shall:

          (a) Deliver to Lender an operating statement for the Country Club Property of such Country Club Loan Party prepared in accordance with GAAP consistently applied ("Operating Statement") setting forth the Effective Gross Income for such Country Club Loan Party for each Fiscal Month of the current Fiscal Year through the last day of the Fiscal Month preceding the Fiscal Month that ends immediately before the date such Operating Statement is to be delivered to Lender pursuant hereto; provided that for the First Year Prorated Period, the Operating Statement shall set forth the Effective Gross Income for such Country Club Loan Party for each Fiscal Month or portion thereof during the First Year Prorated Period beginning with the first day following the Closing Date through the last day of the Fiscal Month preceding the Fiscal Month that ends immediately before the date such Operating Statement is to be delivered to Lender pursuant hereto;

          (b) Deposit in such Country Club Loan Party's CERA an amount which, when added to (i) all amounts actually spent out-of-pocket by such Country Club Loan Party on Capital Expenditures for such Country Club Loan Party's Country Club Property during the period covered by the Operating Statement (the "Applicable Time Period"), as determined on a cash basis (which amounts shall include only those amounts for which such Country Club Loan Party has not been reimbursed from the CERA, all as reflected in a detailed written accounting of such Capital Expenditures delivered concurrent with the Operating Statement and satisfactory to Lender, which accounting shall include a detailed accounting for all sums withdrawn from such Country Club Loan Party's CERA during the Applicable Time Period and applied to Capital Expenditures), and (ii) all amounts previously deposited by such Country Club Loan Party into the CERA during the Applicable Time Period (as reflected in the monthly bank statements for such Country Club Loan Party's CERA delivered to and satisfactory to Lender), (collectively, the "Capital Expenditures Amount"), will equal at least two and fifty hundredths percent (2.5%) of the aggregate Effective Gross Income for such Applicable Time Period as reflected in the Operating Statement; provided that for each Applicable Time Period during the First Year Prorated Period, the Capital Expenditures Amount shall equal the greater of (x) two and fifty hundredths percent (2.5%) of the aggregate Effective Gross Income for such Applicable Time Period as reflected in the Operating Statement, or (y) the amount determined by multiplying the number of calendar days in the Applicable Time Period by the quotient determined by dividing the proforma Capital Reserves Amount for such Country Club Property as described on Schedule 5.3B attached hereto by Three Hundred and Sixty-Five (365);

          (c) Deliver to Lender satisfactory evidence that such Country Club Loan Party made the deposit required by clause (b) above into such CERA; and

          (d) Deliver to Lender a detailed accounting for all sums withdrawn from such Country Club Loan Party's CERA during the Applicable Time Period, including a description of the Capital Expenditures for whose payment such sums were withdrawn.

     A Country Club Loan Party may withdraw amounts deposited into a CERA only for purposes of paying for Capital Expenditures incurred (as determined on a cash basis) for such Country Club Loan Party's Country Club Property for which such Country Club Loan Party has not received credit under clause (i) of Section 5.3(b) above. If there are insufficient sums in the CERA of a Country Club Loan Party to pay for a Capital Expenditure, such Country Club Loan Party shall use its own funds to pay the amount by which the sums in the CERA are inadequate, and such Country Club Loan Party may deduct from amounts thereafter required to be deposited into the CERA pursuant to clause (i) of Section 5.3(b) the amount so paid by such Country Club Loan Party.

     5.4. Country Club Loan Party's Delivery Obligations. Each Country Club Loan Party shall deliver to Lender:

          (a) Promptly upon completion, but in any event not later than one hundred twenty (120) days following the end of each Fiscal Year:

               (i) A profit-and-loss statement for the Fiscal Year, prepared in accordance with GAAP, detailing the operations of such Country Club Loan Party's Country Club Property for such Fiscal Year along with a separate listing of occupied rooms, average daily rate per room, actual Capital Expenditures, rounds, and average greens fees for such Fiscal Year and such other information and in such detail as Lender may require;

               (ii) A report of contributions by such Country Club Loan Party to the CERA during such Fiscal Year;

               (iii) A club membership roll (including a maturity report) showing the name of each member and such member's initiation deposit and initiation fees and annual membership dues as of the end of such Fiscal Year;

               (iv) A schedule as of the end of such Fiscal Year of greens fees and cart fees for the Country Club Property of such Country Club Loan Party, showing all types of discounts;

               (v) A rent roll for the Country Club Property of such Country Club Loan Party showing actual rent and scheduled rent during such Fiscal Year;

               (vi) A budget stating the projected income and expenses for the Country Club Property of such Country Club Loan Party for the current Fiscal Year;

               (vii) Unaudited financial statements (including balance sheets and income statements) of such Country Club Loan Party for such Fiscal Year, prepared in accordance with GAAP, reviewed by the internal accountant of such Country Club Loan Party and certified as true and correct by an Appropriate Officer of such Country Club Loan Party; and

               (viii) Audited financial statements (including balance sheets and income statements) of CCI for such Fiscal Year, prepared in accordance with GAAP, and certified as true and correct by an Appropriate Officer of CCI;

               (ix) A statement of the beneficial ownership of such Country Club Loan Party, certified by an Appropriate Officer of such Country Club Loan Party as being true and accurate in all respects;

               (x) A statement of the beneficial ownership of CCI, certified by an Appropriate Officer of CCI as being true and accurate in all respects; and

               (xi) A compliance certificate, in the form attached hereto as
Schedule 5.4A ("Annual Compliance Certificate"), signed by an Appropriate Officer of CCI, certifying that (i) CCI is in compliance with the requirements of Section 6 with respect to CLR and CICR for such Fiscal Year, and (ii) there exists no Event of Default or Potential Default (or if an Event of Default or Potential Default does exist, describing the nature and status thereof and the steps being taken to cure the same). Such compliance certificate shall also contain the financial information necessary to enable Lender to verify the compliance of CCI with the requirements of Section 6.

          (b) Promptly upon completion, but in no event later than 60 days following the end of each Fiscal Quarter (the "Quarterly Reporting Date"):

               (i) A profit-and-loss statement for such Fiscal Quarter, prepared in accordance with GAAP, detailing the operations of such Country Club Loan Party's Country Club Property for such Fiscal Quarter and such other information about such Country Club Property and in such detail as Lender may require;

               (ii) Unaudited financial statements of CCI for such Fiscal Quarter, prepared in accordance with GAAP, reviewed by the internal accountant for CCI and certified as true and correct by an Appropriate Officer of CCI;

               (iii) Unaudited financial statements of such Country Club Loan Party for such Fiscal Quarter, prepared in accordance with GAAP, reviewed by the internal accountant for such Country Club Loan Party and certified as true and correct by an Appropriate Officer of such Country Club Loan Party; and

               (iv) A compliance certificate, in the form attached hereto as
Schedule 5.4B ("Quarterly Compliance Certificate") signed by an Appropriate Officer of CCI, certifying that (i) CCI is in compliance with the requirements of Section 6 with respect to CLR and CICR for the four Fiscal Quarters ending with such Fiscal Quarter, and (ii) there exists no Event of Default or Potential Default (or if an Event of Default or Potential Default does exist, describing the nature and status thereof and the steps being taken to cure the same). Such compliance certificate shall also contain the financial information necessary to enable Lender to verify the compliance of CCI with the requirements of Section 6.

          (c) No later than ten (10) days after a written request therefor from Lender, such other documentation and information relating to any of the Country Club Properties or CCI as Lender may reasonably request.

     5.5. Notices. Promptly upon becoming aware thereof, each Country Club Loan Party shall give prompt written notice to Lender of (i) any claims, proceedings or disputes against such Country Club Loan Party or threatened or affecting such Country Club Loan

Party which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or which involve in the aggregate monetary amounts in excess of $500,000, (ii) any proposal by any public authority to acquire a Country Club Property or any portion thereof valued in excess of $500,000, or any other claim, action or proceeding against a Country Club Property where the amount in controversy is in excess of $500,000, (iii) the occurrence of any Event of Default or Potential Default hereunder, or (iv) any Material Adverse Effect or Material Collateral Impairment. If requested by Lender, each Country Club Loan Party shall deliver a certificate by an Appropriate Officer of such Country Club Loan Party specifying the nature and details of any of the foregoing matters and the actions taken and proposed to be taken by such Country Club Loan Party in response thereto.

     5.6. Expenses. The Country Club Loan Parties, jointly and severally, shall pay, indemnify and save harmless Lender with respect to all taxes (other than income or franchise taxes or taxes caused by actions or elections of Lender) and all reasonable out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of counsel and special local counsel) incident to enforcement (including, without limitation, any foreclosure of any Mortgage) and administration of the Loan Documents and the negotiation and preparation of any amendments, waivers and renewals relating to any of them and the protection of the rights of Lender under the Loan Documents whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving any Country Club Loan Party or a "workout" of the Loan, or any of the Country Club Loans. The Loan shall not be considered to have been paid in full unless all obligations under this Section 5.6 shall have been fully performed. Reasonable expenses incurred by Lender in connection with considering any request by any Country Club Loan Party or CCI for approval, modification or waiver shall be paid or reimbursed to Lender by the Country Club Loan Parties regardless of whether Lender shall have given such approval or waiver or agreed to such modification.

     5.7. Loan Documents. Each Country Club Loan Party shall comply with and observe all terms and conditions of the Loan Documents to which it is a party. The Country Club Loan Parties shall cause CCI to comply with all covenants, agreements, representations and warranties set forth in the Guaranty or in any other document or instrument executed by CCI in connection with the Loan.

     5.8. Taxes. Each Country Club Loan Party shall promptly pay or cause to be paid all lawful taxes and governmental charges or levies imposed upon such Country Club Loan Party or upon any property, either real, personal or mixed, except for those which are immaterial in amount or are being contested in good faith by appropriate proceedings and as to which contested charges or levies such Country Club Loan Party has notified Lender and as to which, if required by Lender in its reasonable discretion, such Country Club Loan Party has posted good and sufficient security without recourse to the Collateral.

     5.9. Qualification to do Business. Each Country Club Loan Party will continue to be in good standing and qualified to do business in the jurisdiction of its organization and in each jurisdiction where it is required to be qualified in order to conduct its business.

     5.10. ERISA. Each Country Club Loan Party shall take such actions as are necessary to cause the representations and warranties relating to ERISA set forth in this Agreement to be true and correct throughout the term of each Country Club Loan as if such representations and warranties were remade each day throughout the term of each Country Club Loan.

     5.11. Loss Proceeds. Each Country Club Loan Party shall cooperate with Lender in obtaining for Lender the benefits of any Loss Proceeds lawfully or equitably payable in connection with each Country Club Property pursuant to any Loan Document, and Lender shall be reimbursed for any reasonable expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements, and the payment by such Country Club Loan Party of the expense of an appraisal if reasonably required by Lender in case of a fire or other casualty affecting such Country Club Property or any part thereof).

     5.12. Impositions and Other Claims. Each Country Club Loan Party shall pay and discharge or cause to be paid and discharged all Impositions, as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien, other than any such Impositions or claims which are being contested in good faith. Each Country Club Loan Party's obligation to pay Impositions shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon Lender an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Lender's interests. In the event such a change in law prohibits the Country Club Loan Parties, or any of them, from assuming liability for payment of any such Imposition, upon the written request from Lender, the Country Club Loan Party to whose Country Club Property such Imposition relates shall repay its Country Club Loan and all other sums due under this Agreement with respect to such Country Club Loan, the Mortgage securing such Country Club Loan and the other Loan Documents as they relate to such Country Club Loan. Upon receipt of an endorsement to the ALTA Title Policies covering the Mortgages (other than the Mortgage securing such Country Club Loan), insuring that such Mortgages continue to be first priority liens on the respective Country Club Properties that they encumber, Lender will upon receipt of the amounts referred to in the preceding sentence, cause the lien of the Mortgage securing such Country Club Loan to be released.

     5.13. Further Assurances. Each Country Club Loan Party shall at its sole cost and expense:

          (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

          (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Note, as Lender may reasonably require; and

          (c) do and execute all and such further lawful and reasonable acts, documents, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time including, without limitation, timely filing or refiling continuations and any assignments of any UCC-1 Financing Statements in the Appropriate Filing Offices.

     5.14. Permits. Each Country Club Loan Party shall maintain all permits, governmental approvals, licenses, franchises or other instruments now or hereafter required by any Governmental Authority to operate or use and occupy its Country Club Property and any business located thereon or associated therewith.

     5.15. Delivery of Drainage Design Reports. No later than 120 days after the Closing Date each Country Club Loan Party shall deliver to Lender a report acceptable to Lender evidencing an acceptable drainage design for every golf course located on the Country Club Property of such Country Club Loan Party, which report shall also describe the quality of tee boxes, greens and sand traps.

     5.16. Real Property Leases. Each Country Club Loan Party shall deliver to Lender upon the execution thereof, duplicate originals (or copies certified by an Appropriate Officer of such Country Club Loan Party and the lessee thereto as being true copies of such originals) of all Real Property Leases affecting such Country Club Loan Party's Country Club Property with terms longer than three (3) years or annual rent greater than $25,000 entered into after the date hereof. All Real Property Leases on a Country Club Property shall be either prior to or subordinate to the Mortgage encumbering such Country Club Property, at Lender's option, and the tenants under such Real Property Leases shall execute subordination agreements at Lender's request. Lender will execute a nondisturbance agreement acceptable to Lender with any tenant whose Real Property Lease conditions the obligation of such tenant to execute an attornment agreement on the execution by Lender of a nondisturbance agreement.

     5.17. Personal Property Leases. Each Country Club Loan Party shall deliver to Lender upon the execution thereof, duplicate originals (or copies certified by an Appropriate Officer of such Country Club Loan Party and the lessee thereto as being true copies of such originals) of all Personal Property Leases affecting any of the Personal Property located on or used in connection with the operation of the Country Club Property of such Country Club Loan Party with terms longer than three (3) years or annual rent greater than $25,000 entered into after the date hereof.

     5.18. Renewal and Replacement of Cap Agreements. No later than ninety (90) days prior to the expiration of a Cap Agreement entered into by a Variable Rate Loan Party, such Variable Rate Loan Party shall provide evidence to Lender that it has purchased an additional Cap Agreement for a term of one (1) year (or if the Maturity Date of such Variable Rate Loan Party's Variable Rate Loan is less than one (1) year from the date such Cap Agreement is purchased, then for the period through such Maturity Date), together with a Consent to Assignment duly executed by the Counterparty to such additional Cap Agreement. Any Cap Agreement purchased pursuant to this Section 5.18 will be set at a rate to provide a minimum of a 1.50X Debt Coverage Ratio, computed using the Net

Operating Income of the Variable Rate Loan Party for the twelve (12) Fiscal Months ending on the last day of the Fiscal Month immediately prior to the last day by which such Variable Rate Loan Party shall provide evidence of its acquisition of an additional Cap Agreement as set forth above. In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty to the Cap Agreement of such Variable Rate Loan Party to below Aa3 by Moody's or below AA- by Standard & Poor's (or the equivalent from another rating or credit agency), such Variable Rate Loan Party shall replace the Cap Agreement, whether purchased pursuant to this Section 5.18 or on or before the Closing Date, with a replacement Cap Agreement and Consent to Assignment with a Counterparty acceptable to Lender.

     5.19. [INTENTIONALLY DELETED]

     5.20. Management Agreement. Each Country Club Loan Party shall at all times maintain a management agreement in form and substance substantially similar to the Management Agreement, and otherwise satisfactory to Lender in its discretion, and shall not agree to any amendment or modification of the Management Agreement without the prior written consent of Lender. Lender has evaluated the background and experience of the Manager managing each Country Club Property as set forth on Schedule 1.1 A, determined such management to be acceptable, and relied and continues to rely upon such management as a means of maintaining the value of such Country Club Property, which is Lender's security for the repayment of the Loan. While Lender and each Country Club Loan Party agree that such Country Club Loan Party is the ultimate decision-maker with respect to its Country Club Property and its management, Lender reserves the right to approve or disapprove any person or firm hired by such Country Club Loan Party to manage such Country Club Property. Each Country Club Loan Party shall give Lender five (5) Business Days prior written notice of any change in the person or firm hired to manage its Country Club Property. Lender will have ten (10) days from receipt of the notice to request further information about the proposed manager. Within twenty (20) Business Days after the later of Lender's receipt of: (a) the notice; or (b) information reasonably requested by Lender, if any, Lender shall give such Country Club Loan Party notice of its approval or disapproval. Failure to give such notice of approval or disapproval within such 20-day period shall constitute disapproval. Lender may disapprove of such management person or firm, if, in its judgment, such person or firm is not capable of effectively managing such Country Club Property. With respect to each Country Club Property, Lender hereby approves the Manager identified on Schedule 1.1A as the initial Manager of such Country Club Property. Each Country Club Loan Party, the initial Manager and any direct or indirect successor to the initial Manager of its Country Club Property shall execute a subordination and assignment agreement in form and substance reasonably acceptable to Lender, subordinating the Management Agreement of such initial or successor Manager and any fees payable thereunder to the Loan and the Lien of the Mortgage encumbering the Country Club Property of such Country Club Loan Party, and including the agreement on the part of such initial Manager or successor to continue or terminate performance upon certain events specified therein.

     5.21. Deposits into Country Club Loan Party Accounts. Each Country Club Loan Party shall deposit all sums received in connection with the ownership or operation of such Country Club Loan Party's Country Club Property or any business conducted thereon into such Country Club Loan Party's Country Club Loan Party Account and shall not deposit any such sum into any other deposit account or any other type of account with such Country Club Loan Party's Country Club Loan Party Bank or any other Financial Institution or Person at any time, without the prior written consent of Lender. Any failure of any Country Club Loan Party to comply with this Section 5.21 shall constitute waste and a bad faith act or omission, the intent of which is to deprive Lender of, or diminish, its security in its Collateral. Nothing herein shall be deemed to limit the right of any Country Club Loan Party to withdraw any sums from its Country Club Loan Party Account, subject, however, to the provisions of Section 6.4 below and the Country Club Loan Party Account Control Agreements.

     5.22. Other Capital Expenditure Requirements. Each Country Club Loan Party that owns a Country Club Property on which a capital expenditure project (each a "Capital Expenditure Project") is listed on Schedule 5.22 shall on or before the "Date of Completion" set forth for such Capital Expenditure Project provide Lender with satisfactory evidence that it has completed such Capital Expenditure Project in a manner satisfactory to Lender. If a Country Club Loan Party fails to complete its respective Capital Expenditure Project and timely to provide Lender with satisfactory thereof, then (i) such Country Club Loan Party shall no later than five (5) calendar days after receiving a written demand therefor from Lender deposit in such Country Club Loan Party's CERA One Hundred Twenty-Five Percent (125%) of the amount set forth in Schedule 5.22 as the "Estimated Cost" of such Capital Expenditure Project, and (ii) until such point in time as such Country Club Loan Party provides Lender with satisfactory evidence that such Capital Expenditure Project has been satisfactorily completed, such Country Club Loan Party shall not be entitled to withdraw any amounts deposited by such Country Club Loan Party into its CERA to reimburse such Country Club Loan Party for amounts expended to complete, or to pay for work to complete, such Capital Expenditure Project, and further such Country Club Loan Party shall not be entitled to deduct from amounts thereafter required to be deposited by such Country Club Loan Party into its CERA, pursuant to clause (i) of Section 5.3(b) of this Agreement, any amounts expended by such Country Club Loan Party to complete such Capital Expenditure Project. If such Country Club Loan Party fails timely to deposit into such Country Club Loan Party's CERA the amount required by the preceding sentence, Lender shall have the right to direct the Country Club Loan Party Bank of such Country Club Loan Party to remit to Lender all amounts deposited in such Country Club Loan Party's Country Club Loan Party Account, except in each case an amount determined by Lender in its sole discretion to be the amount that normally remained in such Country Club Loan Party Account following the sweeping of such Country Club Loan Party Account by the Manager of the Country Club Property to which such Country Club Loan Party Account relates during the four Fiscal Quarters immediately prior to the date on which Lender's right to direct remittances arises pursuant to this Section 5.22. Each Country Club Loan Party hereby acknowledges and agrees that Lender has a security interest in its Country Club Loan Party Account pursuant to its respective Mortgage and Country Club Loan Party Account Control Agreement and hereby irrevocably authorizes Lender to apply any and all amounts received by Lender from any Country Club Loan Party Bank pursuant hereto and to each Country Club Loan Party Account Control Agreement to the Indebtedness in such order as Lender may elect, or to retain such amounts as additional security for the Indebtedness and all other obligations of the Country Club Loan Parties under the Loan Documents; provided, however, that until there shall occur an Event of Default, Lender shall remit to CCI the amount by which the remittances actually received by Lender exceed One Hundred Fifty

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

Percent (150%) of the amount set forth in Schedule 5.22 as the "Estimated Cost" of the relevant Capital Expenditure Project. Each Country Club Loan Party hereby irrevocably authorizes Lender to remit the sum specified in the proviso of the preceding sentence to CCI. Within five (5) Business Days after receipt by Lender of evidence satisfactory to Lender that such Capital Expenditure Project has been completed to Lender's satisfaction, Lender shall remit to CCI the amount of any deposit into the CERA made by the relevant Country Club Loan Party pursuant to this Section 5.22, or the amount of any remittances actually received by Lender from such Country Club Loan Party's Country Club Loan Party Bank pursuant to this Section 5.22.

     5.23. Reconfiguration Requirements. Lender and each of Braemar, ClubCorp Florida and Porter Valley hereby acknowledge that there are certain known title issues ("Title Issues") on each of their respective Country Club Properties (each, a "Title Affected Property", and collectively, the "Title Affected Properties") which could cause the Title Affected Properties to be diminished in size upon the occurrence of certain events or the exercise of certain rights by third parties ("Title Event"). In the event that a Title Affected Property is diminished in size by virtue of a Title Event, then the owner of such Title Affected Property (the "Title Affected Property Owner") shall (a) promptly (and in no event later than five (5) calendar days following the interference in use of all or any portion of the Title Affected Property subject to the Title Event) provide Lender with written notice of the Title Event (a "Title Event Notice"), and (b) promptly (and in no event later than fifteen (15) calendar days following the delivery of the Title Event Notice) submit to Lender written plans ("Reconfiguration Plans") satisfactory to Lender in its reasonable discretion showing how the Title Affected Property will be reconfigured so as to ensure that the golf course located on such Title Affected Property will remain an 18-hole championship golf course of no less quality than existed prior to the Title Event. The Reconfiguration Plans shall include an estimated cost and time frame for completion of the reconfiguration of the Title Affected Property. It shall be an Event of Default if the Title Affected Property Owner fails timely to deliver to Lender Reconfiguration Plans satisfactory to Lender in its reasonable discretion. Following its receipt and review of the Reconfiguration Plans, Lender may require the Title Affected Property Owner to make an additional deposit into such Title Affected Property Owner's CERA in an amount up to one hundred ten percent (110%) of the estimated cost for completion of the reconfiguration of the Title Affected Property as set forth in the Reconfiguration Plans. The Title Affected Property Owner shall deposit such sum required by Lender into its CERA no later than five (5) calendar days after written demand therefor by Lender. The Title Affected Property Owner shall promptly commence and diligently complete the reconfiguration of its Title Affected Property in accordance with and within the timeframe set forth in its approved Reconfiguration Plans. Lender shall disburse to the Title Affected Property Owner during the course of the work of reconfiguration according to the approved Reconfiguration Plans any sums deposited in such Title Affected Property Owner's CERA pursuant to this Section 5.23 in accordance with the disbursement control procedures of Lender, which may include as a condition to further disbursement additional deposits into the CERA of such Title Affected Property Owner should Lender determine that the remainder of the funds in the CERA deposited pursuant to the provisions of this Section 5.23 are insufficient to complete the reconfiguration in accordance with the approved Reconfiguration Plans. It shall be an Event of Default if a Title Affected Property Owner fails to commence or finish the reconfiguration of its Title Affected Property in accordance with and within the timeframe set forth in the approved

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

Reconfiguration Plans, or if such Title Affected Property Owner fails timely to make the required deposits into such Title Affected Property Owner's CERA.

     5.24. Other Post-Closing Requirements. Each Country Club Loan Party that owns a Country Club Property for which a post-closing item ("Post-Closing Item") is listed on Schedule 5.24 (the "Post-Closing Items List") shall on or before the due date (the "PostClosing Due Date") for such Post-Closing Item as set forth in the Post-Closing Items List provide Lender with the documentation required by the Post-Closing Items List for such Post-Closing Item or such other documentation comparable to the documentation required by the Post-Closing Items List as shall provide Lender with the evidence that the documentation required by the Post-Closing Items List would have provided, as determined by Lender in its reasonable discretion, that such Country Club Loan Party has completed such Post-Closing Item in a manner satisfactory to Lender; notwithstanding the foregoing, with respect to the Post-Closing Item of Fair Oaks to construct a 41 million gallon Irrigation Lake as more particularly set forth in the Post-Closing Items List, Fair Oaks shall on or before the Post-Closing Due Date for the construction of such 41 million gallon Irrigation Lake provide Lender with evidence satisfactory to Lender in its reasonable discretion that such Irrigation Lake has been completed in a manner satisfactory to Lender. Should any Country Club Loan Party (except for Akron Management) fail to complete any Post-Closing Item of such Country Club Loan Party on or before the Post-Closing Due Date for such Post-Closing Item, the Contract Rate for such Country Club Loan Party's Country Club Loan shall be increased by Twenty-Five (25) Basis Points for the period of time commencing on the Post-Closing Due Date for such Post-Closing Item and ending on the date on which such Country Club Loan Party provides Lender with the documentation or evidence required for such Post-Closing Item as set forth in this Section 5.24. Should Akron Management fail to complete any Post-Closing Item of Akron Management on or before the Post-Closing Due Date for such Post-Closing Item, (i) Akron Management's required deposits under Section 5.3(b) of this Agreement shall be increased to four percent (4%) of its aggregate Effective Gross Income for each Applicable Time Period during the period of time commencing on the Post-Closing Due Date for such Post-Closing Item and ending on the date on which Akron Management provides Lender with the documentation or evidence required for such Post-Closing Item as set forth in this Section 5.24, and (ii) until Akron Management provides Lender with the documentation or evidence required for such PostClosing Item as set forth in this Section 5.24, Akron Management shall not be entitled to withdraw any amounts deposited by Akron Management into its CERA to reimburse itself for amounts expended to complete, or to pay for work to complete, such Post-Closing Item, and Akron Management shall not be entitled to deduct from amounts thereafter required to be deposited by Akron Management into its CERA, pursuant to clause (i) of Section 5.3(b) of this Agreement, any amounts expended by Akron Management to complete such Post-Closing Item.

     Section 6. Financial Covenants of CCI. Each Country Club Loan Party hereby covenants and agrees that, so long as the Loan remains unpaid or any other amount is owing to Lender under any of the Loan Documents and any Country Club Property remains subject to the Lien of any Mortgage each Country Club Loan Party shall cause CCI to comply, and CCI shall comply with, the following financial covenants:

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

     6.1. Maintenance of CLR and CICR. Subject to the provisions of Sections 6.2 and 6.3 hereof, the Fiscal Quarter financial statements delivered to Lender by CCI pursuant to the Guaranty and Section 5.4 hereof (and any restatements or other modifications of such financial statements required by Lender or any Governmental Authority having jurisdiction over CCI) shall establish that CCI has maintained a CLR and a CICR in the ratios at the times indicated in the following table:

      Year                                    2003    2004   2005 and thereafter
------------------                           -----   -----   -------------------
CLR not to exceed                            5.50X   5.25X          5.00X
CICR not less than                           2.20X   2.30X          2.40X

     6.2. Cure Rights and Events of Default Relating to CLR. If any Fiscal Quarter financial statements reveal that the CLR of CCI exceeds the CLR required to be maintained pursuant to the table in Section 6.1 above during such Fiscal Quarter of CCI, then Lender shall have the right, in its sole discretion, at any time thereafter, until such point in time, if any, that CCI timely cures such CLR as provided below (a "CLR Cure"), to direct the Country Club Loan Party Banks to remit to Lender amounts deposited into the Country Club Loan Party Accounts pursuant to Section 6.4 below, and:

          (a) Except as provided in Section 6.2(b) below, if the CLR is at or less than 6X during such Fiscal Quarter, an Event of Default shall occur under this Agreement if CCI fails to achieve a CLR for either one of the two (2) succeeding Fiscal Quarters that is at or less than the CLR required to be maintained pursuant to the table in Section 6.1.

          (b) If at any time during the period from the Closing Date to the end of the first full Loan Year (the "First Year Loan Period") the CLR for a Fiscal Quarter of CCI is at or less than 6X and such Fiscal Quarter ends at any time during the First Year Loan Period, an Event of Default shall occur under this Agreement if CCI fails to achieve a CLR for any one of the four (4) succeeding Fiscal Quarters that is at or less than the CLR required pursuant to the table in Section 6.1.

          (c) If the CLR exceeds 6X for a Fiscal Quarter, CCI shall (x) deliver to Lender, on or before the date which is thirty (30) calendar days after the Quarterly Reporting Date for CCI for such Fiscal Quarter, a written plan (a "CLR Plan of Action") describing in detail the course of action that CCI intends to take in order to achieve the CLR required to be achieved pursuant to the table in Section 6.1 by the end of the Fiscal Quarter specified in clause (y) below; and (y) have a CLR for the next succeeding Fiscal Quarter that is at or less than the CLR required pursuant to the table in Section 6.1; provided, however, that if such Fiscal Quarter ends at any time during the First Year Loan Period, and if the CLR Plan of Action is satisfactory to Lender in Lender's sole discretion, CCI shall have until the end of the third (3rd) succeeding Fiscal Quarter to achieve a CLR that is at or less than that required by Section 6.1. It shall be an Event of Default under this Agreement if CCI fails timely to comply with any of the provisions of this Section 6.2(c).

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     6.3. Cure Rights and Events of Default Relating to CICR. If the CICR of CCI
is less than the CICR required to be maintained pursuant to the table in Section
6.1 above during a Fiscal Quarter of CCI, then Lender shall have the right, in its sole discretion, at any time thereafter, until such point in time, if any, that CCI timely cures such CICR as provided below (a "CICR Cure"), to direct the Country Club Loan Party Banks to remit to Lender amounts deposited into the Country Club Loan Party Accounts pursuant to Section 6.4 below, and:

          (a) Except as provided in Section 6.3(b) below, if the CICR is at or greater than 1.75X during such Fiscal Quarter, an Event of Default shall occur under this Agreement if CCI fails to achieve a CICR for either one of the two
(2) succeeding Fiscal Quarters that is at or greater than the CICR required to be maintained pursuant to the table in Section 6.1.

          (b) If at any time during the First Year Loan Period the CICR for a Fiscal Quarter is at or greater than 1.75X and such Fiscal Quarter ends at any time during the First Year Loan Period, an Event of Default shall occur under this Agreement if CCI fails to achieve a CICR for any one of the four (4) succeeding Fiscal Quarters that is at or greater than the CICR required pursuant to the table in Section 6.1.

          (c) If the CICR is less than 1.75X for a Fiscal Quarter, CCI shall (x) deliver to Lender, on or before the date which is thirty (30) calendar days after the Quarterly Reporting Date for CCI for such Fiscal Quarter, a written plan (a "CICR Plan of Action") describing in detail the course of action that CCI intends to take in order to achieve the CICR required to be achieved pursuant to the table in Section 6.1 by the end of the Fiscal Quarter specified in clause (y) below; and (y) have a CICR for the next succeeding Fiscal Quarter that is at or greater than the CICR required pursuant to the table in Section 6.1; provided, however, that if such Fiscal Quarter ends at any time during the First Year Loan Period, and if the CICR Plan of Action is satisfactory to Lender in Lender's sole discretion, CCI shall have until the end of the third (3rd) succeeding Fiscal Quarter to achieve a CICR that is at or greater than that required by Section 6.1. It shall be an Event of Default under this Agreement if CCI fails timely to comply with any of the provisions of this Section 6.3(c).

     6.4. Sweeping by Lender of Country Club Loan Party Accounts. If pursuant to
Section 6.2 or 6.3 hereof, Lender shall have the right to direct any or all of the Country Club Loan Party Banks to remit to Lender amounts deposited into the Country Club Loan Party Accounts, Lender shall have the right (until such time, if any, that CCI timely effects a CLR Cure or CICR Cure, as applicable) to direct such Country Club Loan Party Banks to remit to Lender all amounts so deposited, except in each case an amount determined by Lender in its sole discretion to be the amount that normally remained in such Country Club Loan Party Account following the sweeping of such Country Club Loan Party Account by the Manager of the Country Club Property to which such Country Club Loan Party Account relates during the four Fiscal Quarters immediately prior to the date on which Lender's right to direct remittances arises pursuant to Section 6.2 or 6.3 above. Each Country Club Loan Party hereby acknowledges and agrees that Lender has a security interest in such Country Club Loan Party's Country Club Loan Party Account pursuant to its respective Mortgage and Country Club Loan Party Account Control Agreement and hereby irrevocably authorizes Lender to apply any and all amounts received by Lender from any Country Club Loan Party Bank pursuant hereto and to each Country Club Loan Party Account Control Agreement to the Indebtedness in such order as Lender may elect, or to retain such amounts as additional security for the Indebtedness and all other obligations of the Country Club Loan Parties under the Loan Documents; provided, however, that until there shall occur an Event of Default, Lender shall remit to CCI each Interest Period the amount by which the remittances actually received by Lender during such Interest Period exceeds the aggregate amount payable to Lender under the Loan Documents at the commencement of the following Interest Period pursuant to this Agreement and the Note (including, without limitation, any amounts required to be paid under any Mortgages for Tax Impound Accounts, as defined in such Mortgages), no later than five (5) calendar days after Lender shall have received from such remittances the amount so payable to Lender. Each Country Club Loan Party hereby irrevocably authorizes Lender to remit the sum specified in the proviso of the preceding sentence to CCI.

     6.5. Defined Terms. The following terms used in this Section 6 shall have the following meanings:

          (a) "Consolidated EBITDA" means, for any period, determined in accordance with GAAP on a consolidated basis for CCI and its consolidated Subsidiaries, the sum of (a) Pretax Net Income (excluding therefrom, to the extent included in determining Pretax Net Income, (i) any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and (ii) equity in joint venture net income, and adding thereto, to the extent included in determining Pretax Net Income, any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business), plus (b) depreciation and amortization, plus (c) interest expense, plus (d) to the extent included in determining Pretax Net Income, non-recurring, non-cash charges, minus (e) to the extent included in determining Pretax Net Income, non-recurring credits, plus
(f) cash distributions received from any Person the financial results of which are not consolidated with the financial results of CCI pursuant to GAAP, plus
(g) without duplication, to the extent included in determining Pretax Net Income, non-cash equity compensation to employees and directors pursuant to a non-cash equity compensation plan, if implemented, plus (h) to the extent deducted in determining Pretax Net Income, Restructuring Charges.

          (b) "Consolidated Interest Coverage Ratio" or "CICR" means for any date of determination (which shall be as of the last day of each Fiscal Quarter of CCI), the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the immediately preceding four Fiscal Quarters.

          (c) "Consolidated Interest Expense" means, for any date of determination, calculated for CCI and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, the sum of, without duplication, (a) interest expense (including, but not limited to, interest expense pursuant to Capital Lease Obligations, but not including amortization of discounts on membership deposits and amortization of discounts on Indebtedness), plus (b) capitalized interest.

          (d) "Consolidated Leverage Ratio" or "CLR" means, for any date of determination (which shall be as of the last day of each Fiscal Quarter of CCI), the ratio of Consolidated Total Debt net of Unrestricted Cash, as of the date of determination, to Consolidated EBITDA calculated for the four consecutive Fiscal Quarters ending immediately prior to the date of determination. For purposes of calculation of the Consolidated Leverage Ratio only, with respect to assets not owned at all times during the four Fiscal Quarters immediately preceding the date of calculation of Consolidated EBITDA, there shall be (i) included in Consolidated EBITDA the proforma Consolidated EBITDA (but calculated to exclude any increase in Consolidated EBITDA which would be the result of any expenses that CCI projects to be eliminated by such proposed acquisition) of any assets acquired during any such four Fiscal Quarters and (ii) excluded from Consolidated EBITDA the Consolidated EBITDA of any assets disposed of during any of such four Fiscal Quarters.

          (e) "Consolidated Total Debt" means at any date, the aggregate principal amount of all Indebtedness of CCI and its consolidated Subsidiaries net of Unrestricted Cash at such date, determined on a consolidated basis in accordance with GAAP.

          (f) "Pretax Net Income" means net profit (or loss) before taxes of CCI and its consolidated Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

          (g) "Restructuring Charges" means those certain one-time charges incurred in accordance with GAAP in connection with the restructuring program announced by CCI in October 2002 and financing charges and advisor costs and expenses in the fourth Fiscal Quarter of Fiscal Year 2002 and the first, second and third Fiscal Quarters of Fiscal year 2003 in connection with the restructuring of bank loans and any other capital markets activity.

          (h) "Unrestricted Cash" means, as of any date of determination, the sum of (a) the aggregate amount of Unrestricted Cash then held by CCI or any of its consolidated Subsidiaries and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at the lower of cost and fair market value) then held by CCI or any of its consolidated Subsidiaries. As used in this definition, "Unrestricted" means the specified asset is not subject to any Liens of any kind in favor of any Person.

          (i) "Cash Equivalents" means, as of any date, (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date, (ii) time deposits and certificates of deposit having maturities of not more than one year from such date and issued by any domestic commercial bank having (A) senior long-term unsecured debt rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody's and (B) capital and surplus in excess of $500,000,000, and (iii) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 90 days from such date.

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     Section 7. Negative Covenants. Each Country Club Loan Party hereby agrees that, so long as the Loan remains unpaid or any other amount is owing to Lender under any of the Loan Documents and any Country Club Property remains subject to the Lien of a Mortgage, such Country Club Loan Party shall not, directly or indirectly:

     7.1. Other Indebtedness. Incur, create, assume or become or be liable in any manner with respect to Indebtedness other than the Loan or any other liability of any kind whatsoever, whether contingent, liquidated or otherwise, except for (a) Indebtedness for trade payables, (b) operating expenses incurred in the ordinary course of business, and (c) Capital Lease Obligations or Indebtedness in connection with the purchase of Personal Property that do not exceed the amount (both in terms of aggregate principal amount or the amount of all capital lease payments, as the case may be, and in terms of the aggregate amount of each periodic payment of both Capital Lease Obligations and purchase money indebtedness) that is reasonable and customary for a business operation of the type that is conducted on the Country Club Property of such Country Club Loan Party.

     7.2. Consolidation and Merger. Liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination.

     7.3. Transactions with Affiliates. Purchase, acquire or lease any property from, or sell, transfer or lease any property to, or lend or advance any money to, or borrow any money from, or guarantee any obligation of, or acquire any stock, obligations or securities of, or enter into any merger or consolidation agreement, or any management or similar agreement with, any Affiliate of such Country Club Loan Party, or enter into any other transaction or arrangement or make any payment to (including, without limitation, on account of any management fees, service fees, office charges, consulting fees, technical services charges or tax sharing charges) or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate of such Country Club Loan Party on terms other than arm's-length commercially reasonable terms except for the Management Agreement relating to the Country Club Property of such Country Club Loan Party listed on Schedule 1.1 A (and transactions expressly contemplated thereunder). Nothing in this Section 7.3 shall permit any Country Club Loan Party to incur Indebtedness or liability to an Affiliate or any third party that is not otherwise permitted by Section 7.1 hereof.

     7.4. Restricted Corporate Activities. Engage in any business activities except as follows (and subject to the terms of the Loan Documents): To (a) acquire, hold, own, manage, operate, lease, improve, develop and dispose of ownership interests in such Country Club Loan Party's respective Country Club Property, including appurtenances, improvements and incidental tangible and intangible personal property; (b) conduct the businesses operating on such Country Club Property on the date hereof; and (c) conduct such other activities incidental to the foregoing as such Country Club Loan Party may determine to be necessary or desirable.

     7.5. Fiscal Year. Change such Country Club Loan Party's Fiscal Year.

     7.6. Hazardous Substances. Cause, permit or suffer the existence or the commission by such Country Club Loan Party, its agents, employees, contractors, invitees,

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

tenants or any other Person of any material violation of any applicable Environmental Law at, on, under or from the Country Club Property of such Country Club Loan Party.

     7.7. Use of Individual Properties. Change or allow or consent to a change in the use of its Country Club Property or any business conducted thereon from the current use of such Country Club Property.

     Section 8. Defaults and Remedies.

     8.1. Events of Default. The occurrence of any of the following events shall be an "Event of Default" hereunder:

          (a) Any Country Club Loan Party fails to make any payment of principal, interest or any other amount due under the Note, this Agreement, any Environmental Indemnity, any Security Document or any other Loan Document (including, without limitation, a failure to repay the Loan in full upon termination or breach of any Cap Agreement required under this Agreement), whether payable to Lender or a third party, or fails to deliver or deposit funds into any account into which deposits are required by the Loan Documents, or fails to deliver or deposit funds with Lender as required under the Note, this Agreement, any Environmental Indemnity, any Security Document or any other Loan Document, and any such failure remains uncured ten (10) calendar days following delivery to such Country Club Loan Party by Lender of written notice thereof;

          (b) Any Liens or claims of Lien securing in the aggregate an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) (the "Triggering Aggregate Lien Amount") are filed against any one or more of the Country Club Properties or any part thereof, or any interests or rights made appurtenant thereto, unless the Country Club Loan Parties which have an interest in such Country Club Properties are in good faith contesting such Liens or claims of Lien and, no later than 5 Business Days after the filing of the last Lien or claim of Lien which results in the Triggering Aggregate Lien Amount, have (i) provided Lender with satisfactory evidence that satisfactory surety bonds (which are not secured by any of the Collateral) have been recorded in the offices of the recorder of the counties where such Country Club Properties affected by any Liens or claims of Lien are located sufficient to release such Liens or claims of Lien, or (ii) made a deposit of cash with Lender in an amount equal to the greater of (x) One Hundred Ten Percent (110%) of the aggregate amount of such Liens or claims of Lien, or (ii) the minimum amount required under Requirements of Law for the release of such Liens or claims of Lien.

          (c) The occurrence of an Event of Default (subject to any applicable notice or cure periods set forth therein) under any Loan Document other than this Agreement (as "Event of Default" is defined therein).

          (d) Lender fails to have a legal, valid, binding and enforceable first priority lien on the Country Club Property and the other Collateral or any portion thereof subject only to Permitted Encumbrances.

          (e) Any written representation, warranty, certification, declaration or disclosure made to Lender by any Loan Party was intentionally false or misleading on the date as of which made, whether or not that representation, warranty, certification,

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

declaration or disclosure appears in this Agreement or any other Loan Document, the Guaranty or any other document or certificate provided to Lender; or any such written representation, warranty, certification, declaration or disclosure made to Lender proves to be false or misleading on the date on which made, and such false or misleading representation, warranty, certification, declaration or disclosure involves, concerns or results in acts, circumstances or the change of circumstances constituting a Material Adverse Effect or Material Collateral Impairment. Notwithstanding the foregoing, it shall be an Event of Default if any Annual Compliance Certificate of CCI or Quarterly Compliance Certificate of CCI contains any materially false or misleading statements or information on the date on which made.

          (f) Any Country Club Loan Party fails to perform, observe or comply with any obligation, covenant or agreement of such Country Club Loan Party under this Agreement or under any other Loan Document and such failure remains uncured thirty (30) days following delivery to such Country Club Loan Party of written notice of such failure from Lender; provided, however, that (A) if such failure is of a nature that, in the exercise of reasonable diligence, more than thirty
(30) days are required to cure such failure, and if such failure does not, in Lender's reasonable discretion, have a Material Adverse Effect or cause a Material Collateral Impairment, no Event of Default shall occur under this subsection (f) if such Country Club Loan Party commences to cure such failure within such thirty (30) day period and, in Lender's reasonable judgment, is thereafter actively and diligently pursuing such cure to completion, and (B) if such failure is not in any event cured within ninety (90) days from the date of Lender's notice, then an Event of Default with respect thereto shall be deemed to have occurred, unless Lender, in its reasonable discretion, determines such Country Club Loan Party is actively continuing to diligently cure such failure and a cure is likely to be accomplished within 120 days from the date of Lender's notice, in which event such ninety (90) day period shall be extended to 120 days while such Country Club Loan Party is actively continuing to diligently cure such failure; notwithstanding any other provision in this subsection (f), no Country Club Loan Party shall have an opportunity to cure an Event of Default arising under Section 1.7 of any Mortgage. This subsection (f) shall not apply to any obligation, covenant or agreement of a Country Club Loan Party referred to in or implicated by clauses (a) through (e) above or clauses (g) through (i) below.

          (g) Any one or more of the following occurs:

               (i) A general assignment for the benefit of creditors by any Loan Party; or

               (ii) The filing of a voluntary petition by any Loan Party in bankruptcy, insolvency, reorganization or liquidation, or any other petition under any section or chapter of the Federal Bankruptcy Code or any similar law, whether state, federal, foreign, or otherwise, for the relief of debtors; or

               (iii) The filing of any involuntary petition or any other petition against any Loan Party under any section or chapter of the Federal Bankruptcy Code, or any similar law, whether state, federal or otherwise, relating to insolvency, reorganization, or liquidation, or for the relief of debtors, by the creditors of such Loan Party, said petition remaining undischarged for a period of sixty (60) days; or

               (iv) The appointment by any court of a receiver or similar official to take possession of a Country Club Property (or any portion thereof) or any property or any asset or assets of any Loan Party having a value in excess of Fifty Thousand Dollars ($50,000), said receivership remaining undischarged for a period of sixty (60) days; or

               (v) The application by any Loan Party or the consent or acquiescence by such Loan Party to an application for the appointment of a custodian, receiver, conservator, trustee, or similar official for such Loan Party or for a substantial part of the property or business of such Loan Party; or

               (vi) Attachment, execution or judicial seizure (whether by enforcement of money judgment, by writ or warrant of attachment, or by any other process) of a Country Club Property or of all or any part of the assets of any Loan Party, such attachment, execution or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof, or, in any event, later than five days prior to the date of any proposed sale thereunder; or

               (vii) The admission in writing by any Loan Party of its inability to pay its debts or perform its obligations as they become due.

          (h) Any Country Club Loan Party fails to own good, indefeasible and insurable fee simple or leasehold title, as the case may be, to its Country Club Property or good title to the landlord's interest and estate under or in respect of the Leases encumbering such Country Club Property and good title to the other Collateral relating to such Country Club Loan Party or such Country Club Property, free and clear of all covenants, liens, encumbrances, restrictions, easements, and other matters affecting title other than the Permitted Encumbrances.

          (i) Any other event occurs that, under the Note or any other Loan Document constitutes a default, breach or Event of Default giving Lender the right to accelerate the maturity of all or any part of the Loan Indebtedness.

     8.2. Remedies. At any time after the occurrence of an Event of Default, Lender shall have all of the following rights and remedies:

          (a) Declare any or all of the Loan Indebtedness to be due and payable immediately.

          (b) Bring a court action to foreclose one or more of the Mortgages, or to enforce its or their provisions or any of the Loan Indebtedness or obligations secured by the Security Documents.

          (c) Cause any or all of the Country Club Properties to be sold under the power of sale granted by the Mortgages in any manner permitted by applicable law.

          (d) Lender or its employees and agents, acting by themselves or through a court-appointed receiver, may enter upon, possess, manage, operate, dispose of, and contract to dispose of any or all of any Country Club Property or any part thereof, and take any and all steps which may be desirable in Lender's judgment to complete any unfinished development and to manage and operate any or all of such Country Club Property, and Lender may apply any rents, security deposits, issues, profits, royalties, income, earnings, revenues, proceeds and other benefits of any or all of such Country Club Property collected by Lender against the Loan Indebtedness without in any way curing or waiving any default or Event of Default hereunder or under any Loan Document; take custody of all accounts; negotiate with governmental authorities with respect to environmental compliance and remedial measures relating to any or all of any Country Club Property; take any action necessary to enforce compliance with environmental provisions, including but not limited to spending rents, security deposits, issues, profits, royalties, income, earnings, revenues, proceeds and other benefits of such Country Club Property collected by Lender to abate or remediate Hazardous Substances; make, terminate, enforce or modify Leases of any or all of any Country Club Property upon such terms and conditions as Lender reasonably deems proper; contract for goods and services, hire agents, employees, and counsel, make repairs, alterations, and improvements to any or all of any Country Club Property necessary, in Lender's reasonable judgment, to protect or enhance the security thereof; incur the risks and obligations ordinarily incurred by owners of property (without any personal obligation on the part of the receiver); and take any and all other actions which may be necessary or reasonably desirable to comply with any Country Club Loan Party's obligations hereunder and under the Loan Documents. All sums realized by Lender under this subsection, less all costs and expenses incurred by it under this subsection, including attorneys' fees, and less such sums as Lender reasonably deems appropriate as a reserve to meet future expenses under this subsection, shall be applied on the Loan Indebtedness in such order as Lender shall determine. Neither application of said sums to said Loan Indebtedness, nor any other action taken by Lender under this subsection, shall cure or waive any Event of Default or notice of default hereunder, or nullify the effect of any such notice of default. Lender, or any employee or agent of Lender, or a receiver appointed by a court, may take any action or proceeding hereunder without regard to (i) the adequacy of the security for the Loan Indebtedness, (ii) the existence of a declaration that the Loan Indebtedness has been declared immediately due and payable, or (iii) the filing of a notice of default.

          (e) With or without notice, and without releasing any Country Club Loan Party from any obligation hereunder, to cure any Event of Default hereunder or under any Loan Document, by any Loan Party or otherwise and, in connection therewith, Lender or its agents, acting by themselves or through a court-appointed receiver, may enter upon any or all of any Country Club Property or any part thereof and perform such acts and things as Lender deems necessary or desirable to inspect, investigate, assess, and protect the security hereof, including without limitation of any of its other rights: (i) to obtain a court order to enforce Lender's right to enter and inspect any or all of any Country Club Property, to which the decision of Lender as to whether there exists a release or threatened release of Hazardous Substances onto or from any such Country Club Property or any portion thereof, shall be deemed reasonable and conclusive as between the parties hereto; and (ii) to have a receiver appointed to enforce Lender's right to enter and inspect any Country Club Property for Hazardous Substances. All costs and expenses incurred by Lender with respect to the audits, tests, inspections, and examinations which Lender or its agents or employees may conduct, including the fees of the engineers, laboratories, contractors, consultants, and attorneys, shall be paid by the Country Club Loan Parties, for which the Country Club Loan Parties shall be jointly and severally liable.

          (f) To seek a judgment that a Country Club Loan Party has breached its covenants, representations and/or warranties concerning Hazardous Substances under Section 1.18 of a Mortgage, by commencing and maintaining an action or actions in any court of competent jurisdiction for breach of contract whether commenced prior to or after foreclosure of the Mortgage, and to seek the recovery of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred by Lender or advanced by Lender relating to the cleanup, remediation or other response action required by applicable law or which Lender reasonably believes necessary to protect any or all of the Country Club Property encumbered by such Mortgage (collectively, the "Environmental Costs"), it being conclusively presumed between Lender and each of the Country Club Loan Parties that all such Environmental Costs incurred or advanced by Lender relating to the cleanup, remediation, or other response action of or to any or all of any Country Club Property were made by Lender in good faith. All Environmental Costs incurred by Lender under this subsection (including, without limitation, court costs, consultant fees and attorneys' fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Default Rate from the date of expenditure until said sums have been paid. Lender shall be entitled to bid, at the sale of any or all of the Country Club Properties held under subsection (c) above, the amount of said costs, expenses and interest in addition to the amount of the other obligations hereby secured as a credit bid, which shall conclusively be deemed to be the equivalent of cash. Each Country Club Loan Party acknowledges and agrees that notwithstanding any terms or provisions contained herein or in the Loan Documents, the Environmental Costs shall be exceptions to any nonrecourse or exculpatory provision of the Loan Documents (as more fully set forth in Section 8.7 hereof), and each Country Club Loan Party, jointly and severally, shall be fully and personally liable for the Environmental Costs hereunder, and such liability shall not be limited to the original principal amount of the obligations secured by the Mortgages, and the Country Club Loan Parties' obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of all or any portion of all or any Country Club Property or any Mortgage. For the purposes of any action brought under this subsection, each Country Club Loan Party hereby waives the defense of laches and any applicable statute of limitations.

          (g) To waive its Lien against any or all of any Country Club Property or any portion thereof, whether fixtures or personal property, to the extent such property is found to be materially environmentally impaired and to exercise any and all rights and remedies of an unsecured creditor against each Country Club Loan Party and all of the assets of each and every Country Club Loan Party for the recovery of any deficiency and Environmental Costs, including, but not limited to, seeking an attachment order. As between Lender and any Country Club Loan Party, such Country Club Loan Party shall have the burden of proving that such Country Club Loan Party or any Related Person (or any Affiliate or agent of such Country Club Loan Party or any Related Person), including, without limitation, any other Country Club Loan Party, was not in any way negligent in permitting the release or threatened release of any Hazardous Substances. Each Country Club Loan Party acknowledges and agrees that notwithstanding any term or provision contained herein or in the Loan Documents, all judgments and awards entered against such Country Club Loan Party under this subsection (g) shall be exceptions to any nonrecourse or exculpatory provision of the Loan Documents (as more fully set forth in Section 8.7 hereof), and such Country Club Loan Party shall be fully and personally liable for all judgments and awards entered against such Country Club Loan Party under this subsection (g) and such liability shall not be limited to the original principal amount of the obligations secured by the Mortgages and such Country Club Loan Party's obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of any or all of the Country Club Properties or any portion thereof or any Mortgage. For the purposes of any action brought under this subsection, each Country Club Loan Party hereby waives the defense of laches and any applicable statute of limitations.

          (h) Exercise any other right or remedy available under law or in equity or pursuant to any Mortgage or any other Security Document.

     8.3. Foreclosure by Power of Sale. For any sale under the power of sale granted by a Mortgage, the holder of such power of sale must record and give all notices required by law and then, upon the expiration of such time as is required by law, may sell any or all of the Country Club Property upon any terms and conditions specified by Lender and permitted by applicable law. Lender or the holder of such power of sale may postpone any sale by public announcement at the time and place noticed for the sale. If the Country Club Property consists of several lots or parcels, Lender in its sole and absolute discretion may designate their order of sale or may elect to sell all of them as an entirety, whether or not any Country Club Loan Party objects. Any Person, including the holder of the power of sale and Lender, may purchase at any sale. Upon any sale, the holder of the power of sale will execute and deliver to the purchaser or purchasers a deed or deeds conveying the property sold, but without any covenant or warranty, express or implied, and the recitals in the deed or deeds of any facts affecting the regularity or validity of the sale will be conclusive against all Persons.

     8.4. Proceeds of Foreclosure Sale. The proceeds of any sale under a Mortgage shall be applied in the manner set forth in such Mortgage.

     8.5. WAIVERS OF MARSHALLING AND OTHER RIGHTS. EACH LOAN PARTY WAIVES ALL RIGHTS TO REQUIRE A MARSHALLING OF ASSETS OR TO OTHERWISE DIRECT THE ORDER IN WHICH ANY OF THE COUNTRY CLUB PROPERTIES WILL BE SOLD IN THE EVENT OF ANY SALE UNDER ANY MORTGAGES OR OTHER LOAN DOCUMENTS AND ALSO ANY RIGHT TO HAVE ANY OF THE COUNTRY CLUB PROPERTIES MARSHALED UPON ANY SALE OR OTHER DISPOSITION. IN ADDITION TO THE FOREGOING, EACH LOAN PARTY WAIVES EACH OF THE FOLLOWING: GRACE, NOTICE OF DEMAND, DISHONOR AND PRESENTMENT; NOTICE OF PROTEST; NOTICE OF INTENTION TO ACCELERATE; NOTICE OF ACCELERATION; NOTICE OF NONPAYMENT OR NONPERFORMANCE; AND ALL DEFENSES GENERALLY, INCLUDING WITHOUT LIMITATION, SURETYSHIP DEFENSES (INCLUDING ANY RIGHTS IT MAY HAVE PURSUANT TO RULE 31 OF THE TEXAS RULES OF CIVIL PROCEDURE, (S)17.001 OF THE TEXAS CIVIL PRACTICE AND REMEDIES CODE AND CHAPTER 34 OF THE TEXAS BUSINESS AND COMMERCE CODE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME); ANY RIGHT TO REQUIRE THAT ANY ACTION BE BROUGHT AGAINST ANY OBLIGOR OR ANY OTHER

PERSON, OR THAT LENDER BE REQUIRED TO ENFORCE, ATTEMPT TO ENFORCE, OR EXHAUST ANY OF ITS RIGHTS, BENEFITS OR OTHER PRIVILEGES UNDER THE LOAN DOCUMENTS, BY LAW OR OTHERWISE, AS A CONDITION PRECEDENT TO BRINGING AN ACTION OR PROCEEDING AGAINST ANY LOAN PARTY UNDER ANY OF THE LOAN DOCUMENTS; OR DILIGENCE IN COLLECTING AND BRINGING SUIT AGAINST ANY LOAN PARTY OR ANY OTHER PARTY NOW OR HEREAFTER LIABLE IN WHOLE OR IN PART FOR ANY LOAN INDEBTEDNESS. EACH LOAN PARTY AGREES TO: ALL EXTENSIONS AND PARTIAL PAYMENTS OF ANY OF THE LOAN INDEBTEDNESS, WITH OR WITHOUT NOTICE, BEFORE OR AFTER MATURITY; ANY SUBSTITUTION, EXCHANGE OR RELEASE OF ANY SECURITY NOW OR HEREAFTER GIVEN FOR THE LOAN INDEBTEDNESS; OR THE RELEASE OF ANY PARTY PRIMARILY OR SECONDARILY LIABLE FOR ALL OR ANY PORTION OF THE LOAN INDEBTEDNESS.

     8.6. REMEDIES ARE CUMULATIVE. ALL REMEDIES CONTAINED IN THE LOAN DOCUMENTS ARE CUMULATIVE AND CONCURRENT AND NOT EXCLUSIVE. LENDER MAY EXERCISE ANY AND ALL REMEDIES CONCURRENTLY AND AS OFTEN AS THE CIRCUMSTANCES REQUIRE. LENDER ALSO SHALL HAVE ALL OTHER REMEDIES PROVIDED BY LAW OR IN ANY OTHER AGREEMENT BETWEEN ANY LOAN PARTY AND LENDER. THE EXERCISE BY LENDER OF ITS REMEDIES SHALL NOT BE CONDITIONED UPON LENDER EXERCISING OR PURSUING ANY OTHER REMEDY NOR SHALL SUCH EXERCISE BE CONDITIONED UPON LENDER BRINGING SUIT TO RECOVER ALL OR ANY PORTION OF THE LOAN INDEBTEDNESS EVIDENCED BY THE PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENT. NO DELAY OR FAILURE BY LENDER TO EXERCISE ANY RIGHT OR REMEDY WILL BE CONSTRUED TO BE A WAIVER OF THAT RIGHT OR REMEDY OR OF ANY DEFAULT OR EVENT OF DEFAULT HEREUNDER OR UNDER ANY LOAN DOCUMENT, BY ANY LOAN PARTY OR OTHERWISE. LENDER MAY EXERCISE ANY ONE OR MORE OF ITS RIGHTS AND REMEDIES AT ITS OPTION WITHOUT REGARD TO THE ADEQUACY OF ITS SECURITY.

     8.7. Nonrecourse. Subject to the exceptions and qualifications stated below, Lender shall not enforce the liability and obligation of any Country Club Loan Party to perform and observe the obligations contained in this Agreement, the Note, or the other Loan Documents, by any action or proceeding, wherein a money judgment shall be sought against such Country Club Loan Party; except, Lender may bring a foreclosure action, an action for specific performance, or any other appropriate action or proceeding to enable Lender to enforce and realize upon the security interests in any of the Country Club Properties and any other Collateral given to Lender pursuant to the Mortgages, any other Security Documents or any other Loan Documents. Provided, however, except as specifically provided below, any judgment in any such action or proceeding shall be enforceable against a Country Club Loan Party only to the extent of its interest in its respective Country Club Property and in any other Collateral given to Lender. Lender agrees that it shall not sue for, seek or demand any deficiency judgment against any Country Club Loan Party in any such action or proceeding under or by reason of or under or in connection with this Agreement, the Note or any other Loan Documents. The provisions of this Section 8.7 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by the Loan Documents; (b) impair the right of Lender to name any Country Club Loan Party as a party defendant in any action or suit for foreclosure and sale under any Mortgage or any other Loan Document; (c) affect the validity or enforceability of any guaranty made in connection with the Loan Documents, including, without limitation, the Guaranty; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any of the Loan Documents; or (f) constitute a waiver of the right of Lender to enforce the liability and obligations of any and all Country Club Loan Parties and CCI, jointly and severally, by money judgment or otherwise, to the extent of any actual loss, damage, cost, expense, liability, claim or other obligation (including reasonable attorneys' fees, including, without limitation, in-house counsel) incurred by Lender or any Affiliate of Lender resulting from:

               (i) waste relating to all or any portion of any of the Country Club Properties; (ii) any bad faith act or omission, the intent of which is to deprive Lender of, or diminish, its security in any of the Collateral, or any portion thereof, or (iii) any fraud or material misrepresentation contained herein or in any of the other Loan Documents;

               (ii) the failure of any Country Club Loan Party to obtain and/or keep in effect insurance as required by the Loan Documents, or any of them, or any Country Club Loan Party's misapplication of any Loss Proceeds received with respect to any Collateral;

               (iii) a breach of or failure to strictly comply with the provisions of Section 1.7 of any Mortgage;

               (iv) wrongful appropriation of income from or attributable to any Collateral or any security deposits;

               (v) the failure to pay any principal or interest payments or other monetary obligations secured by any of the Collateral, or to pay real estate taxes, assessments, operating expenses or insurance premiums relating to any of the Collateral, if and to the extent the gross revenues collected from the Collateral taken as a whole during the period of three hundred sixty five
(365) days immediately preceding the date on which any Country Club Loan Party is deprived of possession of its Country Club Property, either through a foreclosure, the appointment of a receiver or the consummation of a deed in lieu of foreclosure, are available to pay such amounts coming due during such period (giving due credit for the proper payment of any appropriate real estate taxes, assessments, operating expenses or insurance premiums during such period);

               (vi) Any Country Club Loan Party's breach of the Environmental Indemnity to which it is a party or damages or costs (including, without limitation, attorneys' fees (whether for in-house or outside counsel), removal costs and liability to third parties) incurred by Lender as a result of any breach of any of the provisions of Section 1.18 of any of the Mortgages or the presence of any Hazardous Substances in, on, under, from or about any of the Collateral;

               (vii) Any costs or expenses (including reasonable attorneys' fees and disbursements, including without limitation, in-house counsel), incurred or expended by Lender in connection with or incidental to any of the events or situations referenced in any of clauses (i) through (vi) above, inclusive, and any Costs of Enforcement (as defined in the Note).

     Section 9. Miscellaneous Provisions.

     9.1. Assignment. This Agreement shall inure to the benefit of and be binding upon the Country Club Loan Parties, Lender and their respective successors and assigns. Except as otherwise expressly provided herein, no Country Club Loan Party may assign its rights or interests hereunder or under the other Loan Documents. Each Country Club Loan Party hereby consents to the sale of all or any portion of the Loan by Lender from time to time to one or more of its consolidated Subsidiaries or one or more institutional lenders or investors or their affiliates (each a "Loan Assignee") provided (i) Lender or any Affiliate of Lender is at all times the servicer of the Loan, (ii) Lender continues to own not less than 51% of the outstanding Principal Indebtedness, and (iii) such sale to a Loan Assignee does not result in any increased costs to any Country Club Loan Party under any Loan Document. Each Country Club Loan Party at its cost shall furnish to Lender in connection with a proposed sale financial information that is produced in the usual course of business of such Country Club Loan Party as the same may be reasonably required by a Loan Assignee. Notwithstanding the foregoing, each Country Club Loan Party has the right to prepay the amount of the Loan that Lender proposes to sell ("Loan Sale Amount") at the same price that Lender is offering to sell such Loan Sale Amount to a prospective Loan Assignee (the "Loan Sale Price"), without any premium for such prepayment. Lender will give each Country Club Loan Party written notice no later than five (5) Business Days in advance of Lender's intended sale of all or a portion of the Loan to a Loan Assignee, which notice (the "Loan Sale Notice") shall set forth the Loan Sale Amount and the price at which Lender proposes to sell it. If no Country Club Loan Party notifies Lender in writing, on or before the date which is three (3) Business Days after the date on which such Country Club Loan Party is deemed to have received the Loan Sale Notice, of its intent to prepay the portion of the Loan in the amount of the Loan Sale Amount for an amount equal to the Loan Sale Price, Lender may for a period of one hundred eighty (180) days after the end of such three (3) Business Day period sell a portion of the Loan in the amount of the Loan Sale Amount for the Loan Sale Price. If any Country Club Loan Party timely notifies Lender in writing within such three (3) Business Day period that it does intend to pay the Loan Sale Price in prepayment of the Loan Sale Amount, such Country Club Loan Party shall either (a) deliver to Lender with such written notice the Loan Sale Price in cash or immediately available funds, or (b) deposit with Lender along with such written notice an amount equal to one percent (1%) of the Loan Sale Price in cash or immediately available funds (the "Option Consideration") as consideration for an option to prepay the Loan Sale Amount for the Loan Sale Price, which option such Country Club Loan Party shall exercise no later than thirty (30) days from the date of such written notice by delivering to Lender in cash or immediately available funds the amount by which the Loan Sale Price exceeds the Option Consideration. If such Country Club Loan Party fails to pay Lender the Loan Sale Price on or before the end of such thirty (30) day period, Lender shall have no further obligation to permit the Country Club Loan Party to prepay the Loan Sale Amount by paying the Loan Sale Price, Lender shall be entitled to retain the Option Consideration, which shall not be applied to any of the Loan Indebtedness, and at any time from and after the end of such thirty (30) day period Lender shall have the right to sell the Loan Sale Amount for the Loan Sale Price. If such Country Club Loan Party prepays the Loan Sale Amount by timely paying the Loan Sale Price, Lender shall reduce each Country Club Loan by that portion of the Loan Sale Amount as the Principal Indebtedness of such Country Club Loan on the day of prepayment bears to the Principal Indebtedness of the Loan on such date. There shall be no release of Collateral in connection with any prepayment by a Country Club Loan Party of the Loan Sale Amount pursuant hereto.

     9.2. Usury. It is expressly stipulated and agreed to be the intent of the Country Club Loan Parties and Lender at all times to comply with the applicable state law governing the maximum rate or amount of interest payable on the Note (or applicable United States Federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under such state law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Indebtedness, or if Lender's exercise of the option to accelerate the maturity of the Note, or any prepayment by any Country Club Loan Party results in such Country Club Loan Party having paid or Lender having received any interest in excess of that permitted under the Maximum Lawful Rate, then it is the express intent of Lender and each of the Country Club Loan Parties that all excess amounts theretofore collected by Lender be credited on the principal balance of the Note (or, if the Note has been or would thereby be paid in full, refunded to the Country Club Loan Parties), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then the Country Club Loan Parties and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by a Country Club Loan Party that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to the Country Club Loan Party entitled thereto or credit such excess interest against any other Indebtedness then owing to Lender under the Loan Documents. All sums contracted for, charged or received by Lender for the use, forbearance or detention of the Country Club Loans shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Country Club Loans until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Country Club Loans for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. As used herein, the term "Maximum Lawful Rate" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable state laws (or applicable United States Federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under such applicable state law), taking into account all Charges (as herein deemed) made in connection with the transaction evidenced by the Note and the other Loan Documents. As used herein, the term "Charges" shall mean all fees and charges, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to the Note and the other Loan Documents or the Country Club Loans, which are treated as interest under applicable law.

     9.3. Agents. Lender may use one or more agents or mortgage servicers to perform its obligations hereunder or under the other Loan Documents.

     9.4. Cumulative Rights; No Waiver. The rights, powers and remedies of Lender hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between any Country Club Loan Party and Lender relating hereto, at law, in equity or otherwise. Any delay or failure by Lender to exercise any right, power or remedy shall not constitute a waiver thereof by Lender, and no single or partial exercise by Lender of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies. No delay or omission of Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Every right and remedy given by this Section or by law to Lender may be exercised from time to time, and as often as may be deemed expedient by Lender and may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion.

     9.5. Survival of Representations. Each Country Club Loan Party agrees that all of the representations and warranties, covenants and agreements of all Country Club Loan Parties and of CCI set forth herein and in the other Loan Documents and the Guaranty are made as of the date hereof (except as expressly otherwise provided) and shall survive the delivery of the Note and the making of the Loan and continue for as long as any amount remains owing to Lender under this Agreement, the Note or any of the other Loan Documents or the Guaranty. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents or the Guaranty shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

     9.6. Notices to Parties. All notices or other communications hereunder or under any other Loan Document (including without limitation any notices under any Mortgage) by any party to any other party shall be in writing unless otherwise provided for herein and shall be served by (a) personal service; (b) electronic communication, whether by telex, telegram or telecopying; (c) recognized overnight courier service, or (d) registered or certified mail, with postage prepaid (including registration or certification charges), return receipt requested, Any notice or other communication so served upon or sent to the other party in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder on the date which is three (3) Business Days after the same was deposited in a United States Post Office or upon receipt if delivered personally or by a recognized overnight courier service or upon dispatch if sent by electronic means, except that notices of changes of address shall in any event not be effective until actual receipt. Addresses for notices are as listed below. Any party may change the address to which notices are to be sent by notice of such change to the other parties given as provided herein.

               (i)  if to Lender:

                    PACIFIC LIFE INSURANCE COMPANY
                    700 Newport Center Drive
                    Newport Beach, CA 92660
                    Attention: Vice President-Portfolio Management Operations
                    Telephone: (949) 219-3715
                    Telecopier: (949) 219-6570

                    with a copy to:

                    Irell & Manella LLP
                    840 Newport Center Drive, Suite 400
                    Newport Beach, CA 92660
                    Attention: Roy S. Geiger, Esq.
                    Telephone: (949) 760-0991
                    Telecopier: (949) 760-5200

               (ii) if to any Country Club Loan Party:

                    c/o ClubCorp, Inc.
                    3030 LBJ Freeway, Suite 700
                    Dallas, Texas 75234
                    Attention: Treasurer
                    Telephone: (972) 243-6191
                    Telecopier: (972) 888-6239

                    with a copy to:

                    Henslee and Cassidy, L.L.P.
                    3030 LBJ Freeway, Suite 840
                    Dallas, Texas 75234
                    Attention: Thomas T. Henslee, Esq.
                    Telephone: (972) 888-6254
                    Telecopier: (972) 888-6271

     9.7. Jurisdiction Any legal suit, action or proceeding against Lender or any Country Club Loan Party arising out of or relating to this Agreement or the other Loan Documents shall be instituted in any federal or state court in Dallas County, Texas; provided, however, that in the event that such suit affects a Country Club Property located outside the State of Texas, such suit may be filed, in Lender's sole discretion, in the State in which any affected Country Club Property is located. Each Country Club Loan Party hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and each Country Club Loan Party hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.

     9.8. Headings. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     9.9. Modifications in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, or consent to any departure by Lender therefrom, shall be effective unless in writing and signed by Lender and each Country Club Loan Party. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Lender from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.

     9.10. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall constitute one and the same agreement.

     9.11. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     9.12. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS. NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE PARTIES, AND EACH PARTY ACKNOWLEDGES THAT NEITHER THE OTHER PARTY NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTY HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES (1) THAT IT BARGAINED AT ARM'S LENGTH AND IN GOOD FAITH, WITHOUT DURESS, (2) THAT THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS WHATEVER, (3) THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL AND (4) THAT IT HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. EACH PARTY HERETO SPECIFICALLY ACKNOWLEDGES THAT NO OTHER PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 9.12 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

EACH PARTY HERETO FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT SIGNS ITS INITIALS BELOW. THE PARTIES AGREE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH OF THEM TO ENTER INTO THE TRANSACTIONS AND THAT THIS WAIVER SHALL BE EFFECTIVE AS TO ALL OF THE LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.


      INITIALS: REPRESENTATIVE OF COUNTRY CLUB LOAN PARTIES: /s/ Illegible
                                                             -------------


                INITIALS: REPRESENTATIVE OF LENDER: /s/ Illegible
                                                    -------------

     9.13. GOVERNING LAW. THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE MORTGAGES, SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF TEXAS, EXCEPT WITH RESPECT TO MATTERS RELATING TO (I) THE CREATION OF LIENS BY THE MORTGAGES, (II) THE EFFECT OF RECORDATION OF THE MORTGAGES IN THE STATES IN WHICH THE REAL PROPERTIES ENCUMBERED THEREBY ARE LOCATED, AND (III) THE EXERCISE OF RIGHTS AND REMEDIES IN ENFORCING THE LIENS CREATED BY THE MORTGAGES ON THE PROPERTY ENCUMBERED THEREBY CONSTITUTING REAL PROPERTY, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE RESPECTIVE STATES IN WHICH THE RESPECTIVE REAL PROPERTIES ENCUMBERED BY THE MORTGAGES ARE LOCATED. EACH OF THE COUNTRY CLUB LOAN PARTIES ACKNOWLEDGES AND AGREES THAT THE LAWS OF THE STATE OF TEXAS RELATING TO LIMITATIONS ON DEFICIENCIES OR ESTABLISHING THE METHODS BY WHICH DEFICIENCIES ARE TO BE COMPUTED, INCLUDING, WITHOUT LIMITATION, SECTIONS 51.003,
51.004 AND 51.005 OF THE TEXAS PROPERTY CODE, ADDRESS ISSUES ARISING OUT OF THE FORECLOSURE PROCEDURES OF THE STATE OF TEXAS AND ARE THEREFORE INAPPLICABLE TO THE MORTGAGES (OTHER THAN THOSE ENCUMBERING REAL PROPERTIES LOCATED IN THE STATE OF TEXAS, THE MORTGAGORS OF WHICH HAVE WAIVED THE BENEFITS OF SUCH LAWS), AND TO THE ENFORCEMENT THEREOF AND OF THE OBLIGATIONS SECURED THEREBY. IN ADDITION, EACH OF THE COUNTRY CLUB LOAN PARTIES HEREBY ACKNOWLEDGES THAT EACH OF THE COUNTRY CLUB LOAN PARTIES THAT EXECUTED A MORTGAGE ENCUMBERING REAL PROPERTY LOCATED IN TEXAS WAIVED THE BENEFIT OF SUCH LAWS RELATING TO LIMITATIONS ON DEFICIENCIES AND TO ESTABLISHING THE METHODS BY WHICH DEFICIENCIES ARE TO BE CALCULATED, INCLUDING, WITHOUT LIMITATION, SECTIONS 51.003, 51.004 AND 51.005 OF THE TEXAS PROPERTY CODE, PURSUANT TO THE EXPRESS TERMS OF SUCH MORTGAGES AND THIS AGREEMENT. EACH COUNTRY CLUB LOAN PARTY THEREFORE HEREBY WAIVES ALL RIGHTS, DEFENSES AND

BENEFITS SUCH COUNTRY CLUB LOAN PARTY MAY HAVE ARISING UNDER SUCH LAWS LIMITING DEFICIENCIES OR ESTABLISHING THE METHODS BY WHICH DEFICIENCIES ARE TO BE CALCULATED, INCLUDING, WITHOUT LIMITATION, SECTIONS 51.003, 51.004 AND 51.005 OF THE TEXAS PROPERTY CODE, WHICH PROVIDE THAT A BORROWER AND A GUARANTOR OR ANY OTHER PARTY AGAINST WHOM RECOVERY OF DEFICIENCIES IS SOUGHT INDEPENDENTLY (EVEN ABSENT THE INITIATION OF DEFICIENCY PROCEEDINGS AGAINST THEM) HAS THE RIGHT TO PRESENT COMPETENT EVIDENCE OF THE FAIR MARKET VALUE OF THE SECURED PROPERTY AS OF THE DATE OF THE FORECLOSURE SALE AND OFFSET AGAINST ANY DEFICIENCY THE AMOUNT BY WHICH THE FORECLOSURE SALE PRICE IS DETERMINED TO BE LESS THAN SUCH FAIR MARKET VALUE.

     9.14. Offsets and Defenses.

          (a) All payments under this Agreement, the Note, the Mortgages and the other Loan Documents to be made by any Country Club Loan Party shall be made free and clear of and without deduction, offset, abatement, suspension, deferment, diminution or reduction of any kind whatsoever.

          (b) Each Country Club Loan Party waives, to the fullest extent permitted by applicable law, the benefits of California Code of Civil Procedure
Section 431.70, which provides:

     "Where cross-demands for money have existed between persons at any point in time when neither demand was barred by the statute of limitations, and an action is thereafter commenced by one such person, the other person may assert in the answer the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the person's claim would at the time of filing the answer be barred by the statute of limitations. If the cross-demand would otherwise be barred by the statute of limitations, the relief accorded under this section shall not exceed the value of the relief granted to the other party. The defense provided by this section is not available if the cross-demand is barred for failure to assert it in a prior action under Section 426.30. Neither person can be deprived of the benefits of this section by the assignment or death of the other. For the purposes of this section, a money judgment is a 'demand for money' and, as applied to a money judgment, the demand is barred by the statute of limitations when enforcement of the judgment is barred under Chapter 3 (commencing with Section 683.010) of Division I of Title 9."

          (c) Any assignee of Lender's interest in and to this Agreement, the Note, the Mortgages, and the other Loan Documents shall take the same free and clear of all offsets or defenses which are unrelated to this Agreement, the Note, the Mortgages, and the other Loan Documents which any of the Loan Parties may otherwise have against any assignor of this Agreement, the Note, the Mortgages, and the other Loan Documents, and no such unrelated offsets or defense shall be interposed or asserted by such Country Club Loan Party in any action or proceeding brought by any such assignee upon this Agreement, the

Note, the Mortgages and other Loan Documents and any such right to interpose or assert any such unrelated offset or defense in any such action or proceeding is hereby expressly waived by all Loan Parties.

     9.15. Brokers and Financial Advisors. The Country Club Loan Parties hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. The Country Club Loan Parties, jointly and severally, hereby agree to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person of the type specified above that such Person acted on behalf of any Country Club Loan Party in connection with the transactions contemplated herein. The provisions of this
Section 9.15 shall survive the expiration and termination of this Agreement and the repayment of the Loan Indebtedness.

     9.16. No Joint Venture or Partnership. The Country Club Loan Parties and Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between any or all Loan Parties or Related Persons and Lender nor to grant Lender any interest in the Country Club Properties other than that of mortgagee or lender.

     9.17. Conflict; Construction of Documents; Entire Agreement. The parties hereto acknowledge that they were each represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted the same. The Exhibits and Schedules attached hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS, INCLUDING ANY WRITTEN ATTACHMENTS, EXHIBITS AND SCHEDULES REFERRED TO HEREIN OR THEREIN, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY THE EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. Except as otherwise expressly provided in any Loan Documents, to the extent of any conflict or inconsistency between the terms of this Agreement and the terms of any other Loan Document, the terms hereof shall prevail. The terms and provisions of this Agreement and the other Loan Documents (except for the Loan Commitment Letter) also supersede any inconsistent terms in the Loan Commitment Letter; provided, however, that all other terms and conditions of the Loan Commitment Letter and the Loan Parties' obligations thereunder shall survive the execution and delivery of this Agreement, and the other Loan Documents.

     9.18. Waiver of Notice. No Country Club Loan Party shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to such Country Club Loan Party and except with respect to matters for which such Country Club Loan Party is not, pursuant to applicable Requirements of Law, permitted to waive the giving of notice.

     9.19. Amendments/Release. Each Country Club Loan Party hereby consents and agrees that Lender may at any time, and from time to time, without notice to or further consent from any Country Club Loan Party and either with or without consideration do any one or more of the following, all without affecting the agreements contained herein or the liability of any Country Club Loan Party for the Loan Indebtedness: (a) release any Guarantor or any other Country Club Loan Party hereunder; (b) surrender without substitution any Collateral of any kind or nature whatsoever held by it, or by any Person on its behalf or for its account, securing the Loan or any other Loan Indebtedness; (c) modify the terms of any document evidencing, securing or setting forth the terms of the Loan or any other Loan Indebtedness with any one or more of the other Loan Parties; (d) grant releases, compromises and indulgences with respect to the Loan or any of the other Loan Indebtedness or any Persons now or hereafter liable thereon; or
(e) take or fail to take any action of any type whatsoever with respect to the Loan or any other Loan Indebtedness.

     9.20. Waivers. Each Loan Party hereby waives and agrees not to assert or take advantage of any defense based upon:

          (a) The incapacity, lack of authority, death or disability of Guarantor or any other Loan Party or any other Person;

          (b) The failure of Lender to commence an action against Guarantor, any other Loan Party or any other Person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy whatsoever at any time;

          (c) Any duty on the part of Lender to disclose to such Loan Party any facts it may now or hereafter know regarding Guarantor, any other Loan Party, or any Country Club Property or other Collateral, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which such Loan Party intends to assume or has reason to believe that such facts are unknown to such Loan Party, each Loan Party acknowledging that it is fully responsible for being and keeping informed of the financial condition and affairs of Guarantor, each other Loan Party, each Country Club Property and all other Collateral;

          (d) Except such notices as are expressly required by the Loan Documents with respect to such Loan Party, lack of notice of default, demand of performance or notice of acceleration to any Loan Party including Guarantor or any other Person with respect to the Loan or the Loan Indebtedness;

          (e) The adequacy of consideration for this Agreement;

          (f) Any acts or omissions of Lender which vary, increase or decrease the risk of such Loan Party or any other Loan Party including Guarantor;

          (g) Any statute of limitations affecting the liability of any Loan Party including Guarantor or any other Person or guarantor under the Loan Documents, or the enforcement hereof or thereof, to the extent permitted by law;

          (h) The application by any other Loan Party of the proceeds of its Country Club Loan for purposes other than the purposes represented by such Loan Party to Lender or intended or understood by Lender or any Loan Party;

          (i) An election of remedies by Lender, including, without limitation, an election to proceed by nonjudicial foreclosure (or UCC sale) rather than judicial foreclosure, with respect to security which destroys or otherwise impairs such Loan Party's rights of subrogation and reimbursement against any other Loan Party including Guarantor by the operation of any State or Federal law, judicial decision at law or in equity or otherwise, including, without limitation, by the operation of Section 580(d) of the California Code of Civil Procedure, to the extent applicable;

          (j) Any right to a fair value hearing with respect to the Country Club Property of such Loan Party under any State or Federal law or judicial decision, at law or in equity, or otherwise (including, but not limited to, under the provisions of Sections 51.003, 51.004 and 51.005 of the Texas Property Code, as the same may be amended from time to time), to determine the size of any deficiency under the Loan or the amount of the Loan secured by the remaining Collateral following a foreclosure with respect to any portion of the Collateral;

          (k) Any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of a principal obligor, including, without limitation, to the fullest extent permitted by law, all rights and benefits under Section 2809 of the California Civil Code;

          (1) Lender's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b) (2) of the Federal Bankruptcy Code or any successor statute;

          (m) Any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code;

          (n) The benefit of all laws now existing or that hereafter may be enacted providing for any appraisement before or after sale of any portion of the Collateral, or for rights of redemption, valuation, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of any Liens upon any of the Collateral;

          (o) The benefit of all laws now existing or that may be hereafter enacted in any way extending the time for the enforcement or the collection of the Note or any Indebtedness evidenced thereby or creating or extending a period of redemption from any sale made in collecting any of the Loan Indebtedness;

          (p) The right to require Lender to proceed against any other Loan Party including Guarantor or any other Person liable on the Note (including, without limitation, pursuant to Arizona Revised Statute (S) 12-1641 or otherwise), to proceed against or exhaust any security held from any other Person, or to pursue any other remedy in Lender's power whatsoever;

          (q) Any defense arising by reason of any disability or other defense of any other Person liable on the Note or by reason of the cessation from any cause whatsoever (including without limitation, any intervention or omission by Lender) of the liability, either in whole or in part, of any other Person liable on the Note to Lender for the Loan Indebtedness.

          (r) Any rights and defenses arising by reason of the fact that the Indebtedness is secured by real property, which may mean among other things: (A) If Lender forecloses on any Mortgage (1) the amount of the debt may be reduced only by the price for which the Country Club Property covered by such Mortgage is sold at the foreclosure sale (the "Foreclosed Property"), even if the Foreclosed Property is worth more than the sale price; and (2) following such foreclosure of the Foreclosed Property, Lender may collect from every other Loan Party and from the other Country Club Properties even if Lender, by foreclosing on the Foreclosed Property, has destroyed any right the other Loan Parties may have to collect against the Loan Party that owned the Foreclosed Property or from any other Loan Parties or any of their real or personal property, and (B) Any rights and defenses based upon the operation of Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and

          (s) Any suretyship defenses (including, but not limited to, rights pursuant to Rule 31, the Texas Rules of Civil Procedure, (S) 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as the same may be amended from time to time); and

          (t) Any defense that might otherwise be available to the any Loan Party under California Civil Code Sections 2787-2855 inclusive, 2899, and 3433.

If any law referred to in this Section 9.20 and now in force, of which any Loan Party or any Loan Party's representatives, successors, heirs, legatees, devisees, assigns, beneficiaries, conservators, administrators, guardians, or other Person might take advantage despite this Section 9.20, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section.

     9.21. Authorization. Each Country Club Loan Party authorizes Lender, whether before or after revocation, and without notice or demand and without affecting its liability hereunder, from time to time to:

          (a) To create new indebtedness or renew, compromise, extend, increase, accelerate and otherwise change the time for payment of, or otherwise change the terms of, the Note, or any part thereof, including increasing or decreasing the rate of interest thereon;

          (b) Take and hold security for the payment of the Note, perfect such security or refrain from perfecting such security, whether or not such security is required as a condition to the making of the Loan, and exchange, enforce, waive or release (whether intentionally or unintentionally), any such security or any part thereof, purchase such security at a public or private sale, and apply any such security and direct the order or manner of sale thereof as Lender in its discretion may determine; and

          (c) Settle, release, compromise with, or substitute any one or more endorsers, guarantors and/or other obligors of the Note, including, without limitation, any other Country Club Loan Party or the Guarantor.

     9.22. Expense Reimbursement and Direct Payment.

          (a) Upon execution of this Agreement, the Country Club Loan Parties shall, jointly and severally, pay to Lender the amount necessary to reimburse Lender in full for all of its out-of-pocket costs and expenses of every nature incurred on or prior to execution of this Agreement in connection with the Loan.

          (b) Following the execution of this Agreement, the Country Club Loan Parties shall from time to time, on demand, jointly and severally be obligated to and shall reimburse Lender for, and hereby agree to indemnify Lender against, all liabilities, claims, debts, losses, demands, actions, suits, charges, reasonable attorneys' fees, reasonable consultants' fees and other expenses incurred or suffered by Lender (i) in the exercise of its powers, rights and duties hereunder and in enforcement and administration of the Loan, including, without limitation, protecting Lender's security for the Loan, and payment of obligations of any and all Country Club Loan Parties which Lender may make, (ii) in connection with any Loan Party's (or lessee's under any Lease) negligence or willful misconduct or default under the Loan Documents, (iii) in connection with any construction or Improvements on any Country Club Property or any injury to any person or property on any Country Club Property, and (iv) in connection with any refinancing of or restructuring of the Loan, including, but not limited to, extensions, renewals, revisions or "workouts", or if any bankruptcy, insolvency or debtor-relief proceeding is commenced by or against any Country Club Loan Party, the fees and expenses of legal counsel for Lender incurred in connection therewith, including, but not limited to, attendance of such counsel at meetings of creditors for the consideration of such proceedings, shall be recoverable from the Country Club Loan Parties, jointly and severally, upon demand; provided, however, that no Country Club Loan Party shall be under any obligation to indemnify Lender against any liabilities, claims, debts, losses, demands, actions, suits, charges, attorneys' fees, consultants' fees, and other expenses determined by a final judgment of a court of competent jurisdiction to result from gross negligence or willful misconduct on the part of Lender.

          (c) The Country Club Loan Parties shall be jointly and severally obligated to and shall reimburse Lender for all of Lender's reasonable out-of-pocket costs and expenses associated with the review of any releases of any Collateral and all related documents, instruments and reports, together with any reasonable sums expended for inspections and investigations of Real or Personal Property and in funding the advance of Loan proceeds, including without limitation, all reasonable legal and consultant fees and costs and all title, recording and escrow costs and expenses, in each case, regardless of whether Lender shall have advanced any sums to any one or more of the Country Club Loan Parties or released any Collateral in connection with any request for release.

          (d) In the event that any Country Club Loan Party fails, within five
(5) days after Lender's demand therefor to pay to Lender any sum advanced or expense incurred by Lender pursuant this Agreement or under the other Loan Documents which is reimbursable by any Country Club Loan Party under the terms of this Agreement or any other Loan Document, the amount of such advance or expense shall bear interest from the sixth (6th) day after such Lender's demand at the Default Rate; provided, however, that this provision shall be in addition to all other rights and remedies of Lender hereunder and under the other Loan Documents and shall not be deemed to limit Lender's right to compel prompt performance hereunder or thereunder.

     9.23. INTENTIONALLY DELETED.

     9.24. Gleneagles Obligations and Lost Creek Obligations. The Gleneagles Obligations and Lost Creek Obligations shall cease to be secured by the Mortgages, and no later than five (5) Business Days following delivery to Lender of a written request by the Country Club Borrowers, Lender shall confirm in writing that the Gleneagles Obligations and Lost Creek Obligations shall cease to be secured by the Mortgages, on the later to occur of the following (i) November 1, 2003 or (ii) the date on which all the Post-Closing Items on the Post-Closing Items List have been completed to the reasonable satisfaction of Lender or (iii) Lender shall have received a written reaffirmation of any and all guarantees of the Gleneagles Obligations, the Lost Creek Obligations and the Loan in form and substance reasonably satisfactory to Lender pursuant to which any guarantor under any such guaranty shall have reaffirmed its obligations under any such guaranty following the cessation of the Gleneagles Obligations and Lost Creek Obligations being secured by the Mortgages, unless prior to such date Lender has made one or more additional loans to the Gleneagles Borrower and/or the Lost Creek Borrower on the terms and conditions acceptable to Lender in its sole discretion and to the Gleneagles Borrower and Lost Creek Borrower in their respective sole discretion. Lender shall have no obligation to make any additional loans to the Gleneagles Borrower or the Lost Creek Borrower, and the Gleneagles Borrower and Lost Creek Borrower shall have no obligation to borrower additional sums from Lender, except on terms and conditions satisfactory to each such Person in its sole discretion.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                     LENDER:

                                     PACIFIC LIFE INSURANCE COMPANY,
                                     a California corporation


                                     By: /s/ C.S. Dillion
                                         ---------------------------------------
                                     Name: C.S. Dillion
                                           -------------------------------------
                                     Title: Vice President
                                            ------------------------------------


                                     By: /s/ John Waldeck
                                         ---------------------------------------
                                     Name: JOHN WALDECK
                                           -------------------------------------
                                     Title: Assistant Secretary
                                            ------------------------------------


                                     COUNTRY CLUB LOAN PARTIES:

                                     BRAEMAR COUNTRY CLUB, INC.,
                                     a California corporation


                                     By: /s/ John M. Massey, III
                                         ---------------------------------------
                                     Name: John M. Massey, III
                                           -------------------------------------
                                     Its: Vice President
                                          --------------------------------------


                                     BROOKHAVEN COUNTRY CLUB, INC.,
                                     a Texas corporation


                                     By: /s/ John M. Massey, III
                                         ---------------------------------------
                                     Name: John M. Massey, III
                                           -------------------------------------
                                     Its: Vice President
                                          --------------------------------------


                                     FAIR OAKS CLUB CORP.,
                                     d/b/a Fair Oaks Ranch Golf &
                                     Country Club,
                                     a Texas corporation


                                     By: /s/ John M. Massey, III
                                         ---------------------------------------
                                     Name: John M. Massey, III
                                           -------------------------------------
                                     Its: Vice President
                                          --------------------------------------

                                     IRVING CLUB ACQUISITION CORP.,
                                     d/b/a Las Colinas Country Club,
                                     a Texas corporation


                                     By: /s/ John M. Massey, III
                                         ---------------------------------------
                                     Name: John M. Massey, III
                                           -------------------------------------
                                     Its: Vice President
                                          --------------------------------------


                                     NEW ENGLAND COUNTRY CLUB
                                     MANAGEMENT, INC.,
                                     d/b/a Ipswich Country Club,
                                     a Massachusetts corporation


                                     By: /s/ John M. Massey, III
                                         ---------------------------------------
                                     Name: John M. Massey, III
                                           -------------------------------------
                                     Its: Vice President
                                          --------------------------------------


                                     RICHARDSON COUNTRY CLUB CORP.,
                                     d/b/a/ Canyon Creek Country Club,
                                     a Texas corporation


                                     By: /s/ John M. Massey, III
                                         ---------------------------------------
                                     Name: John M. Massey, III
                                           -------------------------------------
                                     Its: Vice President
                                          --------------------------------------


                                     AKRON MANAGEMENT CORP.,
                                     d/b/a Firestone Country Club,
                                     an Ohio corporation


                                     By: /s/ John M. Massey, III
                                         ---------------------------------------
                                     Name: John M. Massey, III
                                           -------------------------------------
                                     Its: Vice President
                                          --------------------------------------


                                     GRANCH GOLF CLUB, INC.,
                                     d/b/a Gainey Ranch Golf Club,
                                     an Arizona corporation


                                     By: /s/ John M. Massey, III
                                         ---------------------------------------
                                     Name: John M. Massey, III
                                           -------------------------------------
                                     Its: Vice President
                                          --------------------------------------

                                     HACKBERRY CREEK COUNTRY CLUB, INC.,
                                     a Texas corporation


                                     By: /s/ John M. Massey, III
                                         ---------------------------------------
                                     Name: John M. Massey, III
                                           -------------------------------------
                                     Its: Vice President
                                          --------------------------------------


                                     WALNUT CREEK MANAGEMENT CORPORATION, d/b/a
                                     Walnut Creek Country Club,
                                     a Texas corporation


                                     By: /s/ John M. Massey, III
                                        ----------------------------------------
                                     Name: John M. Massey, III
                                           -------------------------------------
                                     Its: Vice President
                                          --------------------------------------


                                     KINGWOOD COUNTRY CLUB, INC.,
                                     d/b/a Atascocita Country Club,
                                     dba Deerwood Country Club,
                                     a Texas corporation


                                     By: /s/ John M. Massey, III
                                        ----------------------------------------
                                     Name: John M. Massey, III
                                           -------------------------------------
                                     Its: Vice President
                                          --------------------------------------


                                     OAK POINTE COUNTRY CLUB, INC.,
                                     a Michigan corporation


                                     By: /s/ John M. Massey, III
                                        ----------------------------------------
                                     Name: John M. Massey, III
                                           -------------------------------------
                                     Its: Vice President
                                          --------------------------------------


                                     CLUBCORP GOLF OF FLORIDA, L.L.C.,
                                     d/b/a East Lake Woodlands Country Club,
                                     a Delaware limited liability company


                                     By: FFFC Golf Acquisitions, L.L.C.,
                                         a De1aware limited liability company,
                                         its sole member


                                     By: /s/ John M. Massey, III
                                        ----------------------------------------
                                     Name: John M. Massey, III
                                           -------------------------------------
                                     Its: Vice President
                                          --------------------------------------

                                     CLUBCORP GOLF OF TEXAS, L.P., d/b/a Trophy club Country Club, The Clubs at Stonebridge Ranch and The Clubs of Lakeway, d/b/a The Hills Country Club, a Texas limited partnership


                                     By: ClubCorp Gen Par of Texas, L.L.C.,
                                         a Delaware limited liability company,
                                         its general partner


                                     By: /s/ John M. Massey, III
                                        ----------------------------------------
                                     Name: John M. Massey, III
                                           -------------------------------------
                                     Its: Vice President
                                          --------------------------------------


                                     PORTER VALLEY COUNTRY CLUB, INC.,
                                     a California  corporation


                                     By: /s/ John M. Massey, III
                                        ----------------------------------------
                                     Name: John M. Massey, III
                                           -------------------------------------
                                     Its: Vice President
                                          --------------------------------------


                                     SAN FRANCISCO TENNIS CLUB, INC.,
                                     a California corporation


                                     By: /s/ John M. Massey, III
                                        ----------------------------------------
                                     Name: John M. Massey, III
                                           -------------------------------------
                                     Its: Vice President
                                          --------------------------------------